Filed Pursuant to Rule 424(b)(5)

Registration No. 333-215610

Prospectus Supplement

(To Prospectus dated January 18, 2017)

$60,000,000

4.70% Fixed-to-Floating Rate Subordinated Notes due October 1, 2029

We are offering $60.0 million aggregate principal amount of our 4.70% Fixed-to-Floating Rate Subordinated Notes due October 1, 2029, referred to herein as the “Notes.” The Notes will mature on October 1, 2029. From and including September 27, 2019 to, but excluding, October 1, 2024, the Notes will bear interest at a fixed annual interest rate equal to 4.70%, payable semi-annually in arrears on each April 1 and October 1, commencing April 1, 2020. From and including October 1, 2024 to, but excluding, the maturity date or the date of earlier redemption, the interest rate will reset quarterly to an annual interest rate equal to Three-month LIBOR (as defined herein) plus a spread of 313 basis points (3.13%), payable quarterly in arrears on each January 1, April 1, July 1 and October 1, beginning on October 1, 2024. Notwithstanding the foregoing, in the event that Three-month LIBOR is less than zero, then Three-month LIBOR shall be deemed to be zero.

We may, at our option, beginning with the interest payment date of October 1, 2024 and on any interest payment date thereafter, redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest to, but excluding, the date of redemption. The Notes will not otherwise be redeemable by us prior to maturity, unless certain events occur, as described under “Description of the Notes—Optional Redemption and Redemption Upon Special Events” on page S-36 of this prospectus supplement. Any redemption of the Notes prior to maturity will be subject to the receipt of the approval of the Board of Governors of the Federal Reserve System, or the Federal Reserve, to the extent then required under applicable laws or regulations, including capital regulations. The Notes will not be convertible or exchangeable.

There is no sinking fund for the Notes. The Notes will be unsecured and subordinated in right of payment to the payment of our existing and future senior indebtedness, including all of our general creditors, and will be structurally subordinated to all of our subsidiaries’ existing and future indebtedness and other obligations. The Notes are obligations of ours, Allegiance Bancshares, Inc., only and are not obligations of, and are not guaranteed by, any of our subsidiaries, including our bank subsidiary, Allegiance Bank. The holders of the Notes may be fully subordinated to interests held by the U.S. government in the event that we enter into a bankruptcy, receivership, insolvency, liquidation, or similar proceeding.

Currently, there is no public trading market for the Notes. We do not intend to list the Notes on any securities exchange or to have the Notes quoted on a quotation system.

	Per Note	Total
Public offering price(1)	100.00%	$60,000,000
Underwriting discount(2)	1.50%	$900,000
Proceeds to us, before expenses	98.50%	$59,100,000

(1)Plus accrued interest, if any, from the original issue date.

(2)	We will also reimburse the underwriters for certain expenses incurred in this offering. See “Underwriting” in this prospectus supplement for details.

Investing in the Notes involves risk, including that the interest rate on the Notes during the floating period may be determined based on a rate other than Three-month LIBOR. You should refer to “Risk Factors” beginning on page S-12 of this prospectus supplement, on page 5 of the accompanying prospectus and the risk factors beginning on page 14 of our Annual Report on Form 10-K for the year ended December 31, 2018, which is incorporated by reference herein, and carefully consider that information before investing in the Notes.

The Notes are not savings accounts, deposits or other obligations of Allegiance Bank or any of our nonbank subsidiaries. The Notes are not insured or guaranteed by the Federal Deposit Insurance Corporation, or the FDIC, or any other governmental agency or public or private insurer.

Neither the Securities and Exchange Commission, or the SEC, nor any state securities commission has approved or disapproved of the Notes or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the Notes to purchasers in book-entry form only through the facilities of The Depository Trust Company, or the DTC, and its direct participants, against payment therefor in immediately available funds, on or about September 27, 2019, which is the fifth business day following the date of pricing the Notes (such settlement being referred to as “T+5”). See “Underwriting” beginning on page S-55 of this prospectus supplement for details.

Sole Book-Running Manager

Keefe, Bruyette & Woods
A Stifel Company

Co-Managers

Raymond James	Sandler O’Neill + Partners, L.P.	Stephens Inc.

Prospectus Supplement dated September 20, 2019

TABLE OF CONTENTS

Prospectus Supplement

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus supplement and the accompanying prospectus to “Allegiance,” “the Company,” “we,” “our,” “ours,” and “us” or similar references refer to Allegiance Bancshares, Inc. and its subsidiaries, including our wholly-owned bank subsidiary, Allegiance Bank, which is sometimes referred to as the “Bank.”

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and certain other matters relating to us and our financial condition, and it adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, dated January 18, 2017, which provides more general information about the securities that we may offer from time to time, some of which may not apply to this offering. You should read carefully both this prospectus supplement and the accompanying prospectus in their entirety, together with additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” before investing in the Notes.

If the information set forth in this prospectus supplement differs in any way from the information set forth in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement. If the information conflicts with any statement in a document that we have incorporated by reference, then you should consider only the statement in the more recent document. You should not assume that the information appearing in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference into those documents is accurate as of any date other than the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.

We have not authorized anyone to provide any information other than that contained or incorporated by reference into this prospectus supplement or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement may be used only for the purpose for which it has been prepared.

Neither this prospectus supplement nor the accompanying prospectus constitutes an offer, or an invitation on our behalf or on behalf of the underwriters, to subscribe for and purchase any of the securities and may not be used for or in connection with an offer or solicitation by anyone in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

The information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus is not investment, legal or tax advice. You should consult your own legal counsel, accountants and other advisers for legal, tax, business, financial and related advice before investing in the Notes.

S-ii

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings with the SEC are available to the public through the SEC’s website at www.sec.gov. Our annual, quarterly and current reports and amendments to those reports are also available at our website at www.allegiancebank.com. All Internet addresses provided in this prospectus supplement or in the accompanying prospectus are for informational purposes only and are not intended to be hyperlinks. In addition, the information on, or accessible through, our website, or any other website described herein, is not a part of, and is not incorporated or deemed to be incorporated by reference in, this prospectus supplement or the accompanying prospectus or other offering materials.

We also have filed the registration statement with the SEC relating to the securities offered by this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus are part of that registration statement. You may obtain from the SEC copies of the registration statement and the related exhibits that we filed with the SEC when we registered such securities. The registration statement may contain additional information that may be important to you.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus supplement. This means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is an important part of this prospectus supplement; and information that we file subsequently with the SEC will automatically update this prospectus supplement. We incorporate by reference the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, after the date of this prospectus supplement; provided, however, that we are not incorporating any information that is deemed “furnished” in accordance with the SEC’s rules, including, but not limited to, information furnished under either Item 2.02 or Item 7.01 of any Current Report on Form 8-K and corresponding information furnished under Item 9.01 as an exhibit thereto:

•

our Annual Report on Form 10-K for the year ended December 31, 2018, filed on March 11, 2019 (including those portions of our definitive proxy statement on Schedule 14A relating to our 2019 Annual Meeting of Shareholders, which was filed on March 15, 2019, to the extent incorporated by reference in Part III of such Annual Report on Form 10-K);

•	our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2019, filed on May 6, 2019, and for the quarter ended June 30, 2019, filed on August 1, 2019;
•	our Current Reports on Form 8-K filed on January 29, 2019, February 4, 2019, April 30, 2019, July 26, 2019 (earlier filing only), September 11, 2019 and September 20, 2019; and
•

the description of our common stock contained on our Form 8-A Registration Statement  filed pursuant to Section 12(g) of the Exchange Act, on October 6, 2015 (File No. 001-37585), as amended from time to time, including any amendment or report filed with the SEC for purposes of updating such description.

S-iii

Any statement contained in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

We will provide to each person to whom a prospectus supplement is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus supplement but not delivered with the prospectus. You can obtain copies of the documents incorporated by reference in this prospectus supplement, at no cost, by writing or calling us at the following address and telephone number:

Allegiance Bancshares, Inc.
8847 West Sam Houston Parkway N, Suite 200
Houston, Texas 77040
Attention: Investor Relations
Telephone: (281) 894-3200

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. Neither we nor any underwriters, dealers or agents have authorized anyone else to provide you with additional or different information.

You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, any free writing prospectus with respect to the offering filed by us with the SEC and the documents incorporated by reference herein and therein is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

S-iv

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, including the documents that we incorporate by reference, contains forward-looking statements within the meaning of such term in the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act), with respect to our financial condition, results of operations, plans, objectives, future performance and business. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of our management and on information currently available to our management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “bode,” “predict,” “suggest,” “project,” “appear,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should,” “likely,” or other similar expressions. Additionally, all statements in this prospectus supplement, including forward-looking statements, speak only as of the date they are made, and we undertake no obligation to update any statement in light of new information or future events. All forward-looking statements are qualified in their entirety by reference to the risk factors discussed in this prospectus supplement, the prospectus or discussed in the documents incorporated by reference in this prospectus supplement.

Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. The factors that could have a material adverse effect on our operations and future prospects are detailed in the “Risk Factors” section included under Item 1A. of Part I of our Annual Report on Form 10-K for the year ended December 31, 2018, in the “Risk Factors” section of this prospectus supplement beginning on page S-12 and in the “Risk Factors” section of the accompanying prospectus beginning on page 5. In addition, there are other factors that may impact any public company, including ours, which could have a material adverse effect on our operations and future prospects.

These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.

S-v

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere in, or incorporated by reference into, this prospectus supplement. Because this is a summary, it may not contain all of the information that is important to you in making your investment decision. You should carefully read this entire prospectus supplement and the accompanying prospectus, as well as the information to which we refer you and the information incorporated by reference herein, before deciding whether to invest in the Notes. You should pay special attention to the information contained under the caption entitled “Risk Factors” in this prospectus supplement and in the accompanying prospectus and under the “Risk Factors” section included as Item 1A. of Part I of our Annual Report on Form 10-K for the year ended December 31, 2018 to determine whether an investment in the Notes is appropriate for you.

Company Overview

We are a Texas corporation and a registered bank holding company headquartered in Houston, Texas. Our wholly-owned subsidiary, Allegiance Bank (the “Bank”), is a Texas-chartered banking association, the deposits of which are insured by the FDIC’s Deposit Insurance Fund up to applicable legal limits. The Bank is not a member of the Federal Reserve System; therefore, it is subject to ongoing and comprehensive supervision, regulation, examination and enforcement by the Texas Department of Banking and the FDIC.

We provide a diversified range of commercial banking services primarily to small to medium-sized businesses within the Houston region, which we define as the Houston-The Woodlands-Sugar Land and Beaumont-Port Arthur metropolitan statistical areas, professionals and individual customers.  Our objective is to grow and strengthen our community banking franchise by deploying our super-community banking strategy and pursuing select strategic acquisitions in the Houston region. Our super-community banking strategy is designed to foster strong customer relationships while benefitting from a platform and scale that is competitive with larger regional and national banks.  We believe this strategy presents a significant market advantage when serving small to medium sized-business customers and further enables us to attract talented bankers. We are positioning the Bank to be a leading provider of personalized commercial banking services by emphasizing the strength and capabilities of local bank office management and providing superior customer service. We have made the strategic decision to focus on the Houston region because of our deep roots and experience operating through a variety of economic cycles in this large and vibrant market.

Super-community banking strategy. We focus on establishing personal relationships with customers through superior service, which we provide through responsive decision-making and empowering personnel to respond quickly to customers’ needs. We focus on lending to and banking with small to medium-sized businesses, for which we believe loans can be priced on terms that are more attractive to us than we would achieve by lending to larger businesses. We operate full-service decentralized branches and employ lenders with strong underwriting credentials who we authorize to make loan and underwriting decisions at the branch level up to prescribed limits. We support our branch operations with a centralized credit approval process for larger credit relationships, loan operations, information technology, core data processing, accounting, finance, treasury and treasury management support, deposit operations and executive/board oversight. Our strategy emphasizes community involvement by our directors, officers and employees, which further allows us to be responsive in developing products and services. This approach produces clear competitive advantages by delivering an extraordinary customer experience and fostering a culture dedicated to achieving both superior external and internal service levels.

Through our full-service banking locations and our website at www.allegiancebank.com, we offer a broad array of deposit products and services, including checking accounts, commercial savings, savings accounts, other time deposits of various types, ranging from daily money market accounts to longer-term certificates of deposit, cash management services, electronic banking services and online bill payment. We also offer a wide array of loan products, such as commercial loans, loans to small businesses guaranteed by the Small Business Administration, mortgage loans, home equity loans, personal and automobile loans, among others, specifically designed for small to medium-sized businesses and companies, professionals and individuals generally located within Texas and primarily the Houston region. At June 30, 2019, we had consolidated total assets of $4.79 billion, net loans of $3.83 billion, total deposits of $3.86 billion and consolidated total shareholders’ equity of $704.7 million. At June 30, 2019, the Bank was considered a “well-capitalized” financial institution for regulatory capital purposes.

Our common stock is listed for trading on the NASDAQ Global Market under the symbol “ABTX.” Our executive offices are located at 8847 West Sam Houston Parkway N, Suite 200, Houston, Texas 77040, and our telephone number is (281) 894-3200. Our website address is www.allegiancebank.com. Additional information about us and our subsidiaries is included in the documents incorporated by reference in this prospectus supplement under the heading “Incorporation of Certain Documents by Reference”.

THE OFFERING

The following summary contains basic information about the Notes and is not complete. It does not contain all the information that may be important to you. For a more complete understanding of the Notes, you should read the section of this prospectus supplement entitled “Description of the Notes” and the section of the accompanying prospectus entitled “Description of Debt Securities.”

Issuer:	Allegiance Bancshares, Inc.
Securities Offered:	4.70% Fixed-to-Floating Rate Subordinated Notes due 2029
Aggregate Principal Amount:	$60,000,000
Issue Price:	100%
Maturity Date:	The Notes will mature on October 1, 2029.
Interest Rate:

From and including the issue date to, but excluding, October 1, 2024, a fixed per annum rate of 4.70%. From and including October 1, 2024 to, but excluding, the maturity date or the date of earlier redemption, a floating per annum rate equal to Three-month LIBOR, determined on the determination date of the applicable interest period, plus a spread of 313 basis points (3.13%); provided, however, in the event that Three-month LIBOR is less than zero, then Three-month LIBOR shall be deemed to be zero. For any determination date, “Three-month LIBOR” means the offered rate for deposits in U.S. dollars having a maturity rate of three months that appears on the Designated LIBOR page (as defined below) as of  11:00 a.m., London time, on the LIBOR Determination Date (as defined below) related to such interest period; provided, however, that if no such rate appears on the Designated LIBOR Page as of 11:00 a.m., London time, on the LIBOR Determination Date, then the rate for that interest period will be determined by such alternate method as provided in the indenture (as defined in “Description of the Notes” in this prospectus supplement).

If the calculation agent determines that a Benchmark Transition Event and its related Benchmark Replacement Date (each as defined below) have occurred with respect to Three-month

LIBOR or the then-applicable benchmark rate, then the provisions under the heading “Description of the Notes—Effect of Benchmark Transition Event”, which are referred to herein as the benchmark transition provisions, will thereafter apply to all determinations of the floating rate of the Notes for each interest period during the floating rate period. In accordance with the benchmark transition provisions, after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the interest rate payable on the Notes will transition to an alternative benchmark rate, which is currently expected to be Term SOFR, a forward-looking term rate for a tenor of three months that will be based on the secured overnight financing rate (“SOFR”).

We will appoint, in our sole discretion, an initial calculation agent prior to October 1, 2024. In addition, we or an affiliate of ours may assume the duties of the calculation agent.

Interest Payment Dates:	Until, but excluding October 1, 2024, interest on the Notes will be payable on April 1 and October 1 of each year, commencing April 1, 2020.

From and including October 1, 2024 to October 1, 2029, interest will be payable on the Notes on January 1, April 1, July 1 and October 1 of each year, beginning on October 1, 2024.

On the maturity date or a date of earlier redemption, interest will be paid to, but excluding, such date.

Record Dates:	The record date for the Notes is the fifteenth day immediately preceding the applicable interest payment date.
Day Count Convention:

Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months to, but excluding, October 1, 2024 and, thereafter, on the basis of the actual number of days in the relevant interest period divided by 360.

No Guarantees:

The Notes are not guaranteed by any of our subsidiaries, including the Bank. As a result, the Notes will be structurally subordinated to the liabilities of our subsidiaries as discussed below under “Ranking.”

Ranking:

The Notes offered by this prospectus supplement will be issued by the Company under an indenture, dated as of September 20, 2019, between the Company and U.S. Bank National Association, as trustee, which we refer to as the trustee, as amended and supplemented by a first supplemental indenture, to be dated as of September 27, 2019, between the Company and the trustee. We refer to the subordinated indenture, as amended and supplemented by the first supplemental indenture, as the indenture.

The Notes will be our unsecured, subordinated obligations and:
•

will rank junior in right of payment and upon our liquidation to any of our existing and all future Senior Indebtedness (as defined in the indenture and as discussed under “Description of the Notes—Subordination of the Notes” in this prospectus supplement);

•	will rank junior in right of payment and upon our liquidation to any of our existing and all of our future general creditors;
•	will rank equal in right of payment and upon our liquidation with any of our existing and all of our future indebtedness the terms of which provide that such indebtedness ranks equally with the Notes;
•

will rank senior in right of payment and upon our liquidation to any of our indebtedness the terms of which provide that such indebtedness ranks junior in right of payment to note indebtedness such as the Notes; and

•

will be effectively subordinated to our future secured indebtedness to the extent of the value of the collateral securing such indebtedness, and structurally subordinated to the existing and future indebtedness of our subsidiaries, including without limitation the Bank’s depositors, liabilities to general creditors and liabilities arising in the ordinary course of business or otherwise.

As of June 30, 2019, the Bank and our other subsidiaries had outstanding indebtedness, total deposits and other liabilities of approximately $4.1 billion, excluding intercompany liabilities, all of which ranks structurally senior to the Notes. As of June 30, 2019, the Company, at the holding company level, had outstanding indebtedness and other liabilities of approximately $22.1 million ranking senior to the Notes and approximately $11.3 million of subordinated notes ranking junior to the Notes. For more information, see “Description of the Notes—Subordination of the Notes” in this prospectus supplement.

The indenture does not limit the amount of additional indebtedness we or our subsidiaries may incur.

Optional Redemption:

We may, beginning with the interest payment date of October 1, 2024, and on any interest payment date thereafter, redeem the Notes, in whole or in part, from time to time, subject to obtaining the prior approval of the Federal Reserve to the extent such approval is then required under the rules of the Federal Reserve, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest to, but excluding, the date of redemption.

Special Redemption:

We may also redeem the Notes at any time, including prior to October 1, 2024, at our option, in whole but not in part, subject to obtaining the prior approval of the Federal Reserve to the extent such approval is then required under the rules of the Federal Reserve, if: (a) a change or prospective change in law occurs that could prevent us from deducting interest payable on the Notes for U.S.

federal income tax purposes; (b) a subsequent event occurs that would preclude the Notes from being recognized as Tier 2 capital for regulatory capital purposes; or (c) we are required to register as an investment company under the Investment Company Act of 1940, as amended; in each case, at a redemption price equal to 100% of the principal amount of the Notes plus any accrued and unpaid interest to, but excluding, the redemption date. For more information, see “Description of the Notes—Optional Redemption and Redemption Upon Special Events” in this prospectus supplement.

Sinking Fund:	There is no sinking fund for the Notes.
Further Issuances:

The Notes will initially be limited to an aggregate principal amount of $60.0 million. We may from time to time, without notice to or consent of the holders, increase the aggregate principal amount of the Notes outstanding by issuing additional notes in the future with the same terms as the Notes, except for the issue date, the offering price and the first interest payment date, and such additional notes may be consolidated with the Notes issued in this offering and form a single series.

Use of Proceeds:

We estimate that the net proceeds from this offering, after deducting the underwriting discount and estimated expenses, will be approximately $58.4 million. We intend to use the net proceeds from this offering for general corporate purposes, which may include working capital, repurchasing shares of our common stock, repaying indebtedness and redemption of our outstanding securities, providing capital to support the organic growth of the Bank or funding the opportunistic acquisition of similar or complementary financial service organizations, financing investments and capital expenditures and for investments in the Bank as regulatory capital. See “Use of Proceeds” in this prospectus supplement.

Form and Denomination:	The Notes will be offered in book-entry form through the facilities of DTC in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Listing:

The Notes will not be listed on any securities exchange or quoted on any quotation system. Currently there is no market for the Notes, and there can be no assurances that any public market for the Notes will develop.

Governing Law:	The Notes and the indenture will be governed by the laws of the State of New York.
Trustee:	U.S. Bank National Association.
Risk Factors:

An investment in the Notes involves risks. You should carefully consider the information contained under “Risk Factors” in this prospectus supplement beginning on page S-12 and in the accompanying prospectus and under the “Risk Factors” section included as Item 1A. of Part I of our Annual Report on Form 10-K for the year ended December 31, 2018, as well as other information included or incorporated by reference into this prospectus supplement and the accompanying prospectus, including our financial statements and the notes thereto, before making an investment decision.

SUMMARY SELECTED CONSOLIDATED FINANCIAL INFORMATION

The following tables present selected historical financial data as of and for the six months ended June 30, 2019 and 2018, derived from our unaudited consolidated financial statements as of and for such periods, which are incorporated herein by reference, and the following audited consolidated financial statements as of and for the years ended December 31, 2018, 2017, 2016, 2015 and 2014. You should read the information set forth below, together with our consolidated financial statements and related notes, included in our Annual Report on Form 10-K for the year ended December 31, 2018 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2019. See “Incorporation of Certain Documents by Reference.”

	As of and for the Six Months Ended June 30,		As of and for the Years Ended December 31,
	2019	2018	2018	2017	2016	2015	2014
	(Dollars in thousands, except share and per share data)
Selected Period End Balance Sheet Data:
Cash and cash equivalents	$232,607	$200,645	$268,947	$182,103	$142,098	$148,431	$167,540
Available for sale securities	348,173	300,897	337,293	309,615	316,455	165,097	84,962
Loans held for sale	-	-	-	-	-	27,887	-
Loans held for investment	3,857,963	2,358,675	3,708,306	2,270,876	1,891,635	1,653,165	1,002,054
Allowance for loan losses	27,940	23,831	26,331	23,649	17,911	13,098	8,246
Goodwill and intangible assets, net	247,873	42,272	249,712	42,663	43,444	44,619	12,891
Total assets	4,794,211	2,966,426	4,655,249	2,860,231	2,450,948	2,084,579	1,280,008
Noninterest-bearing deposits	1,173,423	749,787	1,209,300	683,110	593,751	620,320	373,795
Interest-bearing deposits	2,687,217	1,563,999	2,453,236	1,530,864	1,276,432	1,138,813	759,889
Total deposits	3,860,640	2,313,786	3,662,536	2,213,974	1,870,183	1,759,133	1,133,684
Total shareholders’ equity	704,701	319,888	702,984	306,865	279,817	258,490	131,778
Total tangible shareholders' equity	456,828	277,616	453,272	264,202	236,373	213,871	118,887
Selected Income Statement Data:
Net interest income	$90,174	$54,705	$128,579	$103,668	$89,864	$80,166	$46,834
Provision for loan losses	2,409	1,284	4,248	13,188	5,469	5,792	2,150
Net interest income after provision for loan losses	87,765	53,421	124,331	90,480	84,395	74,374	44,684
Noninterest income	7,134	3,451	7,713	5,861	7,268	3,992	2,607
Noninterest expense	61,195	38,577	86,787	69,962	59,258	54,805	33,458
Net income before income taxes	33,704	18,295	45,257	26,379	32,405	23,561	13,833
Net income	26,926	15,267	37,309	17,632	22,851	15,786	9,005
Net income attributable to common shareholders	26,926	15,267	37,309	17,632	22,851	15,227	9,005
Selected Per Share Data:
Earnings per common share, basic	1.25	1.15	2.41	1.34	1.78	1.45	1.29
Earnings per common share, diluted	1.24	1.12	2.37	1.31	1.75	1.43	1.26
Book value per common share	33.32	23.98	32.04	23.20	21.59	20.17	17.62
Tangible book value per common share	21.60	20.81	20.66	19.97	18.24	16.69	15.90
Weighted average common shares outstanding, basic	21,493,887	13,294,409	15,484,757	13,124,900	12,873,326	10,470,465	6,978,025
Weighted average common shares outstanding, diluted	21,780,158	13,587,976	15,773,039	13,457,718	13,073,932	10,654,003	7,142,377
Shares outstanding at end of period	21,147,179	13,340,919	21,937,740	13,226,826	12,958,341	12,812,985	7,477,309
Selected Performance Metrics:
Return on average assets	1.14%	1.06%	1.11%	0.65%	0.98%	0.81%	0.75%
Return on average common equity	7.69%	9.82%	9.02%	5.92%	8.36%	7.43%	7.73%
Return on average tangible common equity	11.87%	11.36%	11.20%	6.93%	9.96%	9.52%	8.70%
Tax equivalent net interest margin	4.32%	4.20%	4.27%	4.34%	4.37%	4.68%	4.31%
Efficiency ratio(1)	63.44%	66.33%	63.68%	63.89%	62.34%	65.27%	67.79%
Loans to deposits ratio	99.93%	101.94%	101.25%	102.57%	101.15%	95.56%	88.39%
Noninterest expense to average assets	2.59%	2.68%	2.58%	2.59%	2.53%	2.83%	2.80%
Selected Credit Quality Ratios:
Nonperforming assets to total assets	0.79%	0.49%	0.72%	0.49%	0.75%	0.25%	0.25%
Nonperforming loans to total loans	0.81%	0.51%	0.89%	0.59%	0.88%	0.31%	0.32%
Allowance for loan losses to nonperforming loans	89.03%	196.35%	79.90%	177.44%	107.26%	252.66%	258.98%
Allowance for loan losses to total loans	0.72%	1.01%	0.71%	1.04%	0.95%	0.78%	0.82%
Provision for loan losses to average loans	0.06%	0.06%	0.16%	0.63%	0.31%	0.38%	0.23%
Net charge-offs to average loans	0.04%	0.06%	0.06%	0.36%	0.04%	0.06%	0.06%
Capital Ratios:
Allegiance Bancshares, Inc.
Common equity Tier 1 capital ratio	11.34%	10.59%	11.76%	10.54%	11.30%	11.72%	N/A

	As of and for the Six Months Ended June 30,		As of and for the Years Ended December 31,
	2019	2018	2018	2017	2016	2015	2014
	(Dollars in thousands, except share and per share data)
Tier 1 risk-based capital	11.58%	10.96%	12.01%	10.92%	11.73%	12.21%	11.96%
Total risk-based capital	13.27%	13.41%	13.70%	13.43%	12.57%	12.92%	12.80%
Leverage capital ratio	10.17%	9.78%	10.61%	9.84%	10.35%	11.02%	9.55%
Total equity to total assets	14.70%	10.78%	15.10%	10.73%	11.42%	12.40%	10.30%
Tangible common equity to tangible assets	10.05%	9.49%	10.29%	9.38%	9.82%	10.48%	9.38%
Allegiance Bank
Common equity Tier 1 capital ratio	12.02%	11.03%	11.83%	10.72%	10.77%	11.25%	N/A
Tier 1 risk-based capital	12.02%	11.03%	11.83%	10.72%	10.77%	11.25%	11.76%
Total risk-based capital	13.71%	13.48%	13.53%	13.24%	11.61%	11.96%	12.59%
Leverage capital ratio	10.57%	9.84%	10.45%	9.67%	9.50%	10.16%	9.38%

(1)

This is a non-GAAP measure that represents total noninterest expense divided by the sum of net interest income plus noninterest income, excluding net gains and losses on the sale of loans, securities and assets (including the sale of the two acquired Central Texas branches). Additionally, taxes and provision for loan losses are not part of this calculation.

NON-GAAP FINANCIAL INFORMATION

The Company uses certain financial measures that are not calculated in accordance with generally accepted accounting principles, or GAAP, to provide meaningful supplemental information regarding the Company’s operational performance and to enhance investors’ overall understanding of such financial performance. These non-GAAP financial measures are supplemental and are not a substitute for an analysis based on GAAP measures and may not be comparable to non-GAAP financial measures that may be presented by other companies. These non-GAAP measures include the following:

•	Tangible Shareholders’ Equity: Total shareholders’ equity is reduced by the amount of goodwill and core deposit intangibles, net of accumulated amortization.
•

Tangible common equity amounts and ratios, tangible assets, tangible book value per share and return on average tangible common equity:  Given that the use of these measures is prevalent among banking regulators, investors and analysts, we disclose them in addition to equity-to-assets ratio, total assets, book value per share and return on average common equity, respectively.

The following tables provide reconciliations of the non-GAAP measures with financial measures defined by GAAP.

	As and for the Six Months Ended June 30,		As of and for the Years Ended December 31,
	2019	2018	2018	2017	2016	2015	2014
	(Dollars in thousands, except share and per share data)
Total shareholders' equity	$704,701	$319,888	$702,984	$306,865	$279,817	$258,490	$131,778
Less:
Goodwill and core deposit intangibles, net	247,873	42,272	249,712	42,663	43,444	44,619	12,891
Tangible shareholders' equity	$456,828	$277,616	$453,272	$264,202	$236,373	$213,871	$118,887

Shares outstanding at end of period(1)	21,147,179	13,340,919	21,937,740	13,226,826	12,958,341	12,812,985	7,477,309

Tangible book value per share	21.60	20.81	20.66	19.97	18.24	16.69	15.90

Net income attributable to shareholders	$26,926	$15,267	$37,309	$17,632	$22,851	$15,227	$9,005

Average shareholders' equity	$706,407	$313,498	$413,441	$297,627	$273,211	$204,935	$116,460
Less:
Average goodwill and other intangible assets, net	248,947	42,491	80,384	43,050	43,880	45,055	13,007
Average tangible common shareholders’ equity	$457,460	$271,007	$333,057	$254,577	$229,331	$159,880	$103,453

Return on average tangible common equity	11.87%	11.36%	11.20%	6.93%	9.96%	9.52%	8.70%

Total assets	$4,794,211	$2,966,426	$4,655,249	$2,860,231	$2,450,948	$2,084,579	$1,280,008
Less:
Goodwill and core deposit intangibles, net	247,873	42,272	249,712	42,663	43,444	44,619	12,891
Tangible assets	$4,546,338	$2,924,154	$4,405,537	$2,817,568	$2,407,504	$2,039,960	$1,267,117
Tangible common equity to tangible assets	10.05%	9.49%	10.29%	9.38%	9.82%	10.48%	9.38%

RISK FACTORS

An investment in the Notes involves a number of risks. This prospectus supplement does not describe all of those risks. Before you decide whether an investment in the Notes is suitable for you, you should carefully consider the risks described below relating to the offering as well as the risk factors concerning our business included in our Annual Report on Form 10-K for the year ended December 31, 2018, in addition to the other information in this prospectus supplement and the accompanying prospectus, including our other filings which are incorporated by reference into this prospectus supplement and the accompanying prospectus. See “Incorporation of Certain Documents by Reference” in this prospectus supplement and the accompanying prospectus for discussions of these other filings.

Risks Related to this Offering and Ownership of the Notes

Our obligations under the Notes will be unsecured and subordinated to our existing and future senior debt and general creditors.

Our obligations with respect to the Notes will be unsecured and rank junior in right of payment to all of our existing and future Senior Indebtedness. This means that we generally cannot make any payments on the Notes if we default on a payment of Senior Indebtedness and do not cure the default within the applicable grace period or if the Senior Indebtedness becomes immediately due because of a default and has not yet been paid in full. In addition, in the event of our bankruptcy, liquidation or dissolution, our assets would be available to pay obligations under the Notes only after we have made payments on all Senior Indebtedness. Neither the Notes nor the indenture limits our ability to incur additional indebtedness, including indebtedness that ranks senior in priority of payment to the Notes.

Holders of the Notes should only look to our assets as the source of payment of the Notes. The Notes are not obligations of, or guaranteed by, the Bank. In addition, because we are a holding company, our right to participate in the distribution of assets from any subsidiary, including the Bank, upon its liquidation or reorganization or otherwise (and thus the ability of holders of the Notes to benefit indirectly from such distribution) is subject to the prior claims of creditors of the subsidiary (including depositors of the Bank), except to the extent that we may be recognized as a creditor of that subsidiary. In the event of any such distribution of assets of the Bank, the claims of depositors and other general or subordinated creditors would be entitled to priority over the claims of holders of the Notes. Accordingly, the Notes will be effectively subordinated to all existing and future liabilities of our subsidiaries, including the Bank. As of June 30, 2019, the Bank and our other subsidiaries had outstanding indebtedness, total deposits and other liabilities of approximately $4.1 billion, excluding intercompany liabilities, all of which ranks structurally senior to the Notes. As of June 30, 2019, the Company, at the holding company level, had outstanding indebtedness and other liabilities of approximately $22.1 million ranking senior to the Notes and approximately $11.3 million of subordinated notes ranking junior to the Notes. For more information, see “Description of the Notes—Subordination of the Notes” in this prospectus supplement. On a pro forma basis giving effect to the sale of the Notes, the Company, at the holding company level, would have had approximately $256.0 million in total indebtedness outstanding as of June 30, 2019. There is no restriction in the indenture governing the Notes on the ability of the Company or the Bank to incur additional indebtedness or other liabilities.

As a consequence of the subordination of the Notes to our existing and future Senior Indebtedness, an investor in the Notes may lose all or some of its investment upon our insolvency, bankruptcy, liquidation, winding up or similar proceeding. In such an event, our assets would be available to pay the principal of, and any accrued and unpaid interest on, the Notes only after all of our Senior Indebtedness had been paid in full. In the event of our insolvency, bankruptcy, liquidation, dissolution, winding up or similar proceeding, any of our other general, unsecured obligations that do not constitute Senior Indebtedness, depending upon their respective preferences, will share pro rata in our remaining assets after we have paid all of our Senior Indebtedness in full. In any of the foregoing events, we may not have sufficient assets to make payments in respect of the Notes. As a result, if holders of the Notes receive any payments, they may receive less, ratably, than holders of secured indebtedness. In addition, the holders of any Senior Indebtedness could restrict or prohibit us from making payments on the Notes.

We are a holding company with limited operations and depend on our subsidiaries for the funds required to make payments of principal and interest on the Notes.

We are a separate and distinct legal entity from the Bank and our other subsidiaries. Our primary source of funds to make payments of principal and interest on the Notes and to satisfy any other financial obligations are dividends from the Bank. Our ability to receive dividends from the Bank is contingent on a number of factors, including the Bank’s ability to meet applicable regulatory capital requirements, the Bank’s profitability and earnings and the general strength of its balance sheet. Various federal and state regulatory provisions limit the amount of dividends bank subsidiaries are permitted to pay to their holding companies without regulatory approval. In general, the Bank may only pay dividends either out of its net income after any required transfers to surplus or reserves have been made or out of its retained earnings. In addition, the Federal Reserve and the FDIC have issued policy statements stating that insured banks and bank holding companies generally should pay dividends only out of current operating earnings.

Banks and their holding companies are required to maintain a capital conservation buffer of 2.5% in addition to satisfying other applicable regulatory capital ratios. Banking institutions that do not maintain capital in excess of the capital conservation buffer may face constraints on dividends, equity repurchases and executive compensation based on the amount of the shortfall. Accordingly, if the Bank fails to maintain the applicable minimum capital ratios and the capital conservation buffer, dividends to us (at the holding company level) from the Bank may be prohibited or limited, and we may not have funds to make principal and interest payments on the Notes.

In addition, state or federal banking regulators have broad authority to restrict the payment of dividends, including in circumstances where a bank under such regulator’s jurisdiction engages in (or is about to engage in) unsafe or unsound practices. Such regulators have the authority to require that a bank cease and desist from unsafe and unsound practices and to prevent a bank from paying a dividend if its financial condition is such that the regulator views the payment of a dividend to constitute an unsafe or unsound practice.

Accordingly, we can provide no assurance that we will receive dividends from the Bank in an amount sufficient to pay the principal of, or interest on, the Notes.

Regulatory guidelines may restrict our ability to pay the principal of, and accrued and unpaid interest on, the Notes, regardless of whether we are the subject of an insolvency proceeding.

As a bank holding company, our ability to pay the principal of, and interest on, the Notes is subject to the rules and guidelines of the Federal Reserve regarding capital adequacy. We intend to treat the Notes as “Tier 2 capital” under these rules and guidelines. The Federal Reserve guidelines generally require us to review the effects of the cash payment of Tier 2 capital instruments, such as the Notes, on our overall financial condition. The guidelines also require that we review our net income for the current and past four quarters, and the amounts we have paid on Tier 2 capital instruments for those periods, as well as our projected rate of earnings retention. Moreover, pursuant to federal law and the Federal Reserve regulations, as a bank holding company, we are required to act as a source of financial and managerial strength to the Bank and commit resources to its support, including the guarantee of a capital plan of an undercapitalized bank subsidiary. Such support may be required at times when we may not otherwise be inclined or able to provide it. As a result of the foregoing, we may be unable to pay accrued interest on the Notes on one or more of the scheduled interest payment dates, or at any other time, or the principal of the Notes at the maturity of the Notes.

If we were to be the subject of a bankruptcy proceeding under Chapter 11 of the U.S. Bankruptcy Code, the bankruptcy trustee would be deemed to have assumed, and would be required to cure, immediately any deficit under any commitment that we have to any of the federal banking agencies to maintain the capital of the Bank, and any other insured depository institution for which we have such a responsibility, and any claim for breach of such obligation would generally have priority over most other unsecured claims.

We may not be able to generate sufficient cash to service all of our debt, including the Notes.

Our ability to make scheduled payments of principal and interest or to satisfy our obligations in respect of our debt or to refinance our debt will depend on our future operating performance. Prevailing economic conditions (including interest rates), regulatory constraints, including, among other things, limitations on distributions to us from our subsidiaries and required capital levels with respect to certain of our subsidiary banks and nonbanking subsidiaries, and financial, business and other factors, many of which are beyond our control, will also affect our ability to meet these needs. We may not be able to generate sufficient cash flows from operations, or obtain future borrowings in an amount sufficient to enable us to pay our debt or to fund our other liquidity needs. We may need to refinance all or a portion of our debt on or before maturity. We may not be able to refinance any of our debt when needed on commercially reasonable terms or at all.

The Notes will be the obligations of the Company and not obligations of the Bank or any of our other subsidiaries, and will be structurally subordinated to the debt and other liabilities of the Bank and our other subsidiaries, which will not guarantee the Notes.

Because we are a holding company, our rights and the rights of our creditors, including the holders of the Notes, to participate in the assets of any subsidiary during its liquidation or reorganization will be subject to the prior claims of the subsidiary’s creditors unless we are ourselves a creditor with recognized claims against the subsidiary. Any loans that we make to the Bank would be subordinate in right of payment to deposits and to other indebtedness of the Bank. Claims from creditors (other than us) against our subsidiaries may include long-term and medium-term debt and substantial obligations related to deposit liabilities, federal funds purchased, securities sold under repurchase agreements and other short-term borrowings, as well as liabilities to general creditors. The Notes are not obligations of, or guaranteed by, the Bank or our other subsidiaries, and our subsidiaries have no obligation to pay any amounts due on the Notes. The indenture does not contain any limitation on the amount of debt or other obligations that the Bank or our other subsidiaries may incur hereafter.

Holders of the Notes will have limited rights, including limited rights of acceleration, if there is an event of default.

Payment of principal of the Notes may be accelerated only in the case of certain bankruptcy-related events with respect to us. Thus, you have no right to accelerate the payment of principal of the Notes if we fail to pay principal or interest on the Notes or if we fail in the performance of any of our other obligations under the Notes. See “Description of the Debt Securities—Events of Default; Right to Accelerate” in the accompanying prospectus.

The Notes do not restrict our ability to incur additional debt, to repurchase our securities or to take other actions that could negatively impact holders of the Notes, and the indenture governing the Notes does not contain any financial covenants.

Neither we nor any of our subsidiaries is restricted from incurring additional indebtedness or other liabilities, including additional senior or subordinated indebtedness, under the indenture. If we incur additional indebtedness or liabilities, our ability to pay our obligations on the Notes could be adversely affected. We expect that we will incur additional indebtedness and other liabilities from time to time. In addition, we are not restricted under the indenture from granting or incurring a lien on any of our assets, selling or otherwise disposing of any of our assets, paying dividends or issuing or repurchasing our securities.

In addition, there are no financial covenants in the indenture governing the Notes. You are not protected under the indenture in the event of a highly-leveraged transaction, reorganization, default under our existing indebtedness, restructuring, merger or similar transaction that may adversely affect you.

Our credit ratings may not reflect all risks of an investment in the Notes.

Our credit ratings are an assessment of our ability to pay our obligations as they become due. Consequently, real or anticipated changes in our credit ratings will generally affect the trading value of the Notes. Our credit ratings, however, may not reflect the potential risks related to the market or other factors on the value of the Notes. Furthermore, because your return on the Notes depends upon factors in addition to our ability to pay our obligations, an improvement in our credit ratings will not reduce the other investment risks related to the Notes. A credit rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn by the rating agency at any time.

The Notes are not insured or guaranteed by the FDIC.

The Notes are not savings accounts, deposits or other obligations of our bank subsidiary or any of our nonbank subsidiaries. The Notes are not insured by the FDIC or any other governmental agency or public or private insurer. The Notes are ineligible and may not be used as collateral for a loan by us or the Bank.

We cannot assure you that an active trading market will develop for the Notes.

There is currently no trading market for the Notes, and we do not intend to apply for listing of the Notes on any securities exchange or to have the Notes quoted on a quotation system. Although we have been informed by the underwriters that they intend to make a market in the Notes after the offering is completed, the underwriters may cease market-making at any time without notice. In addition, the liquidity of the trading market in the Notes and the market price quoted for the Notes may be adversely affected by changes in the overall market for this type of security and by changes in our financial performance or prospects or in the prospects for companies in our industry generally. As a result, we cannot assure you that an active trading market will develop for the Notes.

If an active trading market does not develop or is not maintained, the market price and liquidity of the Notes may be adversely affected. In that case you may not be able to sell your Notes at a particular time or you may not be able to sell your Notes at a favorable price. In addition, should the calculation agent determine that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred and the interest rate payable on the Notes becomes linked to SOFR, market terms for such SOFR-linked securities, such as the spread over the base rate reflected in the floating interest rate provisions, may evolve over time, and as a result, trading prices of the Notes may be lower than those of later-issued securities that are linked to SOFR either at issuance or, as is the case with the Notes, upon the occurrence of some Benchmark Transition Event and its related Benchmark Replacement Date.

If a trading market for the Notes develops, changes in the debt markets, among others, could adversely affect your ability to liquidate your investment in the Notes and the market price of the Notes.

Many factors affect the trading market for, and the trading value of, the Notes. These factors include: the method of calculating the principal, premium, if any, interest or other amounts payable, if any, on the Notes; the time remaining to the maturity of the Notes; the ranking of the Notes; the redemption features of the Notes; the outstanding amount of subordinated notes with terms identical to the Notes offered hereby; the prevailing interest rates being paid by other companies similar to us; our financial condition, financial performance and future prospects; the level, direction and volatility of market interest rates generally; general economic conditions of the capital markets in the United States; and geopolitical conditions and other financial, political, regulatory, and judicial events that affect the capital markets generally. The condition of the financial markets and prevailing interest rates have fluctuated significantly in the past and are likely to fluctuate in the future. Such fluctuations could adversely affect the trading market (if any) for, and the market price of, the Notes.

Because the Notes may be redeemed at our option under certain circumstances prior to their maturity, you may be subject to reinvestment risk.

Subject to the prior approval of the Federal Reserve, to the extent that such approval is then required, we may redeem all or a portion of the Notes on October 1, 2024 and on any interest payment date thereafter prior to their stated maturity date. In addition, at any time at which any Notes remain outstanding, subject to the prior approval of the Federal Reserve, to the extent that such approval is then required, we may redeem the Notes in whole but not in part upon the occurrence of (i) a “Tax Event,” (ii) a “Tier 2 Capital Event” or (iii) a “1940 Act Event.” In the event that we redeem the Notes, holders of the Notes will receive only the principal amount of the Notes plus any accrued and unpaid interest to, but excluding, such earlier redemption date. If any redemption occurs, holders of the Notes will not have the opportunity to continue to accrue and be paid interest to the stated maturity date. Any such redemption may have the effect of reducing the income or return that you may receive on an investment in the Notes by reducing the term of the investment. If this occurs, you may not be able to reinvest the proceeds at an interest rate comparable to the rate paid on the Notes. See “Description of the Notes—Optional Redemption and Redemption Upon Special Events” in this prospectus supplement.

Investors should not expect us to redeem the Notes on or after the date on which they become redeemable at our option. Under Federal Reserve regulations, unless the Federal Reserve authorizes us in writing to do otherwise, we may not redeem the Notes unless they are replaced with other Tier 2 capital instruments or unless we can demonstrate to the satisfaction of the Federal Reserve that, following redemption, we will continue to hold capital commensurate with our risk.

The amount of interest payable on the Notes will vary on and after October 1, 2024.

As the interest rate of the Notes will be calculated based on LIBOR from October 1, 2024 to, but excluding, the maturity date or earlier redemption date and LIBOR is a floating rate, the interest rate on the Notes will vary on and after October 1, 2024. During this period, the Notes will bear a floating interest rate set each quarterly interest period at a per annum rate equal to the then-current Three-month LIBOR rate, plus a spread of 313 basis points (3.13%); provided, that in the event Three-month LIBOR is less than zero, then the Three-month LIBOR shall be deemed to be zero. The per annum interest rate that is determined on the relevant determination date will apply to the entire quarterly interest period following such determination date even if LIBOR increases during that period. In the event that the calculation agent determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the interest rate payable on the Notes will transition to an alternative benchmark rate (which is currently expected to be a forward-looking term rate for a tenor of three months that will be based on SOFR (“Term SOFR”)).

Floating rate notes bear additional significant risks not associated with fixed rate debt securities. These risks include fluctuation of the interest rates and the possibility that you will receive an amount of interest that is lower than expected. We have no control over a number of matters, including economic, financial and political events, that are important in determining the existence, magnitude, and longevity of market volatility and other risks and their impact on the value of, or payments made on, the floating rate Notes.

The amount of interest payable on the Notes on or after October 1, 2024 may affect our decision to redeem the Notes.

We are more likely to redeem the Notes on or after October 1, 2024 if the interest rate on them is higher than that which would be payable on one or more other forms of borrowing. If we redeem the Notes prior to their maturity date, holders may not be able to invest in other securities that yield as much interest as the Notes.

Uncertainty relating to the calculation of London Interbank Offered Rate (“LIBOR”) and other reference rates and their potential discontinuance may materially adversely affect the value of the Notes.

National and international regulators and law enforcement agencies have conducted investigations into a number of rates or indices which are deemed to be “reference rates.” Actions by such regulators and law enforcement agencies may result in changes to the manner in which certain reference rates are determined, their discontinuance, or the establishment of alternative reference rates. In particular, on July 27, 2017, the Chief Executive of the U.K. Financial Conduct Authority (the “FCA”), which regulates LIBOR, announced that the FCA will no longer persuade or compel banks to submit rates for the calculation of LIBOR after 2021. Such announcement indicates that the continuation of LIBOR on the current basis cannot and will not be guaranteed after 2021. It appears highly likely that LIBOR will be discontinued or modified by 2021, which is prior to the maturity date of the Notes and the first day of the floating rate period.

If it is determined that LIBOR has been discontinued and a Benchmark Transition Event and its related Benchmark Replacement Date as described in “Description of the Notes—Effect of Benchmark Transition Event” have occurred, the interest rate payable on the Notes will transition to an alternative benchmark rate (which is currently expected to be Term SOFR). Any of the specified methods of determining the alternative benchmark rates or the permitted adjustments to such rates may result in interest payments on the Notes that are lower than or that do not otherwise correlate over time with the interest payments that would have otherwise been made on the Notes if LIBOR continued to be available.

Because the interest rate payable on the Notes during the floating rate period could be linked to Term SOFR if a Benchmark Transition Event and its related Benchmark Replacement Date occur, the failure of Term SOFR to be developed or changes in SOFR could adversely affect holders of the Notes.

Because SOFR is published by Federal Reserve Bank of New York (“FRBNY”) based on data received from other sources, we have no control over its determination, calculation or publication. There can be no assurance that SOFR will not be discontinued or fundamentally altered in a manner that is materially adverse to the interests of investors in the Notes. If the manner in which SOFR is calculated is changed, that change may result in a reduction in the amount of interest that accrues on the Notes during the floating rate period after a Benchmark Transition Event and its related Benchmark Replacement Date occur, which may adversely affect the trading prices of the Notes. Further, if the benchmark rate on the Notes during the floating rate period on any determination date declines to zero or becomes negative, the benchmark rate will be deemed to equal zero and interest for the relevant interest period will only accrue on the Notes based on the amount of the spread. In addition, once the benchmark rate for the Notes for each interest period during the floating rate period is determined by the calculation agent on the determination date, interest on the Notes shall accrue at such benchmark rate for the applicable interest period and will not be subject to change during such interest period.

Under the terms of the Notes, the first Benchmark Replacement that could be utilized to calculate the interest rate following determination that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-month LIBOR is Term SOFR, a forward-looking term rate for a tenor of three months that will be based on SOFR. Term SOFR does not currently exist and is currently being developed under the sponsorship of the Alternative Reference Rates Committee (the “ARRC”). There is no assurance that the development of Term SOFR, or any other forward-looking term rate based on SOFR could not have a material adverse effect on the yield on, value of and market for the Notes.

SOFR differs fundamentally from, and may not be a comparable substitute for, U.S. dollar LIBOR.

In June 2017, the ARRC convened by the Federal Reserve and FRBNY announced SOFR as its recommended alternative to LIBOR. However, because SOFR is a broad U.S. Treasury repurchase agreement (“repo”) financing rate that represents overnight secured funding transactions, it differs fundamentally from LIBOR. For example, SOFR is a secured overnight rate, while LIBOR is an unsecured rate that represents interbank funding over different maturities. In addition, because SOFR is a transaction-based rate, it is backward-looking, whereas LIBOR is forward-looking. Because of these and other differences, there can be no assurance that SOFR will perform in the same way as LIBOR would have done at any time, and there is no guarantee that it is a comparable substitute for LIBOR.

Any failure of SOFR to gain market acceptance could adversely affect holders of the Notes.

SOFR may fail to gain market acceptance. SOFR was developed for use in certain U.S. dollar derivatives and other financial contracts as an alternative to LIBOR in part because it is considered to be a good representation of general funding conditions in the overnight U.S. Treasury repo market. However, as a rate based on transactions secured by U.S. Treasury securities, it does not measure bank-specific credit risk and, as a result, is less likely to correlate with the unsecured short-term funding costs of banks. This may mean that market participants would not consider SOFR to be a suitable substitute or successor for all of the purposes for which LIBOR historically has been used (including, without limitation, as a representation of the unsecured short-term funding costs of banks), which may, in turn, lessen its market acceptance. Any failure of SOFR to gain market acceptance could adversely affect the yield on, value of and market for the Notes.

Any Benchmark Replacement may not be the economic equivalent of Three-month LIBOR.

Under the benchmark transition provisions of the Notes, if the calculation agent determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-month LIBOR, then the floating interest rate on the Notes for each interest period during the floating rate period will be determined using the next-available Benchmark

Replacement (which may include a related Benchmark Replacement Adjustment). However, the Benchmark Replacement may not be the economic equivalent of Three-month LIBOR. For example, a forward-looking term-based SOFR does not currently exist and may not be developed. The next available Benchmark Alternative to Term SOFR, Compounded SOFR (as defined below), is the compounded average of the daily SOFR calculated in arrears, while Three-month LIBOR is intended to be a forward-looking rate with a tenor of three months. In addition, very limited market precedent exists for securities that use Term SOFR or Compounded SOFR as the rate basis, and the method for calculating Term SOFR or Compounded SOFR in those precedents varies. Further, the ISDA Fallback Rate, which is another Benchmark Replacement, has not yet been established and may change over time.

The implementation of Benchmark Replacement Conforming Changes could adversely affect holders of the Notes.

Under the benchmark transition provisions of the Notes, if LIBOR has been discontinued or if a particular Benchmark Replacement or Benchmark Replacement Adjustment cannot be determined, then the next-available Benchmark Replacement or Benchmark Replacement Adjustment will apply. These replacement rates and adjustments may be selected or formulated by (i) the Relevant Governmental Body, (ii) ISDA or (iii) in certain circumstances, us. In addition, the benchmark transition provisions expressly authorize us to make certain changes, which are defined in the terms of the Notes as “Benchmark Replacement Conforming Changes,” with respect to, among other things, the determination of interest periods, and the timing and frequency of determining rates with respect to each interest period and making interest payments. The application of a Benchmark Replacement and Benchmark Replacement Adjustment, and any implementation of Benchmark Replacement Conforming Changes, could result in adverse consequences to the amount of interest that accrues on the Notes during any interest period during the floating rate period, which could adversely affect the yield on, value of and market for the Notes. Further, there is no assurance that the characteristics of any Benchmark Replacement will be similar to the then-current benchmark rate that it is replacing, or that any Benchmark Replacement will produce the economic equivalent of the then-current benchmark rate that it is replacing.

Also, since SOFR is a relatively new market index, SOFR-linked debt securities likely will have no established trading market when issued, and an established trading market may never develop or may not be very liquid. Market terms for debt securities indexed to SOFR, such as the spread over the index reflected in interest rate provisions, may evolve over time, and trading prices of the Notes may be lower than those of later-issued SOFR-linked debt securities as a result. Similarly, if SOFR does not prove to be widely used in securities similar to the Notes, the trading price of the Notes may be lower than those of debt securities linked to such rates that are more widely used. Debt securities indexed to SOFR (as the Notes may become) may not be able to be sold at all or may not be able to be sold at prices that will provide a yield comparable to similar investments that have a developed secondary market, and may consequently suffer from increased pricing volatility and market risk.

SOFR is a relatively new market index, and as the related market continues to develop, there may be an adverse effect on the return on or value of the Notes.

If a Benchmark Transition Event and its related Benchmark Replacement Date occur, then the interest rate during the floating rate period will be determined using Term SOFR (unless a Benchmark Transition Event and its related Benchmark Replacement Date also occur with respect to the Benchmark Replacements that are linked to Term SOFR, in which case the rate of interest will be based on the next-available Benchmark Replacement, which is Compounded SOFR). In the following discussion of SOFR, when we refer to the Notes, we mean the Notes at any time during the floating rate period when the interest rate on the Notes is or will be determined based on SOFR, including Term SOFR.

SOFR is intended to be a broad measure of the cost of borrowing cash overnight collateralized by U.S. Treasury securities. FRBNY reports that SOFR includes all trades in the Broad General Collateral Rate, plus bilateral U.S. Treasury repo transactions cleared through the delivery-versus-payment service offered by the Fixed Income Clearing Corporation (the “FICC”), a subsidiary of DTC. SOFR is filtered by FRBNY to remove a portion of the foregoing transactions considered to be “specials”. According to FRBNY, “specials” are repos for specific-issue collateral which take place at cash-lending rates below those for general collateral repos because cash providers are willing to accept a lesser return on their cash in order to obtain a particular security.

FRBNY reports that SOFR is calculated as a volume-weighted median of transaction-level tri-party repo data collected from The Bank of New York Mellon, which currently acts as the clearing bank for the tri-party repo market, as well as General Collateral Finance Repo transaction data and data on bilateral U.S. Treasury repo transactions cleared through the FICC’s delivery-versus-payment service. FRBNY states that it obtains information from DTC Solutions LLC, an affiliate of DTC.

FRBNY currently publishes SOFR daily on its website at https://apps.newyorkfed.org/markets/autorates/sofr. FRBNY states on its publication page for SOFR that use of SOFR is subject to important disclaimers, limitations and indemnification obligations, including that FRBNY may alter the methods of calculation, publication schedule, rate revision practices or availability of SOFR at any time without notice.

FRBNY started publishing SOFR in April 2018. FRBNY has also started publishing historical indicative SOFRs dating back to 2014, although such historical indicative data inherently involves assumptions, estimates and approximations. Investors should not rely on such historical indicative data or on any historical changes or trends in SOFR as an indicator of the future performance of SOFR. Since the initial publication of SOFR, daily changes in the rate have, on occasion, been more volatile than daily changes in comparable benchmark or market rates, and SOFR over time may bear little or no relation to the historical actual or historical indicative data. In addition, the yield on and value of the Notes may fluctuate more than floating rate debt securities that are linked to less volatile rates.

We or an affiliate of ours will or could have authority to make determinations and elections that could affect the return on, value of and market for the Notes.

Under the terms of the Notes, we may make certain determinations, decisions and elections with respect to the benchmark rate on the Notes during the floating rate period, including any determination, decision or election required to be made by the calculation agent that the calculation agent fails to make. We will make any such determination, decision or election in our sole discretion, and any such determination, decision or election that we make could affect the amount of interest that accrues on the Notes during any interest period in the floating rate period. For example, if the calculation agent determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, then we will determine, among other things, the Benchmark Replacement Conforming Changes. Furthermore, if the calculation agent fails, when required, to make a determination that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, or fails, when required, to determine the Benchmark Replacement and Benchmark Replacement Adjustment, then we will make those determinations in our sole discretion. Furthermore, we or an affiliate of ours may assume the duties of calculation agent. Any exercise of discretion by us under the terms of the Notes, including any discretion exercised by us or by an affiliate acting as calculation agent, could present a conflict of interest. In making the required determinations, decisions and elections, we or an affiliate of ours acting as calculation agent may have economic interests that are adverse to the interest of the holders of the Notes, and those determinations, decisions or elections could have a material adverse effect on the yield on, value of and market for the Notes. All determinations, decisions or elections by us, or by us or an affiliate acting as calculation agent, under the terms of the Notes will be conclusive and binding absent manifest error.

USE OF PROCEEDS

We estimate that the net proceeds from this offering, after deducting the underwriting discount and estimated expenses, will be approximately $58.4 million. We intend to use the net proceeds from this offering for general corporate purposes, which may include working capital, repurchasing shares of our common stock, paying dividends, repaying indebtedness and redemption of our outstanding securities, providing capital to support the organic growth of the Bank or funding the opportunistic acquisition of similar or complementary financial service organizations, financing investments and capital expenditures and for investments in the Bank as regulatory capital. Although our management actively evaluates acquisition opportunities, we do not have any definitive plans relating to material acquisitions at this time.

Our management will have broad discretion in the use of the net proceeds from the sale of the Notes. Pending the use of the net proceeds of this offering as described above, we may invest such proceeds in highly liquid, short-term securities or in deposit accounts at the Bank.

CAPITALIZATION

The following table sets forth, on a consolidated basis, our capitalization, including regulatory capital ratios, as of June 30, 2019:

•	on an actual basis, and
•

on an “as adjusted” basis after giving pro forma effect to the sale of the Notes offered hereby for total net proceeds of approximately $58.4 million after deducting the underwriting discount and estimated expenses.

The “as adjusted” information below is illustrative only and our capitalization following the closing of this offering will be adjusted based on the final terms of this offering. You should read this table in conjunction with our consolidated financial statements and notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Annual Report on Form 10-K for the year ended December 31, 2018, and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2019, and the “Use of Proceeds” section included in this prospectus supplement, together with the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus.

	As of June 30, 2019
	Actual	As Adjusted
(Dollars in thousands, except per share amounts)
Borrowings:
Borrowed funds(1)	$146,998	$146,998
Subordinated debt	49,019	107,465
Total borrowings	$196,017	$254,463
Shareholders' Equity:
Preferred stock, $1.00 par value; 1,000,000 shares authorized; no shares issued or outstanding	$-	$-
Common Stock, $1.00 par value, 80,000,000 million shares authorized, 21,147,179 shares issued and outstanding	21,147	21,147
Additional paid-in capital	541,979	541,979
Retained earnings	137,342	137,342
Accumulated other comprehensive income	4,233	4,233
Total shareholders' equity	$704,701	$704,701
Regulatory capital ratios(2):
Allegiance Bancshares, Inc. Capital Ratios
Tier 1 capital to average assets	10.17%	10.04%
Common equity Tier 1 capital (to risk weighted assets)(2)	11.34%	11.34%
Tier 1 capital to risk-weighted assets(2)	11.58%	11.58%
Total capital to risk-weighted assets(2)	13.27%	14.74%
Allegiance Bank
Tier 1 capital to average assets	10.57%	10.57%
Common equity Tier 1 capital (to risk weighted assets)(2)	12.02%	12.02%
Tier 1 capital to risk-weighted assets(2)	12.02%	12.02%
Total capital to risk-weighted assets(2)	13.71%	13.71%

________________________________

(1) As of June 30, 2019, the balance of the Company’s revolving credit agreement was $22.1 million. As of September 19, 2019, the balance was $35.6 million.

(2) For purposes of this table, we have assumed that the net proceeds of this offering will be invested in securities which carry no risk weighting for purposes of all adjusted risk-based capital ratios.

DESCRIPTION OF THE NOTES

We will issue the Notes under the indenture, dated September 20, 2019 between the Company, as the issuer, and U.S. Bank National Association as the trustee, as amended and supplemented by a first supplemental indenture, to be dated on or about September 27, 2019, which we refer to as the “indenture” (as it may be amended and supplemented from time to time), and we refer to U.S. Bank National Association in its capacity as the trustee for the Notes under the indenture, as the “trustee.” You may request a copy of the indenture from us as described under “Incorporation of Certain Documents by Reference” in this prospectus supplement. The following summary of certain provisions of the Notes and the summary of certain provisions of the indenture in this prospectus supplement and the accompanying prospectus do not purport to be complete and are subject to, and qualified in their entirety by reference to, all of the provisions of the Notes and the indenture, including the definitions of certain terms used in the Notes and the indenture. We urge you to read each of these documents because they, and not this description or the description set forth in “Description of Debt Securities” in the accompanying prospectus, define your rights as a holder of the Notes. To the extent that information in this prospectus supplement relating to the indenture or the Notes is inconsistent with any related information contained in the accompanying prospectus, the information in this prospectus supplement shall control with respect to the Notes. For purposes of the following summary, references to “we,” “our,” “ours,” “us” and “the Company” or similar references refer to Allegiance Bancshares, Inc. only, and not its subsidiaries.

General

The Notes will be our unsecured and subordinated obligations and will mature on October 1, 2029, or the stated maturity date, unless redeemed prior to such date in accordance with the provisions set forth under “—Optional Redemption and Redemption Upon Special Events.” Unless previously purchased and cancelled or redeemed prior to the stated maturity date, we will repay the Notes at a price equal to 100% of the outstanding principal amount of the Notes, plus any accrued and unpaid interest, to, but excluding, the stated maturity date. We will pay principal of, and interest on, the Notes in U.S. dollars. The Notes will rank equally among themselves and junior in right of payment to our existing and future Senior Indebtedness, as described below in “—Subordination of the Notes,” and will be effectively subordinated to all existing and future indebtedness, deposits and other liabilities and preferred equity of the Bank and our other current and future subsidiaries, including, without limitation, the Bank’s liabilities to its depositors, liabilities to general creditors and liabilities arising during the ordinary course or otherwise. No sinking fund will exist for the Notes, and no sinking fund payments will be made with respect to the Notes. The Notes will not be convertible into or exchangeable for any other securities or property. The Notes will be subject to defeasance but will not be subject to covenant defeasance.

Except as described below under “—Clearance and Settlement,” the Notes will be issued only in book-entry form and will be represented by a global note registered in the name of Cede & Co., as the nominee of The Depository Trust Company, or the DTC. See “—Clearance and Settlement” below. Since only the registered holder of a Note will be treated as the owner of it for all purposes and only registered holders have rights under the indenture, references in this section and in “Description of Debt Securities” in the accompanying prospectus to holders mean only registered holders of Notes.

The Notes will be issued and may be transferred only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The Notes are a part of a series of securities newly established under the indenture and will be initially issued in the aggregate principal amount of $60.0 million. We may, from time to time, without notice to, or the consent of, the holders of the Notes, issue additional debt securities ranking equally with the Notes and with identical terms to the Notes in all respects (except for the issue date, the offering price, the interest commencement date and the first interest payment date) in order that such additional debt securities may be consolidated and form a single series with the Notes.

No recourse will be available for the payment of principal of, or interest on, any Note, for any claim based thereon, or otherwise in respect thereof, against the trustee or any director, officer, employee or shareholder, as such, past, present or future, of ours or of any successor entity.

Neither the indenture nor the Notes contain any covenants: (1) prohibiting or otherwise restricting the incurrence of indebtedness or other obligations by us or by any of our subsidiaries, including the Bank, or the issuance of preferred equity by any of our subsidiaries; (2) requiring us or any of our subsidiaries to achieve or maintain any minimum financial results relating to our or its financial condition, liquidity or results of operations or meet or exceed certain financial ratios as a general matter or to incur additional indebtedness or maintain any reserves; or (3) prohibiting or otherwise restricting us or any of our subsidiaries from granting liens on our or its assets to secure our or its indebtedness or other obligations that are senior or effectively senior in right of payment to the Notes, repurchasing our stock or other securities, including any of the Notes, or paying dividends to our or its shareholders or other equity owners. Accordingly, neither the indenture nor the Notes contain any provisions that would provide protection to the holders of the Notes against a sudden and dramatic decline in our credit quality resulting from a merger, takeover, recapitalization or similar restructuring, any highly leveraged or similar transaction or any other event involving us or any of our subsidiaries that may adversely affect our credit quality. See “Risk Factors—The Notes do not restrict our ability to incur additional debt, to repurchase our securities or to take other actions that could negatively impact holders of the Notes, and the indenture governing the Notes does not contain any financial covenants.”

The indenture and the Notes will be governed by, and construed in accordance with, the laws of the State of New York.

The Notes are not savings accounts or deposits in the Company or the Bank and are not insured or guaranteed by the FDIC or any other governmental agency or instrumentality. The Notes are solely obligations of the Company and are neither obligations of, nor guaranteed by, the Bank or any of our other subsidiaries or affiliates.

Interest Rates and Interest Payment Dates

Fixed Rate Period

From, and including, the date of initial issuance of the Notes to, but excluding, October 1, 2024, unless redeemed prior to such date as contemplated below under “—Optional Redemption and Redemption Upon Special Events,” the Notes will bear interest at the annual rate of 4.70%, and we will pay interest on the Notes semi-annually in arrears on each April 1 and October 1, commencing on April 1, 2020. We refer to each such date as a “fixed rate interest payment date,” and we refer to the period from, and including, the issue date of the Notes to, but excluding, the first fixed rate interest payment date and each successive period from, and including, a fixed rate interest payment date to, but excluding, the next fixed rate interest payment date as a “fixed rate period.” If any fixed rate interest payment date is not a business day (as defined below), we will make the relevant payment on the next business day, and no interest will accrue as a result of any such delay in payment. The interest payable on any fixed rate interest payment date will be paid to each holder in whose name a Note is registered at the close of business on the fifteenth day (whether or not a business day) immediately preceding such fixed rate interest payment date.

Floating Rate Period

From, and including, October1, 2024 to, but excluding, the stated maturity date, unless redeemed subsequent to October 1, 2024 but prior to the stated maturity date as contemplated below under “—Optional Redemption and Redemption Upon Special Events,” the Notes will bear interest at an annual rate equal to Three-month LIBOR, reset quarterly, plus 313 basis points (3.13%), and we will pay interest on the Notes quarterly in arrears on each January 1, April 1, July 1 and October 1 beginning on October 1, 2024. We refer to each such date as a “floating rate interest payment date,” and together with the fixed rate interest payment dates, collectively the “interest payment dates,” and we refer to the period from, and including, October 1, 2024 to, but excluding, the first floating rate interest payment date and each successive period from, and including, a floating rate interest payment date to, but excluding, the next floating rate interest payment date as a “floating rate period,” and together with the fixed rate periods, collectively, the “interest rate periods.” The interest payable on any floating rate interest payment date will be paid to the holder in whose name a Note is registered at the close of business on the fifteenth day (whether or not a business day) immediately preceding such floating rate interest payment date. If a floating rate payment date falls on a day that is not a business day, then such floating rate payment date will be postponed to the next succeeding business day unless such day falls in the next succeeding calendar month, in which case such floating rate payment date will be accelerated to the immediately preceding business day, and, in each such case, the amounts payable on such business day will include interest accrued to, but excluding, such business day.

The term “business day” means any day other than a Saturday or Sunday that is neither a legal holiday nor a day on which banking institutions in Houston, Texas or New York, New York are authorized or required by law, regulation or executive order to be closed; provided, however, that in the case of any floating rate interest payment date, such day is also a London banking day.

“Three-month LIBOR” means, for any interest period during the floating rate period, as follows:

(i)The offered rate for deposits in U.S. dollars having a maturity of three months that appears on the Designated LIBOR Page as of 11:00 a.m., London time, on such determination date. If no such rate so appears, Three-month LIBOR for such interest period will be determined in accordance with the provisions described in clause (ii) below.

(ii)With respect to a LIBOR Determination Date on which no rate is displayed on the Designated LIBOR Page as specified in clause (i) above, the calculation agent shall request the principal London offices of each of four major reference banks (which may include affiliates of the underwriters for the offering of the Notes) in the London interbank market, as selected by us, and whose name and contact information shall be provided by us in writing to the calculation agent, to provide the calculation agent with its offered quotation for deposits in U.S. dollars having an index maturity of three months, commencing on the first day of the related interest period, to prime banks in the London interbank market as of 11:00 a.m., London time, on such LIBOR Determination Date and in a principal amount that is representative for a single transaction in U.S. dollars in such market at such time. If at least two such quotations are so provided, then Three-month LIBOR on such LIBOR Determination Date will be the arithmetic mean calculated by the calculation agent of such quotations. If fewer than two such quotations are so provided, then Three-month LIBOR on such LIBOR Determination Date will be the arithmetic mean calculated by the calculation agent of the rates quoted at approximately 11:00 a.m.,  New York City time, on such LIBOR Determination Date by three major banks (which may include affiliates of the underwriters for the offering of the Notes) in New York City selected by us, and whose name and contact information shall be provided by us in writing to the calculation agent, for loans in U.S. dollars to leading European banks, having an index maturity of three months and in a principal amount that is representative for a single transaction in U.S. dollars in such market at such time; provided, however, that if the banks so selected by us are not quoting as mentioned in this sentence, but a Benchmark Transition Event (as defined below) has not occurred, Three-month LIBOR for the upcoming interest period to which the LIBOR Determination Date relates shall be Three month-LIBOR as in effect in the then-current interest period or, in the case of the first interest period in the floating rate period, the most recent Three-month LIBOR that can be determined by reference to the Designated LIBOR Page.

The establishment of Three-month LIBOR for each interest period in the floating rate period by the calculation agent shall (in the absence of manifest error) be final and binding. Upon prior written request from any holder of the Notes, the calculation agent will provide the interest rate in effect on the Notes for the then-current interest period and, if it has been determined, the interest rate to be in effect for the next interest period. All percentages used in or resulting from any calculation of Three-month LIBOR shall be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with 0.000005% rounded up to 0.00001%.

“Calculation agent” means the agent appointed by us in our sole discretion prior to October 1, 2024 to perform calculations relating to the floating interest rate on the Notes. We or an affiliate of ours may assume the duties of the calculation agent.

“Designated LIBOR Page,” means the display on Reuters, or any successor service, on page LIBOR01, or any other page as may replace that page on that service, for the purpose of displaying the London interbank rates for U.S. dollars.

“London Banking Day” means any date on which commercial banks are open for business (including dealings in U.S. dollars) in London, England.

“LIBOR Determination Date” means the second London Banking Day immediately preceding the first day of each applicable interest period commencing on the first floating rate interest payment date.

Notwithstanding the foregoing paragraph, if the calculation agent determines on or prior to the relevant LIBOR Determination Date that a Benchmark Transition Event and its related Benchmark Replacement Date (each as defined below) have occurred with respect to Three-month LIBOR, then the provisions set forth below under the heading “Effect of Benchmark Transition Event”, which we refer to as the benchmark transition provisions, will thereafter apply to all determinations of the rate of interest payable on the Notes during the floating rate period. In accordance with the benchmark transition provisions, after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the amount of interest that will be payable for each interest period on the Notes will be an annual rate equal to the sum of the Benchmark Replacement (as defined below) plus 3.13%.

Interest Payment Dates

Interest shall be calculated on the basis of a 360-day year consisting of twelve 30-day months to, but excluding, October 1, 2024, and thereafter on the basis of a 360-day year and on the basis of the actual number of days elapsed. Dollar amounts resulting from that calculation will be rounded to the nearest cent, with one-half cent being rounded upward.

Interest on the Notes, subject to certain exceptions, will accrue during the applicable interest period. When we use the term “interest period”, we mean the period from and including the immediately preceding interest payment date in respect of which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from and including the date of issuance of the Notes to, but excluding, the applicable interest payment date or the maturity date or date of earlier redemption, if applicable. If an interest payment date in respect of a fixed rate period or the maturity date falls on a day that is not a business day, the interest payment or the payment of principal and interest at maturity will be paid on the next succeeding business day, but the payments made on such dates will be treated as being made on the date that the payment was first due and the holders of the Notes will not be entitled to any further interest or other payments. In the event that a floating rate interest payment date falls on a day that is not a business day, then such floating rate interest payment date will be postponed to the next succeeding business day unless such day falls in the next succeeding calendar month, in which case such floating rate interest payment date will be accelerated to the immediately preceding business day, and, in each such case, the amounts payable on such business day will include interest accrued to, but excluding, such business day.

Interest on each Note will be payable to the person in whose name such Note is registered at the close of business on the 15th day immediately preceding the applicable interest payment date, whether or not such day is a business day. Any interest which is payable, but is not punctually paid or duly provided for, on any interest payment date shall cease to be payable to the holder on the relevant record date by virtue of having been a holder on such date, and such defaulted interest may be paid by us to the person in whose name the Notes are registered at the close of business on a special record date for the payment of defaulted interest. However, interest that is paid on the maturity date will be paid to the person to whom the principal will be payable. Interest will be payable by wire transfer in immediately available funds in U.S. dollars at the office of the principal paying agent or, at our option in the event the Notes are not represented by Global Notes (as defined below), by check mailed to the address of the person specified for payment in the preceding sentences.

Effect of Benchmark Transition Event

Benchmark Replacement. If the calculation agent determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred on or prior to the Reference Time in respect of any determination of the Benchmark on any date, then the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the Notes during the floating rate period in respect of such determination on such date and all determinations on all subsequent dates.

Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, we will have the right to make Benchmark Replacement Conforming Changes from time to time.

Certain Defined Terms. As used herein:

“Benchmark” means, initially, Three-month LIBOR; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-month LIBOR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

“Benchmark Replacement” means the Interpolated Benchmark with respect to the then-current Benchmark, plus the Benchmark Replacement Adjustment for such Benchmark; provided that if the calculation agent cannot determine the Interpolated Benchmark as of the Benchmark Replacement Date, then “Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the calculation agent as of the Benchmark Replacement Date:

(1)	the sum of (a) Term SOFR and (b) the Benchmark Replacement Adjustment;

(2)	the sum of (a) Compounded SOFR and (b) the Benchmark Replacement Adjustment;

(3)

the sum of: (a) the alternate rate that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark for the applicable Corresponding Tenor and (b) the Benchmark Replacement Adjustment;

(4)	the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; and

(5)

the sum of: (a) the alternate rate that has been selected by us or our designee as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to any industry-accepted rate as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate securities at such time and (b) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the calculation agent as of the Benchmark Replacement Date:

(1)

the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(2)	if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment; and

(3)

the spread adjustment (which may be a positive or negative value or zero) that has been selected by us or our designee giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate securities at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “interest period”, timing and frequency of determining rates with respect to each interest period and making payments of interest, rounding of amounts or tenors, and other administrative matters) that we or our designee decide may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if we or our designee decide that adoption of any portion of such market practice is not administratively feasible or if we or our designee determine that no market practice for use of the Benchmark Replacement exists, in such other manner as we or our designee determine is reasonably necessary).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(1)

in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or

(2)	in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1)

a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark;

(2)

a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; or

(3)	a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“Compounded SOFR” means the compounded average of SOFRs for the applicable Corresponding Tenor, with the rate, or methodology for this rate, and conventions for this rate (which will be compounded in arrears with a look back and/or suspension period as a mechanism to determine the interest amount payable prior to the end of each interest period) being established by us in accordance with:

(1)	the rate, or methodology for this rate, and conventions for this rate selected or recommended by the Relevant Governmental Body for determining compounded SOFR; provided that:

(2)

if, and to the extent that, we or our designee determine that Compounded SOFR cannot be determined in accordance with clause (1) above, then the rate, or methodology for this rate, and conventions for this rate that have been selected by us or our designee giving due consideration to any industry-accepted market practice for U.S. dollar-denominated floating rate securities at such time.

For the avoidance of doubt, the calculation of Compounded SOFR shall exclude the Benchmark Replacement Adjustment and the spread of 3.13% per annum.

“Corresponding Tenor” with respect to a Benchmark Replacement means a tenor (including overnight) having approximately the same length (disregarding business day adjustment) as the applicable tenor for the then-current Benchmark.

“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.

“Interpolated Benchmark” with respect to the Benchmark means the rate determined for the Corresponding Tenor by interpolating on a linear basis between: (1) the Benchmark for the longest period (for which the Benchmark is available) that is shorter than the Corresponding Tenor and (2) the Benchmark for the shortest period (for which the Benchmark is available) that is longer than the Corresponding Tenor.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“Reference Time” with respect to any determination of the Benchmark means (1) if the Benchmark is Three-month LIBOR, 11:00 a.m. (London time) on the relevant LIBOR Determination Date, and (2) if the Benchmark is not Three-month LIBOR, the time determined by the calculation agent in accordance with the Benchmark Replacement Conforming Changes.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“SOFR” with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark, (or a successor administrator) on the Federal Reserve Bank of New York’s Website.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

“Term SOFR” means the forward-looking term rate for the applicable Corresponding Tenor based on SOFR that has been selected or recommended by the Relevant Governmental Body.

Determinations and Decisions

We and our designees and the calculation agent are expressly authorized to make certain determinations, decisions and elections under the terms of the Notes, including with respect to the use of any Benchmark Replacement for the floating rate period and under the benchmark transition provisions. Any determination, decision or election that may be made by us, our designees or by the calculation agent under the terms of the Notes, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection:

•	will be conclusive and binding on the holders of the Notes and the trustee absent manifest error;

•	if made by us or our designee, will be made in our, or our designee’s, sole discretion;
•	if made by the calculation agent, will be made after consultation with us, and the calculation agent will not make any such determination, decision or election to which we reasonably object; and

•	notwithstanding anything to the contrary in the Indenture, shall become effective without consent from the holders of the Notes or the trustee.

If the calculation agent fails to make any determination, decision or election that it is required to make under the terms of the Notes, then we will make that determination, decision or election on the same basis as described above.

Subordination of the Notes

Our obligation to make any payment on account of the principal of, or interest on, the Notes will be subordinate and junior in right of payment to the prior payment in full of all of our Senior Indebtedness. As of June 30, 2019, we had $22.1 million in Senior Indebtedness outstanding at the holding company level.

The term “Senior Indebtedness” means (a) indebtedness of the Company evidenced by notes, debentures, or bonds or other securities issued under the provisions of any indenture, fiscal agency agreement, debenture or note purchase agreement or other agreement, including any senior debt securities that may be offered; (b) indebtedness of the Company for money borrowed or represented by purchase-money obligations (as defined below); (c) the Company’s obligations as lessee under leases of property whether made as part of a sale and leaseback transaction to which it is a party or otherwise; (d) indebtedness, obligations and liabilities of others in respect of which the Company is liable contingently or otherwise to pay or advance money or property or as guarantor, endorser or otherwise or which it has agreed to purchase or otherwise acquire and indebtedness of partnerships and joint ventures that is included in the Company’s consolidated financial statements; (e) reimbursement and other obligations relating to letters of credit, bankers’ acceptances and similar obligations; (f) obligations under various hedging arrangements and agreements, including interest rate and currency hedging agreements and swap and non-swap forward agreements; (g) all of the Company’s obligations issued or assumed as the deferred purchase price of property or services, but excluding trade accounts payable and accrued liabilities arising in the ordinary course of business; and (h) deferrals, renewals or extensions of any of the indebtedness or obligations described in clauses (a) through (g) above.

The term “Senior Indebtedness” does not include (a) any indebtedness, obligation or liability referred to in clauses (a) through (h) above as to which, in the instrument creating or evidencing that indebtedness, obligation or liability, it is expressly provided that the indebtedness, obligation or liability is not senior in right of payment, is junior in right of payment to, or ranks equally in right of payment with, the Notes; and (b) any indebtedness that is subordinated to indebtedness of the Company to the same extent or to a greater extent than the Notes; and (c) the Company’s junior subordinated debentures and, unless expressly provided in the terms thereof, any indebtedness of the Company to its subsidiaries.

As used above, the term “purchase money obligations” means indebtedness, obligations evidenced by a note, debenture, bond or other instrument, whether or not secured by a lien or other security interest, issued to evidence the obligation to pay or a guarantee of the payment of, and any deferred obligation for the payment of, the purchase price of property but excluding indebtedness or obligations for which recourse is limited to the property purchased, issued or assumed as all or a part of the consideration for the acquisition of property or services, whether by purchase, merger, consolidation or otherwise, but does not include any trade accounts payable.

Upon any insolvency, bankruptcy, liquidation, dissolution, winding up or similar proceeding or any assignment for the benefit of creditors or any other marshalling of our assets or liabilities, the payment of the principal of and interest on the Notes will be subordinated in right of payment to the prior payment in full in cash or other payment satisfactory to the holders of Senior Indebtedness of all Senior Indebtedness. In the event of any acceleration of the Notes because of an insolvency event of default specified in clauses (5) or (6) under “Description of Debt Securities—Events of Default; Right to Accelerate” in the accompanying prospectus, the holders of any Senior Indebtedness would be entitled to payment in full in cash or other payment satisfactory to such holders of all Senior Indebtedness obligations before the holders of the Notes are entitled to receive any payment or distribution. The indenture requires us or, at our direction, the trustee to promptly notify holders of Senior Indebtedness if payment of the Notes is accelerated because of an event of default.

We may not make any payment on the Notes, including any redemption of the Notes, if:

•	any default in the payment of principal, premium, if any, or interest on any Senior Indebtedness beyond any applicable grace period with respect thereto occurs, and is continuing,
•	a default on Senior Indebtedness occurs and is continuing that permits holders of such Senior Indebtedness (or a trustee on their behalf) to accelerate its maturity, or
•	a default under any Senior Indebtedness is the subject of judicial proceedings or the trustee or paying agent receives a notice of the default from a person who may give it pursuant to the indenture.

We may resume payments on the Notes and may acquire them when:

•	the default is cured or waived, or
•	otherwise permitted by the indenture.

In the event of our bankruptcy, dissolution or reorganization, holders of Senior Indebtedness may receive more, ratably, and holders of the Notes may receive less, ratably, than our other creditors (including our trade creditors). This subordination will not prevent the occurrence of any event of default under the indenture.

Subject to the terms of the indenture, if the trustee or any holder of any of the Notes receives any payment or distribution of our assets in contravention of the subordination provisions applicable to the Notes before all Senior Indebtedness is paid in full in cash, property or securities, including by way of set-off or any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of the Notes, then such payment or distribution will be held in trust for the benefit of holders of Senior Indebtedness or their representatives to the extent necessary to make payment in full in cash or payment satisfactory to the holders of Senior Indebtedness of all unpaid Senior Indebtedness.

We are obligated to pay compensation to the trustee as shall be agreed in writing between us and the trustee and to indemnify the trustee against certain losses, liabilities or expenses incurred by the trustee in connection with its duties relating to the Notes. The trustee’s claims for these payments will generally be senior to those of noteholders in respect of all funds collected or held by the trustee.

As discussed above, neither the Notes nor the indenture contains any limitation on the amount of Senior Indebtedness or other obligations ranking senior to or equally with the indebtedness evidenced by the Notes that we, the Bank or any of our other subsidiaries may incur or any preferred equity that we, the Bank or our other subsidiaries may issue. Indebtedness and other liabilities and any preferred equity of the Bank or our other subsidiaries do not fall within the definition of Senior Indebtedness, but the Notes will be effectively subordinated to all of the existing and future indebtedness and other liabilities, including deposit liabilities, of our subsidiaries, including the Bank, and to preferred equity holders of any such subsidiary. As of June 30, 2019, the Bank and our other subsidiaries had outstanding indebtedness, total deposits and other liabilities of approximately $4.1 billion, excluding intercompany liabilities, all of which ranks structurally senior to the Notes. As of June 30, 2019, the Company, at the holding company level, had $22.1 million in Senior Indebtedness ranking senior to the Notes.

Optional Redemption and Redemption Upon Special Events

We may, at our option, beginning with the interest payment date of October 1, 2024 and on any interest payment date thereafter, redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the date of redemption, subject to prior approval of the Federal Reserve, to the extent that such approval is required. The selection of Notes to be redeemed in any partial redemption will be made by lot or in accordance with DTC’s applicable procedures. If any Note is to be redeemed in part only, the notice of redemption relating to such Note shall state it is a partial redemption and the portion of the principal amount thereof to be redeemed. A replacement Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original Note. The Notes are not subject to redemption or prepayment at the option of the holders of the Notes.

In addition, we may, at our option and subject to prior approval of the Federal Reserve, to the extent that such approval is required, redeem the Notes, in whole but not in part, at any time prior to the stated maturity date, at a redemption price equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest to, but excluding, the date of redemption, in the event of:

(1) a “Tax Event,” which is defined to mean the receipt by the Company of an opinion of independent tax counsel to the effect that, as a result of (a) an amendment to or change (including any announced prospective amendment or change) in any law or treaty, or any regulation thereunder, of the United States or any of its political subdivisions or taxing authorities, (b) a judicial decision, administrative action, official administrative pronouncement, ruling, regulatory procedure, regulation, notice or announcement, including any notice or announcement of intent to adopt or promulgate any ruling, regulatory procedure or regulation, (c) an amendment to or change in any official position with respect to, or any interpretation of, an administrative or judicial action or a law or regulation of the United States that differs from the previously generally accepted position or interpretation, or (d) a threatened challenge asserted in writing in connection with an audit of the Company’s federal income tax returns or positions or a similar audit of any of the Company’s subsidiaries or a publicly known threatened challenge asserted in writing against any other taxpayer that has raised capital through the issuance of securities that are substantially similar to the Notes, in each case, occurring or becoming publicly known on or after the original issue date of the Notes, there is more than an insubstantial risk that interest payable by the Company on the Notes is not, or within 90 days of the date of such opinion, will not be, deductible by the Company, in whole or in part, for United States federal income tax purposes;

(2) a “Tier 2 Capital Event,” which is defined to mean the Company’s reasonable determination that, as a result of (a) any amendment to, or change in, the laws, rules, regulations, policies or guidelines of the United States (including, for the avoidance of doubt, any agency or instrumentality of the United States, including the Federal Reserve and other federal bank regulatory agencies) or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of the Notes, (b) any proposed change in those laws, rules, regulations, policies or guidelines that is announced or becomes effective after the initial issuance of the Notes, or (c) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws, rules, regulations, policies or guidelines or policies with respect thereto that is announced after the original issue date of the Notes, there is more than an insubstantial risk that the Company will not be entitled to treat the Notes then outstanding as “Tier 2 Capital” (or its equivalent) for purposes of the capital adequacy rules or regulations of the Federal Reserve (or, as and if applicable, the capital adequacy rules or regulations of any successor appropriate federal banking agency) as then in effect and applicable, for so long as any Notes are outstanding; or

(3) a “1940 Act Event,” which is defined to mean our becoming required to register as an investment company pursuant to the Investment Company Act of 1940, as amended.

Our election to redeem any Notes upon the occurrence of any of the enumerated events above will be provided to the trustee in the form of an officer’s certificate at least 60 days prior to the redemption date, or such shorter notice as may be acceptable to the trustee. In case of any such election, notice of redemption must be provided to the holders of the Notes not less than 30 days nor more than 60 days prior to the redemption date. Any such redemption may be subject to the satisfaction of conditions precedent as may be set forth in the applicable notice of redemption. If any such conditions precedent have not been satisfied, the Company shall provide written notice to the trustee and each holder of the Notes prior to the close of business of the business day prior to the redemption date in the same manner in which the notice of redemption was given. Upon receipt of such notice, the notice of redemption shall be rescinded or delayed as provided in such notice. In no event shall the trustee be responsible to satisfy any such condition precedent, including making a deposit of money required to effectuate the redemption.

Notwithstanding the foregoing, interest payable on any interest payment date on or before any redemption of the Notes will be paid to each holder in whose name a Note is registered as described above in “—Interest Rates and Interest Payment Dates.”

The Notes Intended to Qualify as Tier 2 Capital

The Notes are intended to qualify as Tier 2 capital under the capital rules established by the Federal Reserve for bank holding companies that became effective January 1, 2014 and the guidelines of the Federal Reserve for bank holding companies under the Basel III framework that became effective on January 1, 2015. The rules set forth specific criteria for instruments to qualify as Tier 2 capital. Among other things, the Notes must:

•	be unsecured;
•	have a minimum original maturity of at least five years;
•	be subordinated to depositors and general creditors, which, in our case, will be to the holders of our Senior Indebtedness, if any;
•

not contain provisions permitting the holders of the Notes to accelerate payment of principal prior to maturity except in the event of dissolution, winding-up, liquidation or reorganization or similar proceeding of the Company or the Bank;

•

not contain provisions permitting the Company to redeem or repurchase the Notes prior to the date that is five years after issuance, except upon the occurrence of certain special events, but in each case, only with the prior approval of the Federal Reserve; and

•	unless the Federal Reserve authorizes us to do otherwise in writing, not be redeemed unless they are replaced with other Tier 2 capital instruments or unless we can demonstrate to the satisfaction of the Federal Reserve that following redemption, we will continue to hold capital commensurate with our risk.

Clearance and Settlement

DTC will act as securities depositary for the Notes. The Notes will be issued only as fully registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. A fully registered global note, representing the total aggregate principal amount of the Notes issued and sold, will be executed and deposited with DTC.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC holds securities that its participants deposit with it. DTC also facilitates the settlement among participants of securities transactions in deposited securities, such as transfers and pledges, through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.

DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC, in turn, is owned by a number of its direct participants and members of the National Securities Clearing Corporation, Government Securities Clearing Corporation, MBS Clearing Corporation and Emerging Markets Clearing Corporation, as well as by the New York Stock Exchange and the Financial Industry Regulatory Authority.

Access to the DTC system is also available to indirect participants, such as securities brokers and dealers, and banks and trust companies that clear through or maintain custodial relationships with direct participants, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of securities under the DTC system must be made by or through direct or indirect participants in DTC, who will receive a credit for the securities on DTC’s records. The ownership interest of each beneficial owner of securities will be recorded on the direct or indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Under a book-entry format, holders may experience some delay in their receipt of payments made with respect to the Notes, as such payments will be forwarded by the paying agent for the Notes to Cede & Co., as nominee for DTC. DTC will forward the payments to its participants, who will then forward them to indirect participants or holders. Beneficial owners of securities other than DTC or its nominees will not be recognized by the relevant registrar, transfer agent, paying agent or trustee as registered holders of the Notes entitled to the benefits of the indenture. Beneficial owners that are not participants will be permitted to exercise their rights only indirectly through and according to the procedures of participants and, if applicable, indirect participants.

To facilitate subsequent transfers, all securities deposited by direct participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership of those securities. DTC does not have, and is not anticipated to have, any knowledge of the actual beneficial owners of the Notes, as DTC’s records reflect only the identity of the direct participants to whose accounts the Notes are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of redemption notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

If applicable, redemption notices shall be sent to Cede & Co. If less than all of the Notes are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in such issue to be redeemed.

DTC may discontinue providing its services as securities depositary with respect to the Notes at any time by giving reasonable notice to the Company or its agent. Under these circumstances, in the event that a successor securities depositary is not obtained, certificates for the Notes are required to be printed and delivered. We may decide to discontinue the use of the system of book-entry-only transfers through DTC (or a successor securities depositary). In that event, certificated Notes to be exchanged for beneficial interests in the global Notes will be authenticated and delivered to or at the direction of DTC within 90 days.

All payments of principal of, and interest on, the Notes represented by the global note and all transfers and deliveries of such global note will be made to DTC or its nominee, as the case may be, as the registered holder of the global note. DTC’s practice is to credit its direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from the Company or its agent, on the payment date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners of the Notes will be governed by standing instructions and customary practices of those participants, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of that participant and not of DTC, the depositary, the Company, the trustee or any of their respective agents, subject to any statutory or regulatory requirements as may be in effect from time to time. Payments of principal of, or interest on, the Notes to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) will be the responsibility of the Company or its agent, disbursement of such payments to direct participants will be the responsibility of DTC, and disbursement of such payments to the beneficial owners of the Notes will be the responsibility of direct and indirect participants.

Ownership of beneficial interests in the global note will be limited to participants or persons that may hold beneficial interests through institutions that have accounts with DTC or its nominee or through organizations that are participants or indirect participants in such system. The depositaries, in turn, will hold interests in the Notes in customers’ securities accounts in the depositaries’ name on the books of DTC. Ownership of beneficial interests in the global note will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by DTC or its nominee, with respect to participants’ interests, or any participant, with respect to interests of persons held by the participant on their behalf. Payments, transfers, deliveries, exchanges, redemptions and other matters relating to beneficial interests in the global note may be subject to various policies and procedures adopted by DTC from time to time. None of the Company, the trustee or any agent for any of them will have any responsibility or liability for any aspect of DTC’s or any direct or indirect participant’s records relating to, or for payments made on account of, beneficial interests in the global note, or for maintaining, supervising or reviewing any of DTC’s records or any direct or indirect participant’s records relating to these beneficial ownership interests.

Although DTC has agreed to the foregoing procedures in order to facilitate transfer of interests in the Notes among participants, DTC is under no obligation to perform or continue to perform these procedures, and these procedures may be discontinued at any time. We will not have any responsibility for the performance by DTC or its direct or indirect participants under the rules and procedures governing DTC.

Because DTC can act only on behalf of direct participants, who in turn act only on behalf of direct or indirect participants, and certain banks, trust companies and other persons approved by it, the ability of a beneficial owner of the Notes to pledge them to persons or entities that do not participate in the DTC system may be limited due to the unavailability of physical certificates for the Notes.

DTC has advised us that it will take any action permitted to be taken by a registered holder of any securities under the indenture only at the direction of one or more participants to whose accounts with DTC the relevant securities are credited.

The information in this section concerning DTC and its book-entry system has been obtained from sources that we believe to be accurate, but neither we nor the underwriter assume any responsibility for the accuracy or completeness thereof.

Notices

Any notices required to be given to the holders of the Notes will be given in accordance with the indenture by mail or electronic means. Notwithstanding any other provision of the indenture or any Note, where the indenture or any Note provides for notice of any event or any other communication (including any notice of redemption or repurchase) to a holder of a Note issued in global form (whether by mail or otherwise), such notice shall be sufficiently given if given to DTC (or its designee) pursuant to the applicable procedures of DTC or its designee, including by electronic mail in accordance with accepted practices at DTC.

Regarding the Trustee

U.S. Bank National Association will act as trustee for the Notes under the indenture. From time to time, we and some of our subsidiaries may maintain deposit accounts and conduct other banking transactions, including lending transactions, with the trustee in the ordinary course of business.

The trustee is permitted to engage in certain other transactions. Upon the occurrence of an event of default or an event which, after notice or lapse of time or both, would become an event of default under the Notes, or upon the occurrence of a default under another indenture under which U.S. Bank National Association serves as trustee, the trustee may be deemed to have a conflicting interest with respect to the other debt securities as to which we are not in default for purposes of the Trust Indenture Act and, accordingly, may be required to resign as trustee under the indenture. In that event, we would be required to appoint a successor trustee.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a general summary of certain U.S. federal income tax consequences of the acquisition, ownership and disposition of the Notes offered hereby. This summary is for general information only, does not provide a complete analysis of all potential tax considerations, and is based on the Internal Revenue Code of 1986, as amended, or the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date hereof. All of the foregoing authorities are subject to differing interpretations or change (possibly with retroactive effect), and any such differing interpretations or change may result in U.S. federal income tax consequences to you that are materially different from those described herein. As a result, the tax considerations when acquiring, owning or disposing of the Notes could differ from those described below. We have not sought, and will not seek, any ruling from the Internal Revenue Service, or the “IRS,” with respect to the statements made and the conclusions reached in this summary, and we cannot assure you that the IRS will agree with such statements and conclusions nor that the IRS will not assert, or a court would not sustain, a challenge to one or more of the tax consequences described below.

Except where otherwise noted, this summary addresses only those beneficial owners who purchase notes in this offering at their “issue price,” which is the first price at which a substantial amount of the Notes are purchased for cash (other than to bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers), and who hold the Notes as “capital assets” for U.S. federal income tax purposes (generally, property held for investment). This summary does not address the tax consequences to subsequent purchasers of the Notes or any persons who hold the Notes as other than capital assets. In addition, this summary does not address the tax laws of any state, local or non-U.S. jurisdiction or other U.S. federal tax laws (such as estate and gift taxes) other than U.S. federal income tax law, nor does it address the net investment income tax imposed on certain non-corporate taxpayers. We intend, and by acquiring any Notes each beneficial owner of a Note will agree, to treat the Notes as indebtedness for U.S. federal income tax purposes, and this discussion assumes such treatment.

This discussion does not address all of the tax consequences that may be relevant to you in light of your particular circumstances, including alternative minimum tax and Medicare contribution tax consequences, as well as differing tax consequences that may apply if you are subject to special treatment under the U.S. federal income tax laws, for instance:

•	a partnership pass-through entity for U.S. federal income tax purposes or an investor in such a partnership,
•	financial institutions and banks,
•	insurance companies,
•	qualified insurance plans,
•	tax-exempt organizations,

•	qualified retirement plans and individual retirement accounts, or other deferred compensation arrangement,
•	governmental entities,
•	brokers, dealers or traders in securities or currencies, or a dealer or trader in securities that uses a mark-to-market method of tax accounting,
•	regulated investment companies,
•	real estate investment trusts or grantor trusts,
•	persons whose functional currency is not the U.S. dollar,
•	persons subject to the alternative minimum tax provisions of the Code,
•	persons who purchase or sell the Notes as part of a wash sale,
•	persons who hold the Notes as part of a “hedge,” “straddle” or other risk reduction mechanism, “constructive sale,” or “conversion transaction,” as these terms are used in the Code,
•	certain U.S. expatriates,
•

persons subject to special tax accounting rules as a result of any item of gross income with respect to the Notes being taken into account in an applicable financial statement (as defined in Section 451 of the Code),

•	persons that own directly or indirectly or constructively ten percent or more, by vote or value of the interests of the Bank,
•	Non-U.S. Holders (as defined below) who are present in the United States for 183 days or more in a taxable year, and
•	controlled foreign corporations, passive foreign investment companies and regulated investment companies and shareholders of such corporations.

If an entity treated as a partnership for U.S federal income tax purposes is a beneficial owner of Notes, the treatment of a partner in the partnership generally will depend upon the status of the partner and upon the activities of the partner and the partnership. Partnerships and partners in partnerships considering an investment in the Notes are urged to consult their tax advisors about the U.S. federal income tax consequences of acquiring, owning and disposing of Notes.

You are urged to consult your tax advisor with regard to the application of the U.S. federal income tax laws to your particular situation as well as any tax consequences arising under other U.S. federal tax laws or the laws of any state, local or non-U.S. taxing jurisdiction.

Tax Consequences to U.S. Holders

This section applies to you if you are a “U.S. Holder.” As used herein, the term “U.S. Holder” means a beneficial owner of a Note that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States,
•

a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state therein or the District of Columbia,

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source, or
•

a trust: (a) if a court within the United States is able to exercise primary supervision over its administration and one or more United States persons have authority to control all substantial decisions of the trust; or (b) it has a valid election in effect under applicable Treasury Regulations to be treated as a United States person for U.S. federal income tax purposes.

You are a “non-U.S. Holder” for purposes of this discussion if for U.S. federal income tax purposes you are a beneficial owner (other than an entity treated as a partnership for U.S. income tax purposes) of Notes that is not a U.S. Holder. If you are a non-U.S. Holder, you should consult your tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to you in light of your particular facts and circumstances.

The following discussion is for general information only and is not intended to be, nor should it be construed to be, legal or tax advice to any holder or prospective holder of Notes and no opinion or representation with respect to the U.S. federal income tax consequences to any such holder or prospective holder is made. U.S. Holders are urged to consult their tax advisors with respect to the U.S. federal, state and local tax consequences, the non-U.S. tax consequences and the non-tax consequences of the acquisition, ownership and disposition of Notes.

Payments of Interest and Original Issue Discount on the Notes. It is expected and this discussion assumes that either the issue price of the Notes will equal the stated redemption price at maturity or if the issue price is less than the stated redemption price at maturity, that the difference will be a de minimis amount (as set forth in the applicable Treasury Regulations). If, however, the issue price of a Note is less than the stated redemption amount at maturity and the difference is more than a de minimis amount (as set forth in the applicable Treasury Regulations), then a U.S. Holder generally will be required to include the difference in income as original issue discount, which we refer to as “OID,” as it accrues in accordance with a constant yield method. Stated interest on a Note will generally be taxable to a U.S. Holder as ordinary income at the time such interest is received or accrued, depending on the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes. See the discussion below under “—Backup Withholding and Information Withholding” regarding certain information we may be required to provide the IRS with respect to payments to U.S. Holders and circumstances under which we may be required to withhold U.S. federal income tax on payments to U.S. Holders. As described in more detail below, the interest rate on the Notes will require OID to be calculated as if it were an equivalent fixed rate debt instrument. However, under those rules, we do not expect the Notes to be treated as bearing OID.

The Notes will initially bear interest at a fixed annual rate.  From and including October 1, 2024, the Notes will bear interest at a variable rate equivalent to Three-month LIBOR plus a fixed mark-up.  Under applicable Treasury Regulations, a debt instrument will qualify as a “variable rate debt instrument” if (a) its issue price does not exceed the total noncontingent principal payments due under the debt instrument by more than a specified de minimis amount and (b) the debt instrument provides for stated interest, paid or compounded at least annually, at current values of a single fixed rate and one or more qualified floating rates. A “qualified floating rate” is any variable rate where variations in the value of such rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the debt instrument is denominated. Under the foregoing definition, the Notes are expected to be treated as variable rate debt instruments for U.S. federal income tax purposes. Under this characterization, payments treated as qualified stated interest, referred to herein as “QSI,” on the Notes generally will be taxable to U.S. Holders as ordinary interest income at the time such interest payments are accrued or received, depending on the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes. The term QSI generally means stated interest that is unconditionally payable in cash at least annually at a single fixed rate, but as discussed below, special rules are applicable to a variable rate debt instrument.

For U.S. federal income tax purposes, OID is the excess of the stated redemption price at maturity of a debt instrument over its issue price, if such excess equals or exceeds a specified de minimis amount (generally 1⁄4 of 1% of the debt instrument’s stated redemption price at maturity multiplied by, for an obligation that is not an installment obligation under applicable Treasury Regulations, the number of complete years to maturity of such debt instrument; we do not expect the Notes to be treated as an installment obligation. The issue price of an issue of debt instruments equals the first price at which a substantial amount of the debt instruments has been sold (ignoring sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers). The stated redemption price at maturity of a debt instrument is the sum of all payments provided by the debt instrument other than payments of QSI. A U.S. Holder (regardless of its method of tax accounting) will be required to include OID in ordinary income as it accrues in accordance with a constant yield method based on a compounding of interest.

Under applicable Treasury Regulations, in order to determine the amount of QSI and OID in respect of the Notes, an equivalent fixed rate debt instrument must be constructed. The equivalent fixed rate debt instrument is a hypothetical instrument that has terms that are identical to those of the Notes, except that the equivalent fixed rate debt instrument provides for fixed rate substitutes in lieu of the actual rates on the Notes. The equivalent fixed rate debt instrument is constructed in the following fashion: (i) first, the initial fixed rate is replaced with a qualified floating rate such that the fair market value of the Notes as of the Notes’ issue date would be approximately the same as the fair market value of an otherwise identical debt instrument that provides for the replacement qualified floating rate rather than the fixed rate, and (ii) second, each floating rate (including the floating rate determined under (i) above) is converted into a fixed rate substitute (which, in each case, generally will be the value of each floating rate as of the issue date of the Notes).

Once the equivalent fixed rate debt instrument has been constructed pursuant to the foregoing rules, the amount of QSI and OID, if any, are determined for the equivalent fixed rate debt instrument by applying the general OID rules to the equivalent fixed rate debt instrument, and a U.S. Holder of the Notes will account for such OID and QSI as if the U.S. Holder held the equivalent fixed rate debt instrument. For each accrual period, appropriate adjustments will be made to the amount of QSI or OID assumed to have been accrued or paid with respect to the “equivalent” fixed rate debt instrument in the event that such amounts differ from the actual amount of interest accrued or paid on the Notes during the accrual period.

The Treasury Regulations provide special rules for determining the yield and maturity of a debt instrument such as the Notes that provide an issuer with the option to call the instrument at specified times. The Treasury Regulations generally deem an issuer to exercise a call option in a manner that minimizes the yield on the debt instrument for purposes of determining whether a debt instrument is issued with OID. Under the terms of the Notes, if the initial fixed rate substitute on the equivalent fixed rate debt instrument (as determined in the manner described above) is greater than the fixed rate substitute of the floating rate (as determined in the manner described above), the Notes will be presumed not to be called and OID with respect to the Notes will be calculated as described above. If, however, the initial fixed rate substitute on the equivalent fixed rate debt instrument (as determined in the manner described above) is less than the fixed rate substitute of the floating rate (as determined in the manner described above), the yield on the Notes will be minimized if the Notes are called immediately before the change in the interest rate on October 1, 2024 and therefore the Notes will be treated as maturing on such date for OID purposes. This assumption is made solely for purposes of determining whether the Notes are issued with OID for U.S. federal income tax purposes, and is not an indication of our intention to call or not to call the Notes at any time. If, contrary to this presumption, the Notes are not called prior to the change in the interest rate on October 1, 2024, then, solely for OID purposes, the Notes will be deemed to be reissued at their adjusted issue price on October 1, 2024. This deemed reissuance should not give rise to taxable gain or loss to U.S. Holders.

Based upon current market conditions and the manner in which the interest rates on the Notes are determined, the Company expects that the equivalent fixed rate debt instrument (as determined in the manner described above) would be treated as having a single fixed interest rate throughout the term of the Notes for purposes of calculating OID. Accordingly, solely for purposes of determining QSI and OID, as of the issue date of the Notes, the Company expects that the Notes will be presumed to remain outstanding until maturity, all interest on the Notes will be treated as QSI and the Notes will not be treated as having been issued with any OID.

Sale, Exchange, Redemption, Retirement or Other Taxable Disposition. Upon the sale, exchange, redemption, retirement or other taxable disposition (including early redemption) of a Note, a U.S. Holder generally will recognize taxable gain or loss equal to the difference between the (i) amount of cash and the fair market value of any property received (excluding any amount attributable to accrued but unpaid interest, which will be taxable as ordinary interest income to the extent the U.S. Holder has not previously included the accrued interest in income) and (ii) such U.S. Holder’s adjusted tax basis in the Note. A U.S Holder’s adjusted tax basis in the Note generally will equal the cost of the Note to the U.S. Holder less any principal payments received by such U.S. Holder. Any gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if, at the time of the disposition, the U.S. Holder has held the Note for more than one year. Long-term capital gains recognized by certain non-corporate U.S. Holders (including certain individuals) generally are subject to preferential tax rates. The deductibility of capital losses may be subject to limitations. U.S. Holders are urged to consult their tax advisor regarding such limitations.

Backup Withholding and Information Reporting. Information returns generally will be filed with the IRS in connection with interest payments on the Notes and the proceeds from a sale or other disposition (including a retirement or redemption) of the Notes unless the U.S. Holder is an exempt recipient and, if requested, certifies as to that status. Backup withholding (currently at a rate of 28%) may be imposed on these payments unless the U.S. Holder provides the applicable withholding agent with a correct taxpayer identification number, or TIN, certifies under penalties of perjury, that the TIN is correct as well as certain other information, including that the holder has not been notified by the IRS that it is subject to backup withholding due to a prior underreporting of interest or dividends, or otherwise establishes an exemption from backup withholding. Backup withholding is not an additional tax; the amount of any backup withholding from a payment to a U.S. Holder generally will be allowable as a credit against the U.S. Holder’s U.S. federal income tax liability, and the U.S. Holder may be entitled to a refund of any amounts withheld under the backup withholding rules that exceed such U.S. Holder’s income tax liability, provided in each case the required information is timely furnished to the IRS. U.S. Holders are urged to consult their tax advisor regarding qualification for an exemption from backup withholding and the procedures for establishing such exemption, if applicable.

Tax Consequences to Non-U.S. Holders

You are a “Non-U.S. Holder” for purposes of this discussion if you are a beneficial owner of the Notes that is an individual, corporation, estate or trust for U.S. federal income tax purposes and, in each case, is not a U.S. Holder.

Withholding. Subject to the discussions below under “—Information Reporting and Backup Withholding” and “—FATCA Withholding,” payments of principal and interest on the Notes to any Non-U.S. Holder generally will be exempt from U.S. federal income and withholding tax provided that:

•

such payments are not effectively connected with the conduct by such Non-U.S. Holder of a trade or business in the United States (or, if a treaty applies, are not attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States);

•	such Non-U.S. Holder does not own, actually or constructively, 10 percent or more of the total combined voting power of all classes of our voting stock;
•

such non-U.S. Holder is not a controlled foreign corporation (as defined in Section 957(a) of the Code that, for U.S. federal income tax purpose is related (within the meaning of Section 864(d)(4) of the Code) to us;

•	the Non-U.S. Holder is not a bank that is receiving the interest on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business; and
•	the statement requirement set forth in Section 871(h) or Section 881(c) of the Code has been fulfilled with respect to the beneficial owner, as discussed below.

The statement requirement referred to in the preceding paragraph generally will be fulfilled if the Non-U.S. Holder provides a properly executed IRS Form W-8BEN or W-8BEN-E (or appropriate substitute or successor form or such other form as the IRS may prescribe) to the applicable withholding agent certifying, under penalties of perjury, that it is not a “United States person” (as defined in the Code) and provides its name and address. If the Non-U.S. Holder holds the Notes through a financial institution or other agent acting on its behalf, such holder may be required to provide the appropriate certifications to its agent. The holder’s agent then may be required to provide the appropriate certifications to the applicable withholding agent, either directly or through other intermediaries. Special rules apply to foreign estates and trusts, and in certain circumstances, certifications as to foreign status of trust owners or beneficiaries may have to be provided to the applicable withholding agent. In addition, special rules apply to qualified intermediaries that enter into withholding agreements with the IRS.

A Non-U.S. Holder who cannot satisfy the “portfolio interest exemption” requirements described in the preceding paragraphs generally will be subject to U.S. federal withholding tax at the rate of 30% with respect to payments of interest on the Notes, unless (i) the Non-U.S. Holder provides a properly completed IRS Form W-8BEN or Form W-8BEN-E (or any applicable successor form) and other required documentation evidencing its entitlement to an exemption from (or a reduction of) withholding under an applicable income tax treaty, or (ii) the Non-U.S. Holder provides a properly completed IRS W-8ECI stating that the payments of interest on the Notes are effectively connected with the conduct by the Non-U.S. Holder of a trade or business in the United States (and, in the event that an income tax treaty is applicable, payments of interest are also attributable to a U.S. permanent establishment or fixed base maintained by such Non-U.S. Holder in the United States, as applicable) and the Non-U.S. Holder meets the certification requirement discussed in the following section.

Non-U.S. Holders should consult their tax advisors about the specific methods for satisfying these requirements. A claim for exemption will not be valid if the person receiving the applicable form has actual knowledge or reason to know that the statements on the form are false.

Income or Gain Effectively Connected with a U.S. Trade or Business. If a Non-U.S. Holder is engaged in a trade or business in the United States, and if interest on the Notes (or gain from the sale, exchange, or other disposition of the Notes as discussed below) is effectively connected with the conduct of such trade or business (and, if a treaty applies, such income (or gain) is attributable to a permanent establishment or fixed base maintained by such Non-U.S. Holder in the United States, as applicable), the Non-U.S. Holder generally will be subject to U.S. federal income tax on such interest (or gain) in the same manner as if it were a U.S. Holder. In lieu of the certification described above under the heading “—Withholding,” such Non-U.S. Holder will be required to provide to the applicable withholding agent a properly executed IRS Form W-8ECI (or appropriate substitute form) in order to claim an exemption from withholding tax. In addition, if such a Non-

U.S. Holder is a foreign corporation, it may be subject to a branch profits tax, at a 30% rate (or such lower rate provided by an applicable treaty), on its effectively connected earnings and profits for the taxable year, subject to certain adjustments.

Sale, Exchange, Redemption, Retirement or Other Taxable Disposition. Subject to the discussions of FATCA and Information Reporting and Backup Withholding below, except with respect to accrued and unpaid interest (which is subject to the rules discussed above under “—Withholding”), a Non-U.S. Holder generally will not be subject to United States federal income tax or withholding tax on gain realized on the sale, exchange or other disposition of the notes, unless (a) that holder is an individual who is present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met or (b) the gain is effectively connected with the conduct of a United States trade or business of the holder (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or fixed base maintained in the United States by the Holder). If the exception under (a) applies, the Non-U.S. holder generally will be subject to tax equal to 30% on the gain realized except as provided under an applicable treaty. If the exception under (b) applies, the Non-U.S. Holder will be subject to U.S. federal income tax in the same manner as a U.S. Holder unless an applicable treaty provides otherwise, and if such holder is a corporation, it may be subject to an additional branch profits tax at a rate of 30% (or such lower rate provided by an applicable treaty)

Information Reporting and Backup Withholding. Any payments of interest on the Notes to a Non-U.S. Holder generally will be reported to the IRS and to the Non-U.S. Holder. Copies of these information returns also may be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder is a resident. Backup withholding (currently at a rate of 28%) generally will not apply to “reportable payments” if a Non-U.S. Holder satisfies the statement requirement described under “—Withholding” above, or the holder otherwise establishes an exemption, provided that no applicable withholding agent has actual knowledge or reason to know that the holder is a United States person. The proceeds of a disposition (including a retirement or redemption) effected outside the United States by a Non-U.S. Holder of the Notes to or through a foreign office of a broker generally will not be subject to backup withholding or related information reporting. If that broker is, however, for U.S. tax purposes, a United States person or a certain type of foreign person, such information reporting requirements will apply (but backup withholding generally will not apply) unless that broker has documentary evidence in its files of such holder’s status as a Non-U.S. Holder. Backup withholding is not an additional tax; any amounts withheld under the backup withholding rules generally will be allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability and the Non-U.S. Holder may be entitled to a refund of any amounts withheld under the backup withholding rules that exceed such Non-U.S. Holder’s income tax liability, provided in each case the required information is timely furnished to the IRS. The information reporting requirements may apply regardless of whether backup withholding is required.

FATCA Withholding

Sections 1471 through 1474 of the Code and applicable Treasury Regulations thereunder (commonly referred to as “FATCA”) impose a 30% withholding tax on “withholdable payments” made to a “foreign financial institution” unless the foreign financial institution enters into an agreement with the IRS to collect and provide to the IRS on an annual basis substantial information regarding its U.S. account holders (which includes certain equity and debt holders, as well as certain account holders that are non-U.S. entities with U.S. owners) or an exception applies. The term “withholdable payment” includes interest paid with respect to the Notes and, with respect to sales or other dispositions of the Notes after December 31, 2018, the gross proceeds of the sale or other disposition of the Notes. However, proposed Treasury Regulations have been issued that, when finalized, will provide for the repeal of the 30% withholding tax that would have applied to payments of gross proceeds from the sale, exchange or other disposition of the Notes after December 31, 2018. In the preamble to the proposed regulations, the government provided that taxpayers may rely upon the proposed regulation until the issuance of final regulations. Potential holders are encouraged to consult with their tax advisors regarding the possible implications of FATCA on an investment in the Notes.

In the case of withholdable payments made to a “foreign financial institution” (e.g., a foreign bank or broker, or certain foreign investment entities), as a beneficial owner or as an intermediary, this tax generally will be imposed, subject to certain exceptions, unless such institution (i) has agreed to (and does) comply with the requirements of an agreement with the United States, which we refer to as an “FFI Agreement,” or (ii) is required by (and does comply with) applicable foreign law enacted in connection with an intergovernmental agreement between the United States and a foreign jurisdiction, which we refer to as an “IGA,” to, among other things, collect and provide to the U.S. tax authorities or other relevant tax authorities certain information regarding U.S. account holders of such institution and, in either case, such institution provides the withholding agent with a certification as to its FATCA status. FATCA also imposes the same withholding tax of 30% on withholdable payments made to a foreign entity that is not a financial institution (as a beneficial owner), subject to certain exceptions, unless such entity provides the withholding agent with a certification as to its FATCA status and, in certain cases, identifies any “substantial” U.S. owner (generally, any specified United States person that directly or indirectly owns more than a specified percentage of such entity).

If a Note is held through a foreign financial institution that has agreed to comply with the requirements of an FFI Agreement or is subject to similar requirements under applicable foreign law enacted in connection with an IGA, such foreign financial institution (or, in certain cases, a person paying amounts to such foreign financial institution) generally will be required, subject to certain exceptions, to withhold tax on payments made to (i) a person (including an individual) that fails to provide any required information or documentation or (ii) a foreign financial institution that has not agreed to comply with the requirements of an FFI Agreement and is not subject to similar requirements under applicable foreign law enacted in connection with an IGA.

Non-U.S. Holders, and U.S. Holders holding the Notes through a non-U.S. intermediary, should consult with their own tax advisors regarding the possible application of FATCA to the Notes.

THE FOREGOING DISCUSSION IS FOR GENERAL INFORMATION ONLY AND IS NOT A SUBSTITUTE FOR AN INDIVIDUAL ANALYSIS OF THE TAX CONSEQUENCES RELATED TO THE NOTES TO YOU. WE URGE YOU TO CONSULT YOUR TAX ADVISOR REGARDING THE PARTICULAR FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES RELATED TO THE NOTES TO YOU.

BENEFIT PLAN INVESTOR CONSIDERATION

The following is a summary of material considerations arising under the Employee Retirement Income Security Act of 1974, as amended, or ERISA, and Section 4975 of the Code that may be relevant if you are acting on behalf of, are using assets of, or are a fiduciary of, (i) employee benefit plans that are subject to Part 4 of Subtitle B of Title I of ERISA (such as a profit sharing, pension, or other plans (“ERISA Plans”)), (ii) individual retirement accounts, Keogh plans or other plans and other arrangements subject to Section 4975 of the Code, or (iii) the underlying assets of which are considered “plan assets” (as defined in ERISA or any similar law) ((i), (ii) and (iii), collectively, “Plans”).

Considerations also arise with respect to the use of the assets of certain other plans, including those sponsored by a governmental agency, certain benefit plans sponsored by not for profit organizations or churches and certain non-U.S. plans, which are generally not subject to Part 4 of Subtitle B of Title I of ERISA or Section 4975 of the Code (referred to as “Non-ERISA Arrangements”), but may be subject to laws that are substantially similar (each, a “Similar Law”).

The following discussion summarizes certain aspects of ERISA, the Code and Similar Laws that may affect the decision by a Plan or Non-ERISA Arrangement to invest in the Notes. The following discussion is general in nature and is not intended to be a complete discussion of applicable laws and regulations pertaining to an investment in the Notes by a Plan or Non-ERISA Arrangement. The following discussion is not intended to be legal advice. The following discussion is based on applicable law and regulations in effect as of the date of this prospectus supplement; we do not undertake any obligation to update this summary as a result of changes in applicable law or regulations. Fiduciaries of Plans and Non-ERISA Arrangements should consult their own legal counsel before purchasing the Notes. References herein to the purchase, holding or disposition of Notes also refer to the purchase, holding or disposition of any beneficial interest in the Notes.

Fiduciary Considerations

Before investing in the Notes, the fiduciary of a Plan should consider whether an investment will satisfy the applicable requirements set forth in Part 4 of Title I of ERISA, including whether the investment:

•	will satisfy the prudence and diversification standards of ERISA;
•	will be made solely in the interests of the participants and beneficiaries of the Plan;
•	is permissible under the terms of the Plan and its investment policies and other governing instruments; and
•	is for the exclusive purpose of providing benefits to the participants and beneficiaries of the Plan and for defraying the reasonable expenses of administering the Plan.

The fiduciary of a Plan should consider all relevant facts and circumstances, including the limitations imposed on transferability, whether the Notes will provide sufficient liquidity in light of the foreseeable needs of the Plan, that the Notes are unsecured and subordinated, and the tax consequences of the investment. The fiduciary of a Non-ERISA Arrangement should consider whether an investment in the Notes satisfies its obligations imposed under Similar Laws and whether an investment is consistent with the terms of the governing instruments of the Non-ERISA Arrangement.

Prohibited Transactions

Section 406 of ERISA and Section 4975 of the Code may prohibit Plans and fiduciaries of Plans from engaging in certain transactions involving the assets of a Plan and those persons who have specified relationships with the Plan, called “parties in interest” under ERISA and “disqualified persons” under Section 4975 of the Code (referred to here as “parties in interest”) unless relief is available under an applicable statutory, regulatory or administrative exemption. Parties in interest who engage in a non-exempt prohibited transaction may be subject to excise taxes or other liabilities, and the transaction may be subject to rescission. If you are acting on behalf on an IRA that you maintain or a beneficiary maintains, engaging in a prohibited transaction can result in the IRA losing its tax exempt status, and its assets will be deemed to be distributed to you or the beneficiary, as applicable, in a taxable distribution. In addition, a fiduciary of a Plan who permits the Plan to engage in a transaction that the fiduciary knows or should know is a prohibited transaction may be liable to the Plan for any loss the Plan incurs as a result of the transaction or for any profits the fiduciary earned in the transaction. Similar Laws may include prohibitions applicable to Non-ERISA Arrangements that are similar to the prohibited transaction rules contained in ERISA and the Code. A fiduciary considering an investment in the Notes should consider whether the investment, including the holding or disposition of the Notes, may constitute or give rise to such a prohibited transaction for which an exemption is not available.

Without regard to whether the Notes may cause our assets to be treated as plan assets under the plan asset regulations, we, the underwriters and our current and future affiliates may be parties in interest with respect to many Plans, and the purchase, holding or disposition of the Notes by, on behalf of, or with the assets of, any such Plan could give rise to a prohibited transaction under ERISA or the Code. For example, a purchase of the Notes may be deemed to represent a direct or indirect sale of property, extension of credit or furnishing of services between us and an investing Plan, which would be prohibited if we are a party in interest with respect to the Plan unless exemptive relief is available.

A prospective purchaser that is, or is acting on behalf of, or with the assets of, a Plan may wish to consider the exemptive relief available under certain prohibited transaction class exemptions, or PTCEs, including: (a) the in-house asset manager exemption (PTCE 96-23); (b) the insurance company general account exemption (PTCE 95-60); (c) the bank collective investment fund exemption (PTCE 91-38); (d) the insurance company pooled separate account exemption (PTCE 90-1); and (e) the qualified professional asset manager exemption (PTCE 84-14). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code may provide limited exemptive relief for the purchase and sale of the Notes, provided that neither we nor certain of our affiliates have or exercise any discretionary authority or control over, or render any investment advice with respect to, the assets of the Plan involved in the transaction, and provided further that the Plan pays no more, and receives no less, than adequate consideration (as defined in the exemption) in connection with the transaction (the so-called “service provider exemption”). Each of these PTCEs and statutory exemptions contains conditions and limitations on its application. There can be no, and we do not provide any, assurance, however, that any of these administrative or statutory exemptions will be available with respect to a transaction involving the Notes or with respect to any particular Plan, or that, if available, the scope of relief available by these exemptions will cover all acts that might be construed as prohibited transactions. Purchasers should consult their own legal counsel to determine whether any purchase will constitute a prohibited transaction and whether exemptive relief is available.

Plan Look-Through

The plan asset regulations (Department of Labor regulation 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA) provide that the assets of an entity may be deemed assets of a Plan by reason of that Plan’s investment in equity interests of the entity (so-called “Plan look-through”) unless an exemption under the plan asset regulations applies. If our assets were deemed to be assets of a Plan that purchased Notes, among other things, the provisions of ERISA and Section 4975 of the Code that apply to the Plan would apply to transactions in which we engage. There will not be Plan look-through if the investment by Plans is in a form other than an equity interest, which is defined in the plan asset regulations to mean an interest other than an instrument that is treated as indebtedness under applicable local law and which has no substantial equity features. Purchasers should consult their own legal counsel to determine whether the Notes will be treated as indebtedness with no substantial equity features for purposes of the plan asset regulations.

Representations and Obligations

Each purchaser or holder of a Note, including each fiduciary who causes an entity to purchase or hold a Note, shall be deemed to have represented and warranted on each day such purchaser or holder holds such Note that either:

•	it is neither a Plan nor a Non-ERISA Arrangement, and it is not purchasing or holding the Note on behalf of, or with the assets of, any Plan or Non-ERISA Arrangement; or
•

its purchase, holding and subsequent disposition of the Note will not constitute or result in (a) a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code or any provision of Similar Law, or (b) a breach of fiduciary or other duty or applicable law.

Each purchaser or holder of a Note will have exclusive responsibility for ensuring that its purchase, holding and subsequent disposition of the Note does not violate ERISA, the Code or any Similar Law. Nothing contained herein shall be construed as a representation that an investment in the Notes would meet any or all of the relevant legal requirements with respect to investments by, or that an investment in the Notes is appropriate for, Plans or Non-ERISA Arrangements, whether generally or as to any particular Plan or Non-ERISA Arrangement.

UNDERWRITING

We have entered into an underwriting agreement, dated September 20, 2019, or the underwriting agreement, with the underwriters named below, or the underwriters, for whom Keefe, Bruyette & Woods, Inc. is acting as representative, with respect to the Notes. Subject to certain conditions, each of the underwriters has agreed to purchase the aggregate principal amount of Notes set forth next to its name in the following table.

Underwriter	Principal Amount of Notes
Keefe, Bruyette & Woods, Inc.	$ 42,000,000
Raymond James & Associates, Inc.	6,000,000
Sandler O’Neill & Partners, L.P.	6,000,000
Stephens Inc.	6,000,000
Total	$ 60,000,000

The obligations of the underwriters under the underwriting agreement, including their agreement to purchase the Notes, are several and not joint. The underwriting agreement provides that the obligations of the underwriters to purchase the Notes offered hereby are subject to certain conditions precedent and that the underwriters will purchase all of the Notes if any of the Notes are purchased. In the event of a default by any underwriter, the underwriting agreement provides that, in certain circumstances, non-defaulting underwriters may increase their purchase commitments, or the underwriting agreement may be terminated.

Notes sold by the underwriters to the public will be offered at the public offering price set forth on the cover of this prospectus supplement. The underwriters may offer the Notes to selected dealers at the public offering price set forth on the cover of this prospectus supplement less a concession not in excess of 0.50% of the principal amount per note. After the initial offering, the underwriters may change the offering price and the other selling terms. The offering of the Notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

Underwriting Discount and Expenses

The following table summarizes the compensation to be paid by us to the underwriters. The underwriting discount is the difference between the public offering price and the amount the underwriters pay us to purchase the Notes from us.

Per Note	1.50%
Total	$ 900,000

In addition, we estimate that our total expenses for this offering, including our reimbursement of the underwriters for a portion of their out-of-pocket expenses incurred in connection with this offering, including legal fees and expenses, marketing, syndication and travel expenses, and excluding underwriting discounts and commissions, will be approximately $500,000. In accordance with Financial Industry Regulatory Authority Rule 5110, the underwriters' reimbursed expenses are deemed underwriting compensation for this offering.

Indemnification

We have agreed to indemnify the underwriters, and persons who control the underwriters, against certain liabilities, including liabilities under the Securities Act of 1933, as amended, and to contribute to payments that the underwriters may be required to make in respect of these liabilities.

No Public Trading Market

There is currently no public trading market for the Notes. In addition, we have not applied and do not intend to apply to list the Notes on any national securities exchange or to have the Notes quoted on an automated dealer quotation system. The underwriters have advised us that they intend to make a market in the Notes. However, the underwriters are not obligated to do so and may discontinue any market-making in the Notes at any time in their sole discretion and without prior notice. Therefore, we cannot assure you that a liquid trading market for the Notes will develop or continue, that you will be able to sell your Notes at a particular time, or that the price that you receive when you sell will be favorable.

Stabilization

In connection with this offering of the Notes, the underwriters may engage in overallotment, stabilizing transactions and syndicate covering transactions. Overallotment involves sales in excess of the offering size, which create a short position for the underwriters. Stabilizing transactions involve bids to purchase the Notes in the open market for the purpose of pegging, fixing or maintaining the price of the Notes. Syndicate covering transactions involve purchases of the Notes in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions and syndicate covering transactions may cause the price of the Notes to be higher than it would otherwise be in the absence of those transactions. If the underwriters engage in stabilizing or syndicate covering transactions, they may discontinue such activities at any time without notice.

Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Notes. In addition, neither we nor any of the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Electronic Distribution

This prospectus supplement and the accompanying prospectus may be made available in electronic format on websites or through other online services maintained by one or more of the underwriters or their affiliates.

Other than the prospectus supplement and the accompanying prospectus in electronic format, information on such websites and any information contained in any other website maintained by any of the underwriters or their affiliates is not part of this prospectus supplement or our registration statement of which the related prospectus forms a part, has not been approved or endorsed by us or any of the underwriters in their capacity as underwriters and should not be relied on by investors.

Our Relationships with the Underwriters

The underwriters and their affiliates have engaged, or may in the future engage, in investment banking transactions and other commercial dealings in the ordinary course of business with us or our affiliates. The underwriters have received, or may in the future receive, customary fees and commissions for these transactions.

In addition, in the ordinary course of its business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade indebtedness and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own accounts and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Other Matters

Other than in the United States, no action has been taken by us or any of the underwriters that would permit a public offering of the Notes offered by this prospectus supplement in any jurisdiction in which action for that purpose is required. The Notes offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement, the accompanying prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. We and the underwriters require that the persons into whose possession this prospectus supplement comes inform themselves about, and observe any restrictions relating to, the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

We expect that delivery of the Notes will be made against payment therefor on September 27, 2019, which will be the fifth business day following the date hereof (such settlement being referred to as “T+5”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes prior to the delivery of the Notes hereunder will be required, by virtue of the fact that the Notes initially settle in T+5, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the Notes who wish to trade the Notes prior to their date of delivery hereunder should consult their advisors.

LEGAL MATTERS

The validity of the Notes to be offered by this prospectus supplement will be passed upon for us by Bracewell LLP. Certain legal matters in connection with this offering will be passed upon for the underwriters by Kilpatrick Townsend & Stockton LLP.

EXPERTS

The consolidated financial statements incorporated in this prospectus supplement by reference to the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 have been so incorporated in reliance on the report of Crowe LLP, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS

$150,000,000

Debt Securities

Common Stock

Preferred Stock

Warrants

Units

By this prospectus, Allegiance Bancshares, Inc. may offer from time to time debt securities of one or more series; shares of its common stock; shares of one or more series of its preferred stock; warrants to purchase our securities; and units of our securities.

When we offer securities, we will provide you with a prospectus supplement describing the terms of the specific issue of securities being offered, including the price at which those securities are being offered to the public.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

You should read this prospectus and any prospectus supplement carefully before you decide to invest. This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement that further describes the securities being offered to you.

Our common stock is listed for trading on the NASDAQ Global Market under the symbol “ABTX.” We expect that any common stock sold pursuant to a prospectus supplement will be listed on such exchange, subject to official notice of issuance. We have not yet determined whether any of the other securities that may be offered by this prospectus will be listed on any exchange. If we decide to apply to list any such securities on a securities exchange upon their issuance, the prospectus supplement relating to those securities will disclose the exchange on which we will apply to have those securities listed. Any prospectus supplement will contain information, where applicable, as to any other listing on the NASDAQ Global Market or any other securities exchange of the other securities covered by the prospectus supplement.

Investing in our securities involves risks. See the section entitled “Risk Factors" beginning on page 6 of this prospectus and our most recent annual report on Form 10-K, which is incorporated herein by reference, as well as any additional risk factors included in, or incorporated by reference into, the applicable prospectus supplement. You should carefully read this prospectus together with the documents we incorporate by reference and the prospectus supplement before you invest in our securities.

This prospectus is not an offer to sell any securities other than the securities offered hereby. This prospectus is not an offer to sell securities in any jurisdictions or in any circumstances in which such an offer is unlawful.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The offered securities are not savings accounts, deposits or other obligations of any bank or savings associations and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency and are subject to investment risks.

The date of this prospectus is January 18, 2017.

You should rely only on the information contained in or incorporated by reference in this prospectus and in the applicable prospectus supplement when deciding whether to invest. We have not authorized anyone to give oral or written information about this offering, the Company, or the securities offered hereby that is different from the information included or incorporated by reference in this prospectus. If anyone provides you with different information, you should not rely on it. You should assume that the information contained in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

iii

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration statement, we may from time to time offer and sell, in one or more offerings, either separately or together, shares of our common stock, shares of one or more series of our preferred stock, senior debt securities of one or more series, subordinated debt securities of one or more series, warrants to purchase our securities and unit purchase agreements as described in this prospectus and an applicable prospectus supplement.

Each time we sell securities we will provide a prospectus supplement containing specific information about the terms of the securities being offered thereby. The prospectus supplement may include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement may also add, update or change the information in this prospectus. If there is any inconsistency between the information in this prospectus (including the information incorporated by reference herein) and information in any prospectus supplement, you should rely on the information in the applicable prospectus supplement, as it will control. You should carefully read both this prospectus and the applicable prospectus supplement together with additional information described under the heading “Where You Can Find More Information” or incorporated herein by reference as described under the heading “Incorporation of Certain Documents by Reference.”

References in this prospectus to “the Company,” “we,” “us” and “our” are to Allegiance Bancshares, Inc. In this prospectus, we sometimes refer to the debt securities, common stock, preferred stock, warrants and unit purchase agreements we may offer as “offered securities.”

ABOUT ALLEGIANCE BANCSHARES, INC.

Allegiance Bancshares, Inc. is a Texas corporation headquartered in Houston, Texas and is a bank holding company registered under the Bank Holding Company Act of 1956. Through our wholly-owned subsidiary, Allegiance Bank, a Texas state chartered bank, we provide a diversified range of commercial banking services to Houston metropolitan area-based small to medium-sized businesses and individual customers. We currently operate 16 full-service banking locations in the Houston metropolitan area. Our common stock is traded on the NASDAQ Global Market under the symbol “ABTX.”

Our principal executive offices are located at 8847 West Sam Houston Parkway, N., Suite 200, Houston, Texas 77040, and our telephone number is (281) 894-3200. Our website is www.allegiancebank.com . References to our website are not intended to be active links and the information on such website is not, and you must not consider that information to be, a part of this prospectus.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated herein by reference contain statements that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.

Forward-looking statements included in this prospectus or the documents incorporated by reference herein are based on various facts and derived utilizing numerous important assumptions and are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements include the information concerning our future financial performance, business and growth strategy, projected plans and objectives, as well as projections of macroeconomic and industry trends, which are inherently unreliable due to the multiple factors that impact economic trends, and any such variations may be material. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing. You should understand that any such forward-looking statement are difficult to predict. Although we believe that the expectations reflected in these statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements:

•

risks related to the concentration of our business in the Houston metropolitan area, including risks associated with volatility or decreases in oil and gas prices or prolonged periods of lower oil and gas prices;

•	general market conditions and economic trends nationally, regionally and particularly in the Houston metropolitan area;
•	our ability to retain executive officers and key employees and their customer and community relationships;
•	our ability to recruit and retain successful bankers that meet our expectations in terms of customer and community relationships and profitability;
•	risks related to our strategic focus on lending to small to medium-sized businesses;
•	our ability to implement our growth strategy, including through the identification of acquisition candidates that will be accretive to our financial condition and results of operations;
•

risks related to any businesses we acquire in the future, including exposure to potential asset and credit quality risks and unknown or contingent liabilities, the time and costs associated with integrating systems, technology platforms, procedures and personnel, the need for additional capital to finance such transactions and possible failures in realizing the anticipated benefits from such acquisitions;

•	potential impairment on the goodwill we have recorded or may record in connection with business acquisitions;
•

risks associated with our owner-occupied commercial real estate loan and other commercial real estate loan portfolios, including the risks inherent in the valuation of the collateral securing such loans;

•	risks associated with our commercial and industrial loan portfolio, including the risk for deterioration in value of the general business assets that generally secure such loans;
•	the accuracy and sufficiency of the assumptions and estimates we make in establishing reserves for potential loan losses and other estimates;
•	risk of deteriorating asset quality and higher loan charge-offs;
•	time and effort necessary to resolve nonperforming assets;
•	potential changes in the prices, values and sales volumes of commercial and residential real estate securing our real estate loans;
•	changes in market interest rates that affect the pricing of our loans and deposits and our net interest income;
•	potential fluctuations in the market value and liquidity of the securities we hold for sale;
•	risk of impairment of investment securities, goodwill, other intangible assets or deferred tax assets;
•	the effects of competition from a wide variety of local, regional, national and other providers of financial, investment and insurance services, which may adversely affect our pricing and terms;
•	our ability to maintain an effective system of disclosure controls and procedures and internal controls over financial reporting;
•	risks associated with fraudulent and negligent acts by our customers, employees or vendors;
•	our ability to keep pace with technological change or difficulties when implementing new technologies;
•	risks associated with system failures or failures to protect against cybersecurity threats, such as breaches of our network security;
•	risks associated with data processing system failures and errors;

•	the institution and outcome of litigation and other legal proceedings against us or to which we become subject;
•	our ability to maintain adequate liquidity and to raise necessary capital to fund our acquisition strategy and operations or to meet increased minimum regulatory capital levels;
•	our ability to comply with various governmental and regulatory requirements applicable to financial institutions;
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the impact of recent and future legislative and regulatory changes, including changes in banking, securities and tax laws and regulations and their application by our regulators, such as the further implementation of the Dodd-Frank Act;

•	governmental monetary and fiscal policies, including the policies of the Board of Governors of the Federal Reserve System, or the "Federal Reserve";
•	our ability to comply with supervisory actions by federal and state banking agencies;
•	changes in the scope and cost of Federal Deposit Insurance Corporation, or “FDIC”, insurance and other coverage;
•	systemic risks associated with the soundness of other financial institutions; and
•	other risks and uncertainties listed from time to time in our reports and documents filed with the SEC.

Other factors not identified above, including those described under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report on Form 10-K (our “Latest Form 10-K”) and in any of our Quarterly Reports on Form 10-Q, Current Reports on Form 8-K or other filings that we have made with the SEC since the date of the Latest Form 10-K that are incorporated by reference in this prospectus, may also cause actual results to differ materially from those described in our forward-looking statements. Most of these factors are difficult to anticipate and are generally beyond our control. You should consider these factors in connection with considering any forward-looking statements that may be made by us. We undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless we are required to do so by law.

RISK FACTORS

An investment in our securities involves certain risks. Before making an investment decision, you should carefully read and consider the risk factors set forth in our Latest Form 10-K under the heading “Risk Factors” as well as any updated or additional disclosure about risk factors included in any of our Quarterly Reports on Form 10-Q, Current Reports on Form 8-K or other filings that we have made with the SEC since the date of the Latest Form 10-K that are incorporated by reference in this prospectus. We may also include updated or additional disclosure about risk factors in an applicable prospectus supplement under the heading “Risk Factors.” Additional risks and uncertainties of which we are not aware or that we believe are not material at the time could also materially and adversely affect our business, financial condition, results of operations or liquidity. In any case, the value of the securities offered by means of this prospectus and any applicable prospectus supplement could decline and you could lose all or part of your investment.

RATIO OF FIXED CHARGES TO EARNINGS

As of September 30, 2016, we did not have any shares of preferred stock outstanding. The following table presents the ratio of our combined fixed charges and preferred stock dividends to earnings for the periods indicated.

	Nine Months Ended September 30,		Year Ended December 31,
	2016	2015	2015	2014	2013	2012	2011
Excluding interest on deposits	25.74	9.10	11.19	61.41	713.80	—	—
Including interest on deposits	4.13	3.27	3.39	3.48	3.40	2.87	1.96

For purposes of computing this ratio (i) earnings consists of income before income taxes plus fixed charges and preferred stock dividends, (ii) fixed charges and preferred stock dividends, excluding interest on deposits, includes interest expense (other than on deposits), preferred stock dividends and the estimated portion of rental expense attributable to interest, and (iii) fixed charges and preferred stock dividends, including interest on deposits, includes all interest expense, preferred stock dividends and the estimated portion of rental expense attributable to interest.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we expect to use the net proceeds from the sale of offered securities by us for general corporate purposes, including:

•	maintenance of consolidated capital to support our growth, enabling us to continue to satisfy our regulatory capital requirements;
•	contributions of capital to Allegiance Bank to support Allegiance Bank’s growth, enabling it to continue to satisfy its regulatory capital requirements;
•	financing of acquisitions of financial institutions, their branches or their assets; and
•	refinancing, reduction or repayment of debt.

The prospectus supplement with respect to an offering of offered securities may identify different or additional uses for the proceeds of that offering.

Except as otherwise stated in an applicable prospectus supplement, pending the application of the net proceeds from the sale of offered securities, we expect to either deposit such net proceeds in deposit accounts or invest them in short-term obligations.

THE SECURITIES WE MAY OFFER

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize certain material terms and provisions of the various types of securities that we may offer. The particular material terms of the securities offered by a prospectus supplement, to the extent not described in this prospectus, will be described in that prospectus supplement. If indicated in the applicable prospectus supplement, the terms of the offered securities may differ from the terms summarized below. The prospectus supplement will also contain, where applicable, material U.S. federal income tax considerations relating to the offered securities, and will contain information regarding the securities exchange, if any, on which the offered securities will be listed. The descriptions of our securities being offered appearing herein and in the applicable prospectus supplement do not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of the actual documents that govern those securities and whose terms are summarized herein and in the applicable prospectus supplement, because those documents, and not the summaries, define your rights as holders of the relevant securities. For more information, please review the forms of these documents, which are or will be filed with the SEC and will be available as described under the heading “Where You Can Find More Information” below.

We may offer and sell from time to time, in one or more offerings, the following:

•	our debt securities of one or more series, which debt securities may be our senior, unsecured debt securities or our subordinated, unsecured debt securities;
•	shares of our common stock;
•	shares of one or more series of our preferred stock;
•	warrants, which may be exercisable for debt securities, common stock or preferred stock; and/or
•	unit purchase agreements to which investors would acquire units of two or more of the foregoing securities.

DESCRIPTION OF DEBT SECURITIES

General

We may issue senior debt securities and subordinated debt securities, which in each case will be unsecured, direct, general obligations of the Company.

The senior debt securities will rank equally in right of payment with all of our other unsecured and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to our senior indebtedness, including our senior debt securities as described below under “–Ranking–Subordinated Debt Securities” and in the prospectus supplement applicable to any subordinated debt securities that we may offer. For purposes of the descriptions under the heading “Description of Debt Securities,” we may refer to the senior debt securities and the subordinated debt securities collectively as the “debt securities.” The debt securities will be effectively subordinated to the creditors and preferred equity holders of our subsidiaries, if any.

We will issue senior debt securities under a senior debt indenture and issue subordinated debt securities under a subordinated debt indenture. We refer to the senior debt indenture or subordinated debt indenture, together with any applicable supplemental indentures thereto, in this prospectus as an “indenture” and collectively as the “indentures.” The indentures permit one or more series of senior debt securities or subordinated debt securities, as the case may be, to be established and issued thereunder. Any such series of senior debt securities or subordinated debt securities and their terms and conditions will be established by means of the adoption of a supplemental indenture, the adoption of a resolution of our board of directors or the adoption of a resolution of our board of directors and the action of certain officers of the Company acting pursuant to authority delegated to them by such resolution of the board of directors and evidenced by an officers’ certificate setting forth the terms and conditions of the series of debt securities established by that resolution and the action of such authorized officers. Generally, multiple series of debt securities will vary from one another with regard to the rate at which interest accrues on such debt securities and the term of such debt securities, and the senior debt securities and subordinated debt securities will vary from one another with regard to the priority of payment.

The indentures meet the requirements of the Trust Indenture Act of 1939, as amended, or the “Trust Indenture Act”, and will be qualified under and governed by the Trust Indenture Act. The trustee meets the requirements of the Trust Indenture Act for trustees under indentures being qualified under the Trust Indenture Act.

The descriptions under the heading “Description of Debt Securities” relating to the senior debt securities and subordinated debt securities and the indentures are summaries of their provisions. The summaries are not complete and are qualified in their entirety by reference to the indentures and senior and subordinated debt securities and the further descriptions in the applicable prospectus supplement. A copy of the form of each indenture has been filed with the SEC as an exhibit to the registration statement that includes this prospectus. We will file a copy of each supplemental indenture, board resolution and board resolution and related officers’ certificate establishing a series of debt securities and setting the respective series’ terms and conditions with the SEC in connection with the offer and sale of the first debt securities of such series to be offered and sold and will file the form of debt security representing the debt securities of such series with the SEC in connection with the offering of such debt securities. Whenever we refer in this prospectus or in any prospectus supplement to particular sections or defined terms of an indenture, those sections or defined terms are incorporated by reference in this prospectus or in the prospectus supplement, as applicable. You should refer to the provisions of the indentures for provisions that may be important to you.

The terms and conditions described under this heading are terms and conditions that apply generally to the debt securities. The particular terms of any series of debt securities will be summarized in the applicable prospectus supplement. Those terms may differ from the terms summarized below.

Except as set forth in the indentures and described in the prospectus supplements, the indentures do not limit the amount of senior debt securities or subordinated debt securities we may issue under the indentures. We are not required to issue all of the debt securities of one series at the same time and, unless otherwise provided in an indenture and described in a prospectus supplement, we may, from time to time, issue additional debt securities under that series without the consent of the holders of the outstanding debt securities of that series. Additional debt securities issued in this manner will have the same terms and conditions as the outstanding debt securities of that series, except for their original issue date and issue price, and will be consolidated with, and form a single series with, the previously outstanding debt securities of that series. In certain instances, additional debt securities of a series sold may be issued with a different CUSIP number from that assigned to previously issued debt securities of that issue.

The debt securities of our subordinated debt series may have such terms and conditions as will permit such subordinated debt securities to qualify as Tier 2 capital under the regulatory capital requirements for bank holding companies.  In such case, the subordinated debt securities will be subordinated to depositors and general creditors, will have a minimum term of five years, will be unsecured, will not have credit-sensitive features or other provisions that are inconsistent with safe and sound banking practice, and will have limited events of default and other provisions that will permit holders thereof to accelerate payment of principal of, or interest on, such subordinated debt securities only upon the occurrence of our bankruptcy, receivership, insolvency, liquidation or similar proceeding.  Additionally, any redemption prior to maturity of our subordinated debt series that are intended to qualify as Tier 2 capital will require the prior approval of the Federal Reserve.

Terms and Conditions of Debt Securities to be Described in the Prospectus Supplement

The prospectus supplement relating to any debt securities of a series that we may offer will set forth the price or prices at which the debt securities will be offered to the public and the specific terms and conditions of the debt securities of that series to the extent such terms and conditions are not described in this prospectus. The prospectus supplement will set forth the aggregate principal amount of the debt securities of a series being offered by means of such prospectus supplement and the price(s) (expressed as a percentage of the principal amount) at which the debt securities will be offered and sold to the public. Each series of debt securities will be established and its terms and conditions set by a supplemental indenture. These terms and conditions of the debt securities may include, without limitation, the following:

•	the title and amount of the series of the debt securities and whether they are senior debt securities or subordinated debt securities;
•	any limit on the aggregate principal amount of the debt securities of such series that may be issued;
•	if other than the principal amount of those debt securities, the portion of the principal amount payable upon declaration of acceleration of the maturity of the debt securities of the series;
•	the maturity date or dates, or the method for determining the maturity date or dates, on which the principal of the debt securities of the series will be payable and any rights of extension;
•	the rate or rates, which may be fixed or variable, or the method of determining the rate or rates, at which the debt securities of the series will bear interest, if any;
•

the date or dates from which any interest will accrue on the debt securities of the series, the date or dates on which accrued interest will be payable and the regular related record dates for the payment of accrued interest;

•

the place or places where payments of principal, interest or premium, if any, will be payable, where the debt securities of the series may be surrendered for registration of transfer or exchange, and where notices or demands to or upon us may be served;

•

the period or periods within which, the price or prices at which, and the other terms and conditions upon which, the debt securities of the series may be redeemed, in whole or in part, at our option, if we are to have such an option;

•	with respect to our subordinated debt securities, the terms of the subordination of those debt securities in the right of payment to our senior indebtedness;
•	prepayment rights, if any, applicable to the debt securities of the series and any premium payable in connection with any such prepayment;

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our obligation, if any, to redeem, repay or purchase the debt securities of the series pursuant to any sinking fund or analogous provision or at the option of a holder of the debt securities, and the period or periods within which, or the date and dates on which, the price or prices at which, and the other terms and conditions upon which, the debt securities will be redeemed, repaid or purchased, in whole or in part, pursuant to that obligation;

•

whether the amount of payments of principal of and premium, if any, or interest, if any, on the debt securities of the series may be determined with reference to an index, formula or other method, and the manner in which the amounts are to be determined;

•	affirmative, negative and, in the case of our senior debt securities, financial covenants applicable with respect to the debt securities of the series;
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any additions to, modifications of, or deletions from the terms of the debt securities of the series with respect to events of default, amendments, merger, consolidation and sale or covenants set forth in the indenture;

•	whether the debt securities of the series will be issued in certificated or book-entry form;
•	the denomination of the debt securities of the series, if other than $1,000 and any integral multiple thereof;
•

if the debt securities of the series will be initially issuable in global form, the depository or its nominee with respect to the debt securities and the circumstances under which the global security may be registered for transfer or exchange in the name of a person other than the depository or its nominee;

•	the conditions upon which definitive debt securities of the series will be issued to beneficial owners;
•

the applicability, if any, of the discharge, defeasance and covenant defeasance provisions of the indenture to the debt securities of the series and any additional or different terms on which such debt securities may be discharged or defeased;

•	whether the debt securities of the series can be converted into or exchanged for other securities of the Company, and the related terms and conditions;
•

in the case of our subordinated debt securities, provisions relating to any modification of the subordination provisions of the subordinated debt securities of the series, which are described elsewhere in this prospectus;

•	whether the debt securities of the series will be sold as part of units consisting of debt securities, common stock, preferred stock and/or warrants;

•	any trustee, depositary, authenticating agent, paying agent, transfer agent, registrar or other agent with respect to the debt securities of the series; and
•	any other terms of the debt securities of the series not inconsistent with the provisions of its applicable indenture.

Unless otherwise specified in the applicable prospectus supplement relating to the debt securities of a particular series, the debt securities will not be listed on any securities exchange.

We may offer and sell our debt securities at a substantial discount below their stated principal amount. The debt securities sold on that basis may be original issue discount securities, which means that less than the entire principal amount of the original issue discount securities will be payable upon declaration of acceleration of their maturity. Special federal income tax, accounting and other considerations applicable to original issue discount securities will be described in the applicable prospectus supplement.

Any material federal income tax considerations applicable to any discounted debt securities or to debt securities issued at par that are treated as having been issued at a discount for federal income tax purposes are not described in this prospectus and will be supplemented in the applicable prospectus supplement.

Special federal income tax, accounting and other considerations applicable to debt securities, the principal, premium, if any, or interest of which may be determined by reference to an index, formula or other method will be described in the applicable prospectus supplement.

Except as may be otherwise set forth in the prospectus supplement by which we offer particular debt securities, the indentures do not contain any provisions that would limit our ability to incur indebtedness, including indebtedness senior to the debt securities, or that would afford holders of debt securities protection in the event of a highly leveraged or similar transaction involving the Company. The indentures do not contain specific provisions that would afford debt securityholders protection in the event of a change of control, although such provisions may be included in the terms and conditions of the debt securities of a series by means of the supplemental indenture establishing that series. You should refer to the applicable prospectus supplement for information with respect to the deletion, modification or addition of any of the events of default or covenants that may be included in the debt securities of a series that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

For purposes of the descriptions under the heading “Description of Debt Securities,” “subsidiary” means a corporation, a partnership, business or statutory trust, or a limited liability company a majority of the outstanding voting equity securities or a majority of the voting membership or partnership interests or beneficial interests in a trust, as the case may be (collectively, referred to as “voting equity securities”), of which is owned or controlled, directly or indirectly, by us or by one or more of our other subsidiaries. For the purposes of this definition, “voting equity securities” means securities having voting power for the election of directors, managers, managing partners or trustees, as the case may be, whether at all times or only so long as no senior class of stock has voting power by reason of any contingency.

Interest and Interest Rates

General

In the applicable prospectus supplement, we will designate the debt securities of a series as either bearing interest at a fixed rate of interest or bearing interest at a floating rate of interest. Each debt security will begin to accrue interest from the date it is originally issued. Interest on each such debt security will be payable in arrears on the interest payment dates set forth in the applicable prospectus supplement and as otherwise described below and at maturity or, if earlier, the redemption date described below. Interest will be payable to the holder of record of the debt securities at the close of business on the record date for each interest payment date, which record dates will be specified in such prospectus supplement. As used in the indentures, the term “business day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are generally authorized or required by law or regulation to close in Houston, Texas.

Fixed Rate Debt Securities

If a series of debt securities being offered pursuant to this prospectus will bear interest at a fixed rate of interest, the debt securities of that series will bear interest at the annual interest rate specified on the cover page of the applicable prospectus supplement. Interest on those debt securities will be payable semi-annually in arrears on the interest payment dates for those debt securities or at such other intervals as are established in the terms of the debt securities of a particular series. If the maturity date, any redemption date or an interest payment date is not a business day, we will pay principal, premium, if any, and interest on the next business day, and no interest will accrue on, from and after the maturity date, the redemption date or that interest payment date. Interest on the fixed rate debt securities will be computed on the basis of a 360-day year of twelve 30-day months.

Floating Rate Debt Securities

If a series of debt securities being offered will bear interest at a floating rate of interest, the debt securities of that series will bear interest during each relevant interest period at the rate determined as set forth in the applicable prospectus supplement and as otherwise set forth below. Each floating rate debt security will have an interest rate basis or formula.

The floating rate debt securities may have a maximum or minimum rate limitation. In no event, however, will the rate of interest on the debt securities be higher than the maximum rate of interest permitted by New York law as that law may be modified by United States law of general application.

The trustee or another bank or investment banking firm designated by us will act as the calculation agent for floating rate debt securities and, in that capacity, will compute the interest accruing on the debt securities unless otherwise specified in the applicable prospectus supplement.

If any interest payment date for the debt securities of a series bearing interest at a floating rate (other than the maturity date or a redemption date) would otherwise be a day that is not a business day, then the interest payment date will be postponed to the following date which is a business day, unless that business day falls in the next succeeding calendar month, in which case the interest payment date will be the immediately preceding business day. If the maturity date of such debt securities (or a tax or other redemption date, if earlier than the stated maturity date for those debt securities) falls on a day which is not a business day, then we will make the required payment of principal, premium, if any, and interest on the following day which is a business day, as if it were made on the date the payment was due. Interest will not accrue on, from or after the stated maturity date (or any tax or other redemption date) as a result of this delayed payment.

The calculation agent will reset the rate of interest on the debt securities of a series bearing interest at a floating rate on each interest payment date. If any of the interest reset dates for the debt securities is not a business day, that interest reset date will be postponed to the next succeeding business day, unless that day is in the next succeeding calendar month, in which case the interest reset date will be the immediately preceding business day. The interest rate set for the debt securities on a particular interest reset date will remain in effect during the interest period commencing on that interest reset date. Each interest period will be the period from and including the interest reset date to but excluding the next interest reset date or until the maturity date of the debt securities, as the case may be. The interest reset date relating to each interest period will be determined as set forth in the terms of each series of floating rate debt securities.

All percentages resulting from any calculation will be rounded to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward. Dollar amounts used in any calculation will be rounded to the nearest cent (with one-half cent being rounded upward).

The calculation agent will promptly notify the trustee of each determination of the interest rate, as well as of the interest period, the amount of interest expected to accrue for that interest period and the interest payment date related to each interest reset date, as soon as such information becomes available. The trustee will make such information available to the holders of the relevant debt securities upon request. The calculation agent’s determination of any interest rate and its calculation of the amount of interest for any interest period will be final and binding in the absence of a manifest error.

So long as floating rate debt securities of a series are outstanding, we will at all times maintain a calculation agent as to the debt securities of that series. We will appoint a bank, trust company, investment banking firm or other financial institution to act as the successor calculation agent to the trustee or any of its successors in that capacity in the event that:

•	any calculation agent is unable or unwilling to act;
•	any calculation agent fails duly to establish the floating interest rate for a series of floating rate debt securities; or
•	we propose to remove any calculation agent.

Ranking

Senior Debt Securities

The senior debt securities of a series that we issue under the senior debt indenture will rank equally in right of payment of the principal of and premium, if any, and interest on such senior debt securities with all of our other existing and future unsecured and unsubordinated debt, including the senior debt securities of any other series.

Subordinated Debt Securities

As provided in the subordinated debt indenture and as described in the prospectus supplement describing the applicable series of subordinated debt securities, the payment of the principal of and premium, if any, and interest on the subordinated debt securities of any series, including amounts payable on any redemption or repurchase in accordance with the terms of such subordinated debt securities, will be subordinated to the extent and in the manner provided in the terms of the subordinated debt securities of a series in right of payment to the prior payment in full of all of our senior indebtedness, which is defined below. If there is a distribution to our creditors in a liquidation or winding up of the Company, or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company, the holders of senior debt will first be entitled to receive payment in full of all amounts due on the senior debt (or provision shall be made for such payment in cash) before any payments may be made on the subordinated debt securities. Because of this subordination, holders of our senior debt securities and general creditors of the Company may recover more of the indebtedness of the Company owed to them, ratably, than will the holders of subordinated debt securities in the event of a distribution of assets upon bankruptcy, reorganization, insolvency, receivership or similar proceeding, or a liquidation, termination or winding up of the Company.

The supplemental indenture, board resolution or board resolution and related officers’ certificate establishing a series of subordinated debt securities will set forth the terms and conditions under which, if any, we will not be permitted to pay some or all of the principal of or premium, if any, or interest on the subordinated debt securities of a series upon the occurrence of an event of default or other circumstances arising under or with respect to senior indebtedness of the Company, including senior debt securities.

As discussed above, the indentures may place no limitation on the amount of indebtedness that we may incur, and the subordinated debt indenture will not limit the amount of debt senior to the subordinated debt securities of any series that we may incur. We expect to incur from time to time additional indebtedness constituting senior debt, which may include indebtedness that is senior to the subordinated debt securities but subordinate to our other obligations.

“Senior indebtedness” under the subordinated debt indenture means the principal of, and premium, if any, and interest, including interest accruing after the commencement of any bankruptcy proceeding relating to the Company, on, or substantially similar payments we will make in respect of the following categories of indebtedness, whether that indebtedness was outstanding at the date of execution of the subordinated debt indenture or thereafter incurred, created or assumed:

•

our other indebtedness evidenced by notes, debentures, or bonds or other securities, whether issued under the provisions of any indenture (including indentures other than the senior debt indenture), fiscal agency agreement, debenture or note purchase agreement or other agreement, including the senior debt securities that may be offered by means of this prospectus and one or more prospectus supplements;

•	our indebtedness for money borrowed or represented by purchase-money obligations, as defined below;
•	our obligations as lessee under leases of property whether made as part of a sale and leaseback transaction to which we are a party or otherwise;
•

indebtedness, obligations and liabilities of others in respect of which we are liable contingently or otherwise to pay or advance money or property or as guarantor, endorser or otherwise or which we have agreed to purchase or otherwise acquire and indebtedness of partnerships and joint ventures that is included in our consolidated financial statements;

•	reimbursement and other obligations relating to letters of credit, bankers’ acceptances and similar obligations;
•	obligations under various hedging and similar arrangements and agreements, including interest rate and currency hedging agreements and swap and nonswap forward agreements;
•	all our obligations issued or assumed as the deferred purchase price of property or services other than trade accounts payable and accrued liabilities arising in the ordinary course of business; and
•	deferrals, renewals or extensions of any of the indebtedness or obligations described in the eight clauses above.

However, “senior indebtedness” excludes:

•

any indebtedness, obligation or liability referred to in the nine clauses above as to which, in the instrument creating, governing or evidencing that indebtedness, obligation or liability, it is expressly provided that such indebtedness, obligation or liability is not senior in right of payment to, is junior in right of payment to, or ranks equally in right of payment with, other specified types of indebtedness, obligations and liabilities of the Company, including subordinated debt securities of one or more series;

•

any indebtedness, obligation or liability that is subordinated to other of our indebtedness, obligations and liabilities to substantially the same extent as or to a greater extent than the subordinated debt securities are subordinated; and

•

the subordinated debt securities issued pursuant to the subordinated debt indenture and our outstanding junior subordinated indentures and, unless expressly provided in the terms thereof, any of our indebtedness to our subsidiaries.

As used above, the term “purchase-money obligations” means indebtedness, obligations evidenced by a note, debenture, bond or other instrument, whether or not secured by a lien or other security interest issued to evidence the obligation to pay or a guarantee of the payment of, and any deferred obligation for the payment of, the purchase price of property but excluding indebtedness or obligations for which recourse is limited to the property purchased, issued or assumed as all or a part of the consideration for the acquisition of property or services, whether by purchase, merger, consolidation or otherwise, but does not include any trade accounts payable.

The applicable prospectus supplement and supplemental indenture may further describe the provisions, if any, applicable to the subordination of the subordinated debt securities of a particular series. The applicable prospectus supplement will describe as of a recent date the approximate amount of our senior debt outstanding as to which the subordinated debt securities of that series will be subordinated.

Structural Subordination

Because the Company is a holding company, our cash flows and consequent ability to service our obligations, including both our senior debt securities and subordinated debt securities, are dependent on dividends, distributions and other payments of earnings and other funds by our subsidiaries, particularly Allegiance Bank, to us. The payment of dividends and other distributions by our subsidiaries is contingent on their earnings and is subject to the requirements of federal banking regulations and other restrictions. For example, various banking laws applicable to Allegiance Bank limit the payment of dividends and other distributions by Allegiance Bank to us, and may, therefore, limit our ability to pay accrued interest owing on our outstanding senior debt securities and subordinated debt securities on any interest payment date or the principal of such senior debt securities and subordinated debt securities at their maturity. In addition, the debt securities will be structurally subordinated to all indebtedness and other liabilities of the our subsidiaries, because any right of the Company to receive any assets of its subsidiaries upon their liquidation or reorganization, and the consequent right of the holders of the debt securities to participate in those assets, will be effectively subordinated to the claims of that subsidiary’s secured and unsecured creditors. If the Company itself is recognized as a creditor of that subsidiary, our claims would still be subordinate to any security interest in the assets of that subsidiary and any indebtedness of that subsidiary senior to that held by the Company. Claims from creditors (other than us) on our subsidiaries may include long-term and medium-term debt and substantial obligations related to deposit liabilities, federal funds purchased, securities sold under repurchase agreements, other short-term borrowings and trade payables. Any capital loans that we make to Allegiance Bank would be subordinate in right of payment to deposits and to other indebtedness of Allegiance Bank.

Unsecured Obligations

Our senior debt securities and subordinated debt securities will be unsecured.

Conversion or Exchange of Debt Securities

The applicable prospectus supplement will describe the terms, if any, on which a series of debt securities may be converted into or exchanged for other of our securities. These terms will include whether conversion or exchange will be mandatory, at our option or at the option of the holder. We will also describe in the applicable prospectus supplement relating to any such convertible or exchangeable debt securities how we will calculate the amount or number of our other securities that holders of debt securities would receive if they were to convert or exchange their debt securities, the conversion price or exchange ratio and other terms related to conversion or exchange and any antidilution protections.

Redemption of Securities

We may redeem the debt securities, in whole or in part, at the prescribed redemption price, at the times and on the terms described in the applicable prospectus supplement. If we exercise that redemption option, we will notify the trustee and the registrar of the redemption date and of the principal amount of debt securities of the series to be redeemed.

Notice of redemption will be given to each holder of the debt securities to be redeemed at their addresses, as shown on the security register, at least 60 days prior to the date set for such redemption. The notice will set forth: the redemption date; the price at which the debt securities will be redeemed; if less than all of the outstanding debt securities of such series are to be redeemed, the identification (and, in the case of partial redemption, the respective principal amounts) of the particular debt securities to be redeemed; the place or places where such debt securities maturing after the redemption date are to be surrendered for payment of the price at which such debt securities will be redeemed; whether the redemption is for a sinking fund; the CUSIP number applicable to the debt securities to be redeemed; and if all or a portion of the redemption price is to be paid in cash or common stock or other securities or property, a statement whether the Company has elected to pay the redemption price in cash or common stock or other securities and, if applicable, the portion of such payment.

At or prior to the opening of business on the redemption date, we will deposit or cause to be deposited with the trustee or with a paying agent (or, if we are acting as our own paying agent with respect to the debt securities being redeemed, we will segregate and hold in trust as provided in the indenture) an amount of money sufficient to pay the aggregate redemption price of all of the debt securities or the part thereof to be redeemed on that date. On the redemption date, the price at which the debt securities will be redeemed will become due and payable upon all of the debt securities to be redeemed, and interest, if any, on the debt securities to be redeemed will cease to accrue on and after that date. Upon surrender of any such debt securities for redemption, we will pay those debt securities surrendered at the price set for such redemption.

If we elect to redeem debt securities, we will be required to notify the trustee of the aggregate principal amount of debt securities to be redeemed and the redemption date. If fewer than all the debt securities are to be redeemed, the trustee is required to select the debt securities to be redeemed proportionately, by lot or in a manner it deems fair and appropriate or as required by law. Any of the debt securities to be redeemed only in part must be surrendered at the office or agency established by us for such purpose, and we will execute, and the trustee will authenticate and deliver to you without service charge, new debt securities of the same series, containing identical terms and conditions, of any authorized denominations as requested by you, in an aggregate principal amount equal to and in exchange for the unredeemed portion of the debt securities you surrender.

Payment and Paying and Transfer Agent

We will make all payments of principal of and premium, if any, and interest on the debt securities of each series offered pursuant to this prospectus to the depository for the debt securities of that series, which will be The Depository Trust Company, or “DTC”, for so long as those debt securities remain in book-entry form. If certificated securities are issued as to the debt securities of any series, we will pay the principal of and the premium, if any, and interest on those debt securities by wire transfer in accordance with the instructions given to us by the holders of those debt securities. Except as otherwise noted below, all other payments with respect to certificated debt securities will be made at the office or agency of the paying agent within Houston, Texas unless we elect to make interest payments by check mailed to the holders at their address set forth in the register of holders.

Under the terms of the indentures, we and the trustee will treat the registered holder of such debt securities (i.e., DTC (or its nominee)) as the owner thereof for all purposes, including the right to receive payments and for all other purposes. Consequently, neither we nor the trustee or any of our respective agents has or will have any responsibility or liability for:

•

any aspects of the records of DTC or any direct or indirect participant therein relating to or payments made on account of any such debt securities, any such payments made by DTC or any direct or indirect participant therein, or maintaining, supervising or reviewing the records of DTC or any direct or indirect participant therein relating to or payments made on account of any such debt securities; or

•

DTC or any direct or indirect participant therein. Payments by participants to the beneficial owners of our debt securities held through participants are the responsibility of such participants, as is now the case with securities held for the accounts of customers registered in “street name.”

We will maintain an office or agency in Houston, Texas, where debt securities of each series may be presented for registration of transfer or for exchange and an office or agency where such debt securities may be presented and surrendered for payment. The trustee under the indentures, will also be the registrar and paying agent for the debt securities of each series unless it resigns from such position or it is otherwise replaced in such capacities as provided in the applicable indentures. Holders will not have to pay any service charge for any registration of transfer or exchange of debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with such registration of transfer.

Same-Day Settlement

The debt securities will trade in the same-day funds settlement system in the United States until maturity. Purchases of debt securities in secondary market trading must be settled in immediately available funds. See “Book Entry Issuance.”

Denomination, Payment, Registration and Transfer

Unless otherwise specified in the applicable prospectus supplement, we will issue the debt securities of a series in denominations of $1,000 or integral multiples of $1,000.

Unless otherwise specified in the applicable prospectus supplement, we will pay the principal of, and applicable premium, if any, and interest on the debt securities of any series at the corporate trust office of the trustee, the address of which will be stated in the applicable prospectus supplement. At our option, we may pay interest by check mailed to the address of the person entitled to the interest payment as it appears in the register for the applicable debt securities or by wire transfer of funds to that person at an account maintained within the United States.

Any defaulted interest, which means interest not punctually paid or duly provided for on any interest payment date with respect to a debt security, will immediately cease to be payable to the registered holder on the applicable regular record date by virtue of his having been the registered holder on such date. We may pay defaulted interest either to the person in whose name the debt security is registered at the close of business on a special record date for the payment of the defaulted interest to be fixed by the trustee, notice of which is to be given to the holder of the debt security not less than ten days before the special record date, or at any time in any other lawful manner, all as more completely described in the indenture or supplemental indenture.

Subject to limitations imposed upon debt securities issued in book-entry form, the holder may exchange debt securities of any series for other debt securities of the same series and of a like aggregate principal amount and tenor but in different, authorized denominations upon surrender of the debt securities at the corporate trust office of the applicable trustee. In addition, subject to limitations imposed upon debt securities issued in book-entry form, the holder may surrender debt securities of any series for registration of transfer or exchange at the corporate trust office of the applicable trustee. Every debt security surrendered for registration of transfer or exchange must be duly endorsed or accompanied by a written instrument of transfer. No service charge will be imposed for any registration of transfer or exchange of any debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with any registration of transfer or exchange of any debt securities. If the applicable prospectus supplement refers to any transfer agent in addition to the applicable trustee, which additional transfer agent is initially designated by us with respect to any series of debt securities, we may at any time rescind the designation of that transfer agent or approve a change in the location through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for that series of debt securities. We may at any time designate additional transfer agents with respect to any series of debt securities.

If we redeem the debt securities of any series, neither we nor any trustee will be required to:

•

issue, register the transfer of, or exchange debt securities of any series during a period beginning at the opening of business 15 days before any selection of debt securities of that series to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption;

•	register the transfer of, or exchange any debt security, or portion of any debt security, called for redemption, except the unredeemed portion of any debt security being redeemed in part; or
•	issue, register the transfer of, or exchange any debt security that has been surrendered for repayment at the option of the holder, except the portion, if any, of the debt security not to be repaid.

Global Securities

We may issue the debt securities of a series in whole or in part in the form of one or more global securities to be deposited with, or on behalf of, a depository or with a nominee for a depository identified in the applicable prospectus supplement relating to that series. We will issue global securities in registered form and in either temporary or permanent form. The specific terms of the depository arrangement with respect to a series of debt securities will be described in the prospectus supplement relating to that series.

Our obligations with respect to the debt securities of any series, as well as the obligations of the applicable trustee with respect to the debt securities of such series, run only to persons who are registered holders of debt securities. For example, once we make payment to the registered holder, we have no further responsibility for that payment even if the recipient is legally required to pass the payment along to an individual investor but fails to do so. As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary and/or participant of the depositary, as well as general laws relating to transfers of debt securities.

An investor should be aware that when debt securities are issued in the form of global securities:

•	the investor cannot have a note or certificate representing his or her debt securities registered in his or her own name;
•	the investor cannot receive physical certificates for his or her debt securities unless the conditions for issuance of physical certification are met;
•	the investor must look to his or her bank or brokerage firm or related DTC participant for payments on the debt securities and protection of his or her legal rights relating to the debt securities;

•	the investor may not be able to sell interests in the debt securities to some insurance or other institutions that are required by law to hold the physical certificates of debt that they own;
•	the depositary’s policies will govern payments, transfers, exchanges and other matters relating to the investor’s interest in the global security; and
•	the depositary will usually require that interests in a global security be purchased or sold within its system and settled using same-day funds.

The prospectus supplement for a series of debt securities will list the special situations, if any, in which a global security will be exchanged for physical certificates representing debt securities represented by the global securities. After that exchange, the investor may choose whether to hold debt securities directly or indirectly through an account at the investor’s bank or brokerage firm. In that event, investors must consult their banks or brokers to find out how to have their interests in debt securities transferred to their own names so that they may become direct holders. When a global security is exchanged for physical certificates, the depositary, and not us or one of the trustees, is responsible for deciding the names of the institutions that will be the initial direct holders of the debt securities represented by the global security.

Merger, Consolidation or Sale of Assets

We will not be permitted to consolidate with or merge into any other entity, or sell, lease, transfer or convey all or substantially all of our properties and assets, either in one transaction or a series of transactions, to any other entity and no other entity will consolidate with or merge into us, or sell, lease, transfer or convey all or substantially all of its properties and assets to us unless:

(1) either:

•	the Company is the continuing entity; or
•

the successor entity, if other than the Company, formed by or resulting from any consolidation or merger, or which has received the transfer of our properties and assets, expressly assumes payment of the principal of, and premium, if any, and interest on all of the outstanding debt securities and the due and punctual performance and observance of all of the covenants and conditions contained in the applicable indenture; and (2) immediately after giving effect to the transaction and treating any indebtedness that becomes our obligation as a result of that transaction as having been incurred by us at the time of the transaction, no event of default under the applicable indenture, and no event which, after notice, the lapse of time or both, would become an event of default will have occurred and be continuing.

The conditions described in (1) and (2) above would not apply to the direct or indirect transfer of the stock, assets or liabilities of any of our subsidiaries to another of our direct or indirect subsidiaries.

Except as provided in this prospectus or as may otherwise be provided in the applicable prospectus supplement, the applicable indenture and the terms of the debt securities will not contain any event risk or similar covenants that are intended to afford protection to holders of any debt securities in the event of a merger, a highly leveraged transaction or other significant corporate event involving us or our subsidiaries, whether or not resulting in a change of control, which may adversely affect holders of the debt securities.

Additional Covenants and/or Modifications to the Covenant Described Above

Any covenants of the Company in addition to, and/or modifications to, the covenant relating to mergers, consolidations and sales of assets described above with respect to any series of debt securities, including any covenants relating to limitations on incurrence of indebtedness or incurrence of liens or any affirmative covenants, other negative covenants or financial covenants, will be set forth in the indenture and described in the prospectus supplement relating to that series of debt securities.

Unless the applicable prospectus supplement indicates otherwise, the indentures do not contain a restrictive covenant on the incurrence of debt of the type described above, nor do they contain any other provision which restricts us from, among other things:

•	incurring or becoming liable on any secured or unsecured senior or subordinated indebtedness or general obligations; or
•	paying dividends or making other distributions on our capital stock; or
•	purchasing or redeeming our capital stock; or
•	creating any liens on our property for any purpose.

Events of Default; Right to Accelerate

Senior Debt Securities . Under the senior debt indenture, but subject to any modifications or deletions provided in any supplemental indenture or board resolution or board resolution and related officers’ certificate with respect to or establishing the terms and conditions of the senior debt securities of any specific series, an event of default will occur with respect to the senior debt securities upon the occurrence of any of the following events:

•	failure to pay any installment of interest payable on any senior debt security of the series for 30 days;
•	failure to pay principal of, or premium, if any, on, any senior debt security of the series when due, whether at maturity, upon redemption, by declaration of acceleration of maturity or otherwise;
•	default in making any sinking fund payment when due, for any senior debt security of the series;

•

default in the performance or breach of any other covenant or warranty of the Company contained in the senior debt indenture, other than a covenant added to the senior debt indenture solely for the benefit of any other series of senior debt securities issued under that senior debt indenture, continuing for 90 days after written notice as provided in the senior debt indenture;

•

the entry by a court having proper jurisdiction of a decree or order for relief in respect of us (or, in each case, any significant subsidiary of ours) in an involuntary case or proceeding under any bankruptcy, insolvency, reorganization or similar law or adjudging us bankrupt or insolvent or approving as properly filed a petition seeking our reorganization, arrangement, adjustment or composition or appointing a custodian, receiver, liquidator, assignee, trustee or similar official for us or of any substantial part of our property, or ordering our winding up or liquidation and such decree or order shall have continued unstayed and in effect for a period of 60 consecutive days;

•

if we (or, in each case, any significant subsidiary of ours) commence a voluntary case or proceeding under any bankruptcy, insolvency, reorganization law or to be adjudicated a bankrupt or insolvent, or we consent to the entry of a decree or order for relief in an involuntary case or proceeding under any bankruptcy, insolvency, reorganization or similar law, to the commencing of any bankruptcy or insolvency case or proceeding or to the filing of any petition or appointment of, or taking possession by, a custodian, receiver, liquidator, assignee, trustee or similar official for us or of any substantial part of our property or any assignment for the benefit of our creditors or our taking of any action in furtherance of such action;

•

default in the delivery of any shares of common stock or other securities or property when required to be delivered upon the conversion of, or the exchange of, any senior debt securities of a series and that default continues for a period of 10 days; or

•	any other event of default as is described in the prospectus supplement relating to any series of senior debt securities being offered for sale.

If any bankruptcy or insolvency-related event of default described above occurs, the principal amount and interest on the senior debt securities will become immediately due and payable, subject to the broad equity powers of a federal bankruptcy court and the determination by that court of the nature and status of the payment claims of the holders of the senior debt securities. If any other event of default described above or established as a term of the senior debt securities of a series occurs and is continuing, the senior debt trustee or the holders of 25% of the aggregate principal amount of the outstanding senior debt securities of that series may accelerate the maturity of the outstanding senior debt securities of that series and declare the principal of and accrued and unpaid interest on such senior debt securities to be immediately due and payable. Upon such a declaration, the principal of (or such lesser amount as may be provided for in the terms of the senior debt securities of that series) and all accrued and unpaid interest on such senior debt securities will become immediately due and payable upon notice of such declaration being given in writing to the Company and, if the acceleration is by the holders, the senior debt trustee. At any time after a declaration of acceleration with respect to the senior debt securities of a series has been made, but before a judgment or decree for payment of the money due has been obtained, the holders of a majority in aggregate principal amount of outstanding senior debt securities of that series may rescind and annul the consequences of the event of default, but only if certain conditions have been satisfied.

Subordinated Debt Securities . Under the subordinated debt indenture, but subject to any modifications or deletions provided in any supplemental indenture or board resolution or board resolution and related officers’ certificate with respect to any specific series of subordinated debt securities, an event of default will occur with respect to the subordinated debt securities upon the occurrence of any of the following events:

•	failure to pay any installment of interest payable on any subordinated debt security of the series for 30 days;
•

failure to pay principal of, or premium, if any, on, any subordinated debt security of the series when due, whether at maturity, upon redemption, by declaration of acceleration of maturity or otherwise;

•	default in making any sinking fund payment when due, for any subordinated debt security of the series;
•

default in the performance or breach of any other covenant or warranty of the Company contained in the subordinated debt indenture, other than a covenant added to the subordinated debt indenture solely for the benefit of any other series of subordinated debt securities issued under that subordinated debt indenture, continuing for 90 days after written notice as provided in the subordinated debt indenture;

•

the entry of a decree or order for relief in respect of the Company by a court having jurisdiction in the premises in an involuntary proceeding under Chapter 7 (liquidation) or Chapter 11 (reorganization) of the U.S. Bankruptcy Code as now or hereafter in effect, and such decree or order shall have continued unstayed and in effect for a period of 60 consecutive days;

•

if we commence a bankruptcy or insolvency proceeding or consent to the entry of an order in an involuntary proceeding under Chapter 7 (liquidation) or Chapter 11 (reorganization) of the U.S. Bankruptcy Code as now or hereafter in effect; or

•	such other events of default as are described in the prospectus supplement relating to any series of subordinated debt securities being offered for sale.

If an event of default based on the entry of a decree or order for relief in a bankruptcy or insolvency proceeding or the commencement by us of a bankruptcy or insolvency proceeding or our consent to the entry of an order in an involuntary bankruptcy or insolvency proceeding that adjudicates us as being insolvent occurs, the principal amount and interest on the subordinated debt securities shall become immediately due and payable, subject to the broad equity powers of a federal bankruptcy court and the determination by that court of the nature and status of the payment claims of the holders of the subordinated debt securities. Unless the terms of the subordinated debt securities of a series provide otherwise, if any non-insolvency event of default described above or established as a term of the subordinated debt securities of a series occurs and is continuing, the subordinated debt trustee or the holders of 25% of the aggregate principal amount of the outstanding subordinated debt securities of that series may accelerate the maturity of the outstanding subordinated debt securities of that series and declare the principal of and accrued and unpaid interest on such subordinated debt securities to be immediately due and payable. Upon such a declaration, the principal of (or such lesser amount as may be provided for in the terms of the subordinated debt securities of that series) and all accrued and unpaid interest on such subordinated debt securities will become immediately due and payable upon notice of such declaration being given in writing to the Company and, if the acceleration is by the holders, the subordinated debt trustee. At any time after a declaration of acceleration with respect to the subordinated debt securities of a series has been made, but before a judgment or decree for payment of the money due has been obtained, the holders of a majority in aggregate principal amount of outstanding subordinated debt securities of that series may rescind and annul the consequences of the event of default, but only if certain conditions have been satisfied.

We may offer subordinated debt securities of a series that we intend to qualify as “Tier 2 capital” under the federal regulatory rules and guidelines for bank holding company capital. For such subordinated debt securities to so qualify as “Tier 2 capital,” the maturity of such subordinated debt securities may not be accelerated upon the occurrence and continuation of an event of default unless the event of default is one based on the entry of a decree or order for relief in a bankruptcy or insolvency proceeding or the commencement by us of a bankruptcy or insolvency proceeding or our consent to the entry of an order in an involuntary bankruptcy or insolvency proceeding as discussed above. Notwithstanding the discussion appearing above of the rights of the subordinated debt trustee or holders of subordinated debt securities to accelerate the maturity of such subordinated debt securities upon the occurrence of a non-insolvency event of default, the terms of the subordinated debt securities of a series intended to qualify as “Tier 2 capital” will expressly limit the rights of the subordinated debt trustee and the holders of the subordinated debt securities of such series to declare an acceleration of the maturity of such subordinated debt securities upon the occurrence of a non-insolvency default and such limitation will be described in any prospectus supplement by which we offer subordinated debt securities of that series for sale. As a consequence of that limitation, with respect to our subordinated debt securities of a series intended to qualify as “Tier 2 capital,” neither the trustee nor the holders of the subordinated debt securities of any series or any group of holders of any portion of the outstanding subordinated debt securities of one or more series will have the right to accelerate the subordinated debt securities of any series in the event of a default in the payment of principal of, or premium, if any, or interest on, the subordinated debt securities of that series or as a result of our nonperformance of any other covenant applicable to or obligation arising under the terms of the subordinated debt securities of that series or the subordinated debt indenture. If we default in our obligation to pay any interest on the subordinated debt securities when due and payable and such default continues for a period of 30 days, or if we default in our obligation to pay the principal amount due upon maturity, or if we breach any covenant or agreement contained in the subordinated debt indenture and that default continues for any grace period, then the subordinated debt trustee may, subject to certain limitations and conditions, seek to enforce its rights and the rights of the holders of subordinated debt securities of the performance of any covenant or agreement in the indenture. As a result of such limitations on the rights and remedies of the holders of subordinated debt securities of a series intended to qualify as “Tier 2 capital”, the holders of our senior debt securities, holders of our other senior indebtedness, holders of our subordinated debt securities of a series not intended to qualify as “Tier 2 capital” and our general creditors would be able to act to recover amounts owing to them prior to the holders of our subordinated debt securities.

Collection of Indebtedness

If an event of default relating to our failure to pay interest or principal, to make a sinking fund or analogous payment occurs with respect to the debt securities of a series issued under an indenture, we must pay to the applicable trustee for the benefit of the holders of the affected debt securities the amount of the principal of, and premium, if any, and accrued and unpaid interest on, such debt securities and, to the extent legally enforceable, interest on any such overdue amounts at the rate determined as prescribed in the terms of such debt securities. If we fail to pay such amounts, the applicable trustee may institute a suit against us to collect the amounts due and payable. If the debt securities as to which such a failure of payment occurs are subordinated debt securities intended to qualify as “Tier 2 capital,” the amounts we would be required to pay to the subordinated debt trustee upon such a failure of payment or performance would not include any principal, premium or interest that would not be due without the maturity of such subordinated debt securities being accelerated.

Trustee Action

The indentures provide that, subject to the duty of the trustee upon the occurrence of an event of default to act with the required standard of care, the trustee will be under no obligation to exercise any of its rights or powers under the applicable indenture at the request or direction of any of the holders of debt securities unless such holders shall have offered to the trustee indemnity or security reasonably satisfactory to the trustee against the costs, expenses and liabilities that may be incurred by it in complying with such request or direction. Subject to certain provisions, the holders of a majority in aggregate principal amount of the outstanding debt securities of the affected series will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the subject debt securities.

Limitations on Suits by Holders

No holder of debt securities shall have any right to institute any proceeding, judicial or otherwise, with respect to the indentures, or for the appointment of a receiver or trustee, or for any other remedy under the indentures, unless:

•	such holder has previously given written notice to the trustee of a continuing event of default with respect to the applicable debt securities;

•

the holders of not less than 25% in aggregate principal amount of the applicable debt securities shall have made written request to the trustee to institute proceedings in respect of such event of default in its own name as trustee under the applicable indenture;

•	such holder or holders have offered to the trustee reasonable security or indemnity against the costs, expenses, and liabilities to be incurred in complying with such request;
•	the trustee for 60 days after its receipt of such notice, request, and offer of security or indemnity has failed to institute any such proceeding; and
•

no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority in aggregate principal amount of the outstanding debt securities.

In any event, the applicable indenture provides that no one or more of such holders of the debt securities of a series will have any right under such indenture to affect, disturb or prejudice the rights of any other holder of debt securities of any series issued under such indenture, or to obtain priority or preference over any of the other holders or to enforce any right under such indenture, except in the manner provided in the indenture and for the equal and ratable benefit of all holders of debt securities issued under that indenture.

Waiver

Each indenture provides that the holders of not less than a majority in principal amount of the outstanding debt securities of any series issued under that indenture may waive any past default with respect to that series and its consequences, except a default:

•	in the payment of the principal of, or premium, if any, or interest on any debt security of that series, or
•

in respect of a covenant or provision contained in that indenture that, by the terms of the indenture, cannot be modified or amended without the consent of each affected holder of an outstanding debt security.

Notice

The trustee will be required to give notice to the holders of the applicable debt securities within 90 days of a default under the applicable indenture unless the default has been cured or waived; but the trustee may withhold notice of any default, except a default in the payment of the principal of, or premium, if any, or interest on the debt securities or in the payment of any sinking fund installment in respect of the debt securities, if specified responsible officers of the trustee consider the withholding to be in the interest of the holders.

The holders of debt securities of any series may not institute any proceedings, judicial or otherwise, with respect to the applicable indenture or for any remedy under such indenture, except in the case of failure of the applicable trustee, for 60 days, to act after the trustee has received a written request to institute proceedings in respect of an event of default from the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series, as well as an offer of indemnity reasonably satisfactory to the trustee, and provided that no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority in aggregate principal amount of the outstanding debt securities of that series. However, any holder of debt securities is not prohibited from instituting suit for the enforcement of payment of the principal of, and premium, if any, and interest on the debt securities at their respective due dates.

Subject to the trustee’s duties in case of default, no trustee will be under any obligation to exercise any of its rights or powers under the indenture at the request or direction of any holders of debt securities of a series then outstanding under the applicable indenture unless the holders offer to the trustee reasonable security or indemnity. Subject to such provisions for the indemnification of the trustee, the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of any series issued under the indenture will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee or of the applicable trustee exercising any trust or power conferred upon the trustee. A trustee may refuse, however, to follow any direction that is in conflict with any law or the indenture that may involve the trustee in personal liability or may be unduly prejudicial to the holders of debt securities of that series not joining in the direction. Within 180 days after the end of each fiscal year, we will be required to deliver to each trustee a certificate, signed by one of several specified officers, stating whether or not that officer has knowledge of any default under the indenture and, if so, specifying each default and the nature and status of the default.

Modification of an Indenture

Except as otherwise specifically provided in the applicable indenture, with the consent of the holders of not less than a majority in aggregate principal amount of all outstanding debt securities issued under the indenture that are affected by the modification or amendment, we may enter into supplemental indentures with the trustee for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture or of modifying in any manner the rights of the holders of debt securities issued under the indenture. However, no modification or amendment may, without the consent of the holder of each debt security affected by the modification or amendment:

•	except as described in the prospectus supplement relating to such debt security:
•	extend the stated maturity of the principal of, or any installment of interest, or the premium, if any, on, any debt security;
•

reduce the principal amount of, or the rate at which interest accrues under, amount of interest on, or change the manner of calculating the rate, or any premium payable on redemption of, any debt security, or reduce the amount of principal of an original issue discount security that would be due and payable upon declaration of acceleration of its maturity or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of any debt security;

•	extend the time of payment of interest on any debt security;
•	change any of the conversion, exchange or redemption provisions of any debt security;
•	change the place of payment, or the coin or currency for payment, of principal of, or premium, if any, including any amount in respect of original issue discount or interest on any debt security;
•	impair the right to institute suit for the enforcement of any payment on or with respect to any debt security or for the conversion or exchange of any debt security in accordance with its terms;
•	modify the ranking or priority of the securities;
•

reduce the percentage of outstanding debt securities of any series necessary to modify or amend the indenture, to waive compliance with specific provisions of or certain defaults and consequences under the indenture, or to reduce the quorum or voting requirements set forth in the indenture; or

•

modify any of the provisions relating to the waiver of specific past defaults or compliance with specific covenants, except to increase the required percentage to effect that action or to provide that specific other provisions may not be modified or waived without the consent of the holder of that debt security.

The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of each series affected by any such modification or amendment will have the right to waive our compliance with specific covenants in the indenture.

We and the trustee may modify and amend the applicable indenture without the consent of the holders of debt securities for any of the following purposes:

•	to evidence the succession of another person to us as obligor under the indenture;
•	to add to our covenants for the benefit of the holders of all or any series of debt securities issued under the indenture or to surrender any right or power conferred upon us in the indenture;
•	to add events of default for the benefit of the holders of all or any series of debt securities issued under the indenture;
•

to add or change any provisions of the indenture to permit or facilitate the issuance of debt securities in uncertificated form issued under the indenture, provided that the action will not adversely affect the interests of the holders of the debt securities of any series in any material respect;

•

to change or eliminate any provision of the indenture, if the change or elimination becomes effective only when there are no debt securities outstanding of any series created thereunder prior to the change or elimination that are entitled to the benefit of the changed or eliminated provision;

•	to secure the debt securities of any series issued under the indenture;
•	to establish the form or terms of debt securities of any series to be issued under the indenture;
•	to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under the indenture by more than one trustee;
•	to cure any ambiguity or correct any inconsistency in the indenture provided that the cure or correction does not adversely affect the holders of the debt securities issued under the indenture;
•

to supplement any of the provisions of the indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of debt securities issued under the indenture, provided that the supplemental indenture does not adversely affect the interests of the holders of the debt securities of any series issued under the indenture in any material respect;

•	to make provisions with respect to the conversion or exchange terms and conditions applicable to the debt securities of any series issued under the indenture;
•	to add to, delete from or revise the conditions, limitations or restrictions on issue, authentication and delivery of debt securities to be issued under the indenture in the future;
•	to conform any provision in the indenture to the requirements of the Trust Indenture Act;
•	to make any change that does not adversely affect the legal rights under the indenture of any holder of debt securities of any series issued under the indenture, or
•	in the case of any subordinated debt security, to make any change in the subordinated provisions that limits or terminates the benefits applicable to the holder of any senior debt.

In determining whether the holders of the requisite principal amount of outstanding debt securities of a series have given any request, demand, authorization, direction, notice, consent or waiver under the indenture governing such series of debt securities or whether a quorum is present at a meeting of holders of debt securities of such series:

•

the principal amount of an original issue discount security that is deemed to be outstanding will be the amount of the principal of that original issue discount security that would be due and payable as of the date of the determination upon declaration of acceleration of the maturity of that original issue discount security;

•

the principal amount of an indexed security that is deemed outstanding will be the principal face amount of the indexed security at original issuance, unless otherwise provided with respect to the indexed security under the indenture; and

•	debt securities owned by us or any other obligor upon the debt securities or any affiliate of us or of any other obligor will be disregarded.

Discharge, Defeasance and Covenant Defeasance

Discharge

We are permitted under each indenture to discharge specific obligations to holders of any series of debt securities issued under the indenture (1) that have not already been delivered to the applicable trustee for cancellation and (2) that either have become due and payable or will, within one year, become due and payable or scheduled for redemption, by irrevocably depositing with the applicable trustee, in trust, money or funds certified to be sufficient to pay when due, whether at maturity, upon redemption or otherwise, the principal of, and premium, if any, on and interest on the debt securities of one or more series.

Defeasance and Covenant Defeasance

If the provisions in an indenture relating to defeasance and covenant defeasance are made applicable to the debt securities of any series issued under that indenture, we may elect either:

•

defeasance, which means we elect to defease and be discharged from any and all obligations with respect to the debt securities of a series, except for the obligations to register the transfer or exchange of the debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of the debt securities and to hold moneys for payment in trust; or

•

covenant defeasance, which means we elect to be released from our obligations with respect to the debt securities under specified sections of the indenture relating to covenants, as described in the applicable prospectus supplement and any omission to comply with our obligations will not constitute an event of default with respect to the debt securities being defeased; in either case upon the irrevocable deposit by us with the applicable trustee, in trust, of an amount, in currency or government obligations, or both, sufficient without reinvestment to make scheduled payments of the principal of, and premium, if any, and interest on such debt securities, when due, whether at maturity, upon redemption or otherwise, and any mandatory sinking fund or analogous payments.

A trust will only be permitted to be established under an indenture if, among other things:

•

we have delivered to the applicable trustee an opinion of counsel, as specified in the applicable indenture, to the effect that the holders of the debt securities being defeased will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred, and the opinion of counsel, in the case of defeasance, will be required to refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the indenture;

•	no event of default or any event which after notice or lapse of time or both would be an event of default has occurred and is continuing;
•

the defeasance or covenant defeasance will not result in a breach or violation of, or constitute an event of default under, the indenture, any senior debt or any other material agreement or instrument to which the Company is a party or by which it is bound;

•	certain other provisions set forth in the applicable indenture are met;
•

we will have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent to the defeasance or covenant defeasance have been complied with; and

•

in the case of the subordinated debt indenture, no event or condition will exist that, pursuant to certain provisions described under “—Ranking—Subordinated Debt Securities,” would prevent the Company from making payments of principal of and premium, if any, and interest on the subordinated debt securities being defeased at the date of the irrevocable deposit referred to above.

In general, if we elect covenant defeasance with respect to any debt securities and payments on those debt securities are declared due and payable because of the occurrence of an event of default, the amount of money and/or government obligations on deposit with the applicable trustee would be sufficient to pay amounts due on those debt securities at the time of their stated maturity, but may not be sufficient to pay amounts due on those debt securities at the time of the acceleration resulting from the event of default. In that case, we would remain liable to make payment of the amounts due on the debt securities at the time of acceleration.

In the event we properly discharge and satisfy or effect a defeasance or covenant defeasance with respect to any subordinated debt securities, the subordination provisions of those subordinated debt securities will cease to cause those subordinated debt securities to be subordinate in right of payment to the payment in full of the senior indebtedness as defined for purposes of those subordinated debt securities. In such a circumstance, the funds or government obligations deposited in trust with the applicable trustee in connection with such discharge and satisfaction, defeasance or covenant defeasance may be applied to the payment of the principal of, and premium, if any, and interest on, the subordinated debt securities discharged and satisfied or the subject of defeasance or covenant defeasance prior to any or all of the senior indebtedness being paid in full.

A prospectus supplement by which we offer for sale debt securities of a particular series may further describe the provisions, if any, permitting defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within such particular series.

Regarding the Trustee

We will designate a trustee under the indentures before the issuance of the debt securities.

The trustee has two main roles under the indentures. First, the trustee can enforce your rights against us if an event of default occurs with respect to any debt securities. See “—Limitations on Suits by Holders” and “—Notice” for certain information regarding the rights of the trustee upon the occurrence of an event of default. Second, the trustee performs certain administrative duties related to the debt securities of each series for us. The trustee is entitled, subject to the duty of the trustee during a default to act with the required standard of care, to be indemnified by the holders of the debt securities before proceeding to exercise any right or power under the applicable indenture at the request of those holders.

The trustee may resign or be removed as the trustee under an indenture, and a successor trustee may be appointed by us or by the holders holding a majority in aggregate principal amount of the debt securities outstanding under the applicable indenture to act with respect to all of the debt securities outstanding under the applicable indenture. If the trustee resigns or is removed as trustee under one of the indentures, it may continue to serve as the trustee under the other indenture unless it resigns or is removed as trustee under the other indenture as described above.

If two or more persons are acting as trustee with respect to different series of debt securities, each trustee will be a trustee of a trust under that indenture separate from the trust administered by any other such trustee as to a separate series of debt securities issued under that indenture. Except as otherwise indicated in this prospectus or the applicable prospectus supplement, a trustee may only take an action with respect to the debt securities of the particular series of debt securities for which it is trustee under an indenture.

Governing Law

The debt securities of each series and the indenture will be governed by, and construed in accordance with, the laws of the State of New York without regard to any principles with respect to conflicts of laws that would result in the imposition of the laws of any State other than the State of New York.

DESCRIPTION OF COMMON STOCK

General

The following discussion summarizes some of the important rights of the holders of shares of our common stock. This discussion does not purport to be a complete description of these rights and may not contain all of the information regarding our common stock that is important to you. These rights can be determined in full only by reference to federal and state banking laws and regulations, the Texas Business Organizations Code, or “the TBOC”, and our amended and restated certificate of formation and bylaws.

We are incorporated in the State of Texas. The rights of our shareholders are generally covered by Texas law and our amended and restated certificate of formation and bylaws. The terms of our capital stock are therefore subject to Texas law, including the TBOC, and the common and constitutional law of Texas. The following discussion describes the terms of our amended and restated certificate of formation and bylaws. Our amended and restated certificate of formation and bylaws have been filed with the SEC as Exhibit 3.1 and Exhibit 3.2 to the registration statement of which this prospectus is a part, and we encourage you to read those documents.

Our amended and restated certificate of formation authorizes us to issue up to 40,000,000 shares of common stock, par value $1.00 per share, and 1,000,000 shares of preferred stock, par value $1.00 per share. As of January 12, 2017, we had 12,966,341 outstanding shares of our common stock and there were no preferred shares outstanding. The authorized but unissued shares of our capital stock will be available for future issuance without shareholder approval, unless otherwise required by applicable law or the rules of any applicable securities exchange.

Voting Rights

Subject to any special voting rights that may be given to any series of preferred stock that we may issue in the future, holders of our common stock are entitled to one vote per share in the election of directors and on all other matters submitted to a vote of our shareholders. Shareholders are not entitled to cumulate their votes with respect to the election of directors. Directors are elected by a plurality of the votes cast.

Dividend Rights

Holders of our common stock are entitled to dividends when, as and if declared by our board of directors out of funds legally available therefor.

Liquidation Rights

On liquidation of the Company, the holders of the common stock are entitled to share pro rata with the holders of shares of other common stock of the Company in any distribution of the assets of the Company after the holders of shares of preferred stock have received the liquidation preference of their shares as determined by our board of directors plus any declared but unpaid dividends, if any, and after all other indebtedness of the Company has been retired. Other

Our common stock has no preemptive or conversion rights and is not entitled to the benefits of any redemption or sinking fund provision.

Listing

Our common stock is listed on the NASDAQ Global Market under the symbol “ABTX.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Investor Services, c/o Shareholder Services, whose address is P.O. Box #3170, College Station, TX 77842-3170.

Business Combinations under Texas Law

A number of provisions of Texas law, our amended and restated certificate of formation and our bylaws could have an anti-takeover effect and make more difficult the acquisition of the Company by means of a tender offer, a proxy contest or otherwise and the removal of incumbent directors. These provisions are intended to discourage coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to negotiate first with our board of directors.

We are subject to the provisions of Title 2, Chapter 21, Subchapter M of the TBOC, or the Texas Business Combination Law, which provides that a Texas corporation may not engage in specified types of business combinations, including mergers, consolidations and asset sales, with a person, or an affiliate or associate of that person, who is an “affiliated shareholder.” For purposes of this law, an “affiliated shareholder” is generally defined as the holder of 20% or more of the corporation’s voting shares, for a period of three years from the date that person became an affiliated shareholder. The law’s prohibitions do not apply if:

•

the business combination or the acquisition of shares by the affiliated shareholder was approved by the board of directors of the corporation before the affiliated shareholder became an affiliated shareholder; or

•

the business combination was approved by the affirmative vote of the holders of at least two-thirds of the outstanding voting shares of the corporation not beneficially owned by the affiliated shareholder, at a meeting of shareholders called for that purpose, not less than six months after the affiliated shareholder became an affiliated shareholder.

We have more than 100 shareholders and are considered to be an “issuing public corporation” for purposes of this law. The Texas Business Combination Law does not apply to the following:

•

the business combination of an issuing public corporation: where the corporation’s original certificate of formation or bylaws contain a provision expressly electing not to be governed by the Texas Business Combination Law; or that adopts an amendment to its certificate of formation or bylaws, by the affirmative vote of the holders, other than affiliated shareholders, of at least two-thirds of the outstanding voting shares of the corporation, expressly electing not to be governed by the Texas Business Combination Law and so long as the amendment does not take effect for 18 months following the date of the vote and does not apply to a business combination with an affiliated shareholder who became affiliated on or before the effective date of the amendment;

•

a business combination of an issuing public corporation with an affiliated shareholder that became an affiliated shareholder inadvertently, if the affiliated shareholder divests itself, as soon as possible, of enough shares to no longer be an affiliated shareholder and would not at any time within the three- year period preceding the announcement of the business combination have been an affiliated shareholder but for the inadvertent acquisition;

•

a business combination with an affiliated shareholder who became an affiliated shareholder through a transfer of shares by will or intestacy and continuously was an affiliated shareholder until the announcement date of the business combination; and

•

a business combination of a corporation with its wholly owned subsidiary if such subsidiary is a Texas entity and not an affiliate or associate of the affiliated shareholder other than by reason of the affiliated shareholder’s beneficial ownership of voting shares of the corporation.

Neither our amended and restated certificate of formation nor our bylaws contain any provision expressly providing that the Company will not be subject to the Texas Business Combination Law. The Texas Business Combination Law may have the effect of inhibiting a nonnegotiated merger or other business combination involving Allegiance, even if that event would be beneficial to our shareholders.

Action by Written Consent

Under Texas law, no action required or permitted to be taken at an annual or special meeting of shareholders may be taken by written consent in lieu of a meeting of shareholders without the unanimous written consent of all shareholders entitled to vote on the action unless the certificate of formation specifically allows action to be taken by a written consent of the shareholders holding at least the minimum number of shares necessary to take the action that is subject to that consent at a meeting of shareholders, even though such consent is not signed by all of the corporation’s shareholders. Our amended and restated certificate of formation provides for shareholder action by less than unanimous written consent.

Certain Certificate of Formation and Bylaw Provisions Potentially Having an Anti-takeover Effect

Our amended and restated certificate of formation and bylaws contain certain provisions that could have an anti-takeover effect and thus discourage potential takeover attempts and make it more difficult for our shareholders to change management or receive a premium for their shares. These provisions include:

•	staggered terms for directors, who may be removed from office only for cause ;
•	a prohibition on cumulative voting in the election of directors;
•	authority for our board of directors to issue shares of our preferred stock without shareholder approval and upon such terms as our board of directors may determine;
•	a provision establishing certain advance notice procedures for nomination of candidates for election as directors and for shareholder proposals; and
•

a provision that any special meeting of our shareholders may be called only by a majority of our board of directors, the President or a holder or group of holders of at least 50 % of our shares entitled to vote at the meeting.

In addition to these provisions of our amended and restated certificate of formation and bylaws, banking laws impose notice, approval, and ongoing regulatory requirements on any shareholder or other party that seeks to acquire direct or indirect “control” of an FDIC-insured depository institution. These laws include the Bank Holding Company Act and the Change in Bank Control Act. These laws could delay or prevent an acquisition.

Limitation of Liability and Indemnification of Officers and Directors

Our amended and restated certificate of formation provides that our directors and officers will be indemnified by us to the fullest extent permitted under the TBOC and applicable federal laws and regulations, against all reasonable expenses incurred in connection with their service for or on our behalf. Our amended and restated certificate of formation also makes mandatory the indemnification permitted under Section 8.101 of the TBOC and makes mandatory the payment or reimbursement of reasonable expenses under Section 8.10 of the TBOC, and extends this mandatory indemnification and mandatory payment or reimbursement of expenses to all former or present officers of the Company and all persons who were serving at the request of the Company as the director, officer, partner, agent or trustee of another foreign or domestic entity. In addition, our amended and restated certificate of formation provides that our directors and officers will not be personally liable for monetary damages to us to the fullest extent permitted by the TBOC.

We have entered into indemnification agreements with our executive officers and directors pursuant to which they will be indemnified as described above and will be advanced costs and expenses subject to the condition that such executive officers and directors will reimburse us for all advancements paid if a final judicial determination is made that such executive officer or director is not entitled to indemnification under applicable law or regulation.

DESCRIPTION OF PREFERRED STOCK

The following description is a general summary of the terms of the preferred stock that we may issue. The description below and in any prospectus supplement relating to the offer for sale of shares of a series of our preferred stock does not purport to be complete and is subject to and qualified in its entirety by reference to our amended and restated certificate of formation and the applicable certificate of designation to our amended and restated certificate of formation establishing the terms of the series of preferred stock being offered for sale by means of a prospectus supplement and our bylaws, each of which we will make available upon request. The descriptions herein and in the applicable prospectus supplement do not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of our amended and restated certificate of formation, the applicable certificate of designation and our bylaws because they, and not the summaries, define your rights as a holder of shares of our preferred stock. See “Where You Can Find More Information” for additional information.

General

We are authorized to issue 1,000,000 shares of preferred stock, par value $1.00 per share. As of the date of this prospectus, we had no shares of preferred stock issued or outstanding.

Our amended and restated certificate of formation permits us to issue one or more series of preferred stock and authorizes our board of directors to designate the designations, preferences, limitations and relative rights of any such series of preferred stock, in each case, without any further action by our shareholders. Each share of a series of preferred stock will have the same relative rights as, and be identical in all respects with, all the other shares of the same series. Preferred stock may have voting rights, subject to applicable law and the determination at issuance by our board of directors. While the terms of preferred stock may vary from series to series, holders of our common stock should assume that all shares of preferred stock will be senior to our common stock in respect of distributions and on liquidation.

Terms of the Preferred Stock That We May Offer and Sell to You

You should refer to the prospectus supplement relating to the shares of one or more series of preferred stock being offered for sale for the specific terms of that series, including:

•	the title and par value of the series of preferred stock being offered and the price per share at which such shares of the series of preferred stock are being offered to the public;
•	the number of shares of the series of preferred stock being offered;
•	the number of shares of preferred stock included in that series of preferred stock;
•	the liquidation preference per share of the preferred stock of such series;

•	the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculating the payment date(s) applicable to the shares of the series of preferred stock being offered;
•	whether dividends will be cumulative or noncumulative and, if cumulative, the date from which dividends on the shares of preferred stock being offered will accumulate;
•	the procedures for any auction and remarketing, if any, for the shares of preferred stock being offered;
•	the provisions for a sinking fund, if any, for the shares of preferred stock being offered;
•	the provisions for redemption, if applicable, of the shares of preferred stock being offered;
•	any listing of the shares of preferred stock being offered on any securities exchange or market;
•

the terms and conditions, if applicable, upon which the shares of preferred stock being offered will be convertible into or exchangeable for other securities or rights, or a combination of the foregoing, including the name of the issuer of the securities or rights, conversion or exchange ratio or price, or the manner of calculating the conversion or exchange ratio or price, and the conversion or exchange date(s) or period(s) and whether we will have the option to convert such preferred stock into cash;

•	voting rights, if any, of the shares of preferred stock being offered;
•	a discussion of any material and/or special United States federal income tax considerations applicable to the shares of preferred stock being offered;
•

the relative ranking and preferences of the shares of preferred stock being offered as to dividend rights to participate in our assets and rights upon winding up or termination of the affairs of the Company;

•

any limitations on the issuance of any series of preferred stock ranking senior to or equally with the series of preferred stock being offered as to dividend rights and rights to participate in our assets upon winding up or termination of the affairs of the Company; and

•	any other specific terms, preferences, rights, limitations or restrictions of the shares of preferred stock being offered.

DESCRIPTION OF WARRANTS

This section describes the general terms and provisions of the warrants. The prospectus supplement will describe the specific terms of the warrants offered through that prospectus supplement and any general terms outlined in this section that will not apply to those warrants.

We may issue warrants for the purchase of debt securities, common stock or preferred stock. Warrants may be issued alone or together with securities offered by any prospectus supplement and may be attached to or separate from those securities. Each series of warrants will be issued under a separate warrant agreement between us and a bank or trust company, as warrant agent, which will be described in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not act as an agent or trustee for any holders of warrants.

We have summarized the material terms and provisions of the warrant agreements and warrants in this section. We will the forms of warrant agreements and the certificates representing the warrants as exhibits to the registration statement of which this prospectus is a part or as an exhibit to documents incorporated or deemed incorporated by reference in this prospectus. You should read the applicable forms of warrant agreement and warrant certificate for additional information before you buy any warrants.

General

If warrants are offered, the applicable prospectus supplement will describe the terms of those warrants, including the following if applicable:

•	the offering price;
•

in the case of warrants for common stock, the total number of shares that can be purchased if a holder of the warrants exercises them, in the case of warrants for preferred stock, the designation, total number and terms of the series of preferred stock that can be purchased if a holder of the warrants exercises them and, in the case of warrants for debt securities, the designation, aggregate principal amount, currencies, denominations and terms of the series of the debt securities that can be purchased if a holder of the warrants exercises them;

•

the designation and terms of any series of debt securities, common stock or preferred stock with which the warrants are being offered and the number of warrants offered with each debt security, share of common stock or share of preferred stock;

•	the date on and after which the holder of the warrants can transfer them separately from the related securities;

•

in the case of warrants for common stock or preferred stock, the price at which the common stock or preferred stock may be purchased if a holder of the warrants exercises them, and in the case of warrants for debt securities, the principal amount of the series of debt securities that can be purchased if a holder exercises the warrant and the price at which and currencies in which the principal amount may be purchased if a holder of the warrants exercises them;

•	the date on which the right to exercise the warrants begins and the date on which the right expires;
•	any material United States federal income tax consequences relevant to the warrants; and
•	any other terms of the warrants.

Unless we state otherwise in the applicable prospectus supplement, the warrants will be in registered form only.

A holder of warrant certificates may exchange them for new certificates of different denominations, present them for registration of transfer, and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement.

Until any warrants to purchase debt securities are exercised, the holder of such warrants will not have any of the rights of holders of the debt securities that can be purchased upon exercise, including any right to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase common stock or preferred stock are exercised, holders of such warrants will not have any rights of holders of the underlying common stock or preferred stock, including any right to receive dividends or to exercise any voting rights.

Exercise of Warrants

Each holder of a warrant is entitled to purchase the principal amount of debt securities, number of shares of common stock or number of shares of preferred stock, as the case may be, at the exercise price described in the applicable prospectus supplement. After the close of business on the day when the right to exercise terminates, or a later date if we extend the time for exercise, unexercised warrants will become void.

A holder of warrants may exercise them by following the general procedure outlined below:

•	delivering to the warrant agent the payment required by the applicable prospectus supplement to purchase the underlying security;
•	properly completing and signing the reverse side of the warrant certificate representing the warrants; and

•

delivering the warrant certificate representing the warrants to the warrant agent, or other office indicated in the applicable prospectus supplement, within five business days of the warrant agent receiving payment of the exercise price.

If a holder of warrant complies with the procedures described above, their warrants will be considered to have been exercised when the warrant agent receives payment of the exercise price. After a holder of warrants has completed those procedures, we will, as soon as practicable, issue and deliver to the holder the debt securities, common stock or preferred stock that the holder purchased upon exercise. If a holder of warrants exercises fewer than all of the warrants represented by a warrant certificate, the warrant agent will issue to the holder a new warrant certificate for the unexercised amount of warrants. Holders of warrants will be required to pay any tax or governmental charge that may be imposed in connection with transferring the underlying securities in connection with the exercise of the warrants.

Amendments and Supplements to Warrant Agreements

We may amend or supplement a warrant agreement without the consent of the holders of the applicable warrants if the changes are not inconsistent with the provisions of the warrants and do not materially adversely affect the interests of the holders of the warrants. We, along with the warrant agent, may also modify or amend a warrant agreement and the terms of the warrants if a majority of the then outstanding unexercised warrants affected by the modification or amendment consent. However, no modification or amendment that accelerates the expiration date, increases the exercise price, reduces the majority consent requirement for any such modification or amendment, or otherwise materially adversely affects the rights of the holders of the warrants may be made without the consent of each holder affected by the modification or amendment.

Common Stock Warrant Adjustments

Unless the applicable prospectus supplement states otherwise, the exercise price of, and the number of shares of common stock covered by, a warrant for common stock will be adjusted in the manner set forth in the applicable prospectus supplement if certain events occur, including:

•	if we issue capital stock as a dividend or distribution on the common stock;
•	if we subdivide, reclassify or combine the common stock;
•

if we issue rights or warrants to all holders of common stock entitling them to purchase common stock at less than the current market price, as defined in the warrant agreement for such series of common stock warrants;

•	if we distribute to all holders of common stock evidence of our indebtedness or our assets, excluding certain cash dividends and distributions referred to above; or
•	any other event described in the applicable prospectus supplement.

Except as stated above, the exercise price and number of shares of common stock covered by a common stock warrant will not be adjusted if we issue common stock or any securities convertible into or exchangeable for common stock, or securities carrying the right to purchase common stock or securities convertible into or exchangeable for common stock.

Holders of common stock warrants may have additional rights under the following circumstances:

•	a reclassification or change of the common stock;
•	a consolidation, merger or share exchange involving us; or
•	a sale or conveyance to another corporation of all or substantially all of our property and assets.

If one of the above transactions occurs and holders of our common stock become entitled to receive stock, securities, other property or assets, including cash, with respect to or in exchange for common stock, the holders of the common stock warrants then outstanding will be entitled to receive upon exercise of their common stock warrants the kind and amount of shares of stock and other securities or property that they would have received upon the reclassification, change, consolidation, merger, share exchange, sale or conveyance if they had exercised their common stock warrants immediately before the transaction.

DESCRIPTION OF UNIT PURCHASE AGREEMENTS

Securities may be offered and sold as part of units consisting of a unit purchase agreement relating the purchase of any combination of:

•	debt securities of one or more series;
•	one or more series of preferred stock;
•	warrants; or
•	common stock;

which may secure the holders’ obligations to purchase the common stock, preferred stock and/or debt securities under the unit purchase agreements. The applicable prospectus supplement will describe the terms of any unit purchase agreements. Such description may not be complete. For more information, you should review the unit purchase agreements and, if applicable, any related arrangements relating to those unit purchase agreements. We will file forms of these documents with the SEC before the Company issues any unit purchase agreements.

BOOK ENTRY ISSUANCE

If so provided in the applicable prospectus supplement, we will issue the debt securities of each series offered by means of this prospectus in the form of one or more fully registered global debt securities, without coupons, each of which we refer to as a “global security.” Each such global security will be registered in the name of a depositary or a nominee of a depositary and held through one or more domestic clearing systems, principally the book-entry system operated by DTC in the United States. No person who acquires an interest in these global securities will be entitled to receive a certificate or other instrument representing the person’s interest in the global securities except as set forth under “—Certificated Debt Securities” below or in the applicable prospectus supplement. Unless otherwise provided in the applicable prospectus supplement, all references in this prospectus or any prospectus supplement to this prospectus to actions by holders of any debt securities that are global securities refer to actions taken by DTC upon instructions from its participants, and all references herein to payments and notices to the holders refer to payments and notices to DTC or its nominee, as the case may be, as the registered holder of the offered debt securities. Electronic securities and payment transfer, processing, depositary and custodial links have been established among the DTC system and other systems, either directly or indirectly, which enable global securities to be issued, held and transferred among these clearing systems through these links.

Although DTC has agreed to the procedures described below in order to facilitate transfers of global securities among participants in DTC, it is under no obligation to perform or continue to perform those procedures, and those procedures may be modified or discontinued at any time. Neither we, the trustee nor any registrar and transfer agent with respect to our debt securities of any series offered by means of this prospectus will have any responsibility for the performance by DTC or any of its direct or indirect participants of its obligations under the rules and procedures governing the operations of DTC.

Unless otherwise specified in the applicable prospectus supplement, the debt securities of a series issued in the form of one or more global securities will be registered in the name of DTC or a nominee of DTC. Where appropriate with respect to the debt securities of a series being offered and sold by means of this prospectus, links will be established among DTC to facilitate cross-market transfers of those debt securities associated with secondary market trading. While the following information in this prospectus concerning DTC and its book-entry system has been obtained from sources we believe to be reliable, we take no responsibility for the accuracy of that information. Furthermore, DTC has no obligation to perform or continue to perform the procedures described below, and any of them may discontinue or change those procedures at any time.

DTC

We understand the following information is applicable with respect to DTC: DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended, or the “Exchange Act”. DTC holds and provides asset servicing for U.S. and non-U.S. equity issues, corporate and municipal debt issues and money market instruments that DTC’s participating organizations, referred to as “direct DTC participants,” deposit with DTC. DTC also facilitates the clearance and post-trade settlement among direct DTC participants of sales and other securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry transfers and pledges in direct DTC participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct DTC participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of which, and/or their representatives, indirectly own DTC. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is owned by a number of direct DTC participants and members of the National Securities Clearing Corporation, the Fixed Income Clearing Corporation, and the Emerging Markets Clearing Corporation (which corporations are also subsidiaries of DTCC), as well as by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and the Financial Industry Regulatory Authority, Inc. Indirect access to the DTC system is also available to others, referred to as “indirect DTC participants” and together with direct DTC participants, referred to as “DTC participants,” such as U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations, that clear through or maintain a custodial relationship with a direct DTC participant, either directly or indirectly. DTC rules applicable to DTC participants are on file with the SEC.

Beneficial interests in a global security representing outstanding debt securities of a series will be shown on, and transfers of beneficial interests in the global security will be made only through, records maintained by DTC and DTC participants. When you purchase our debt securities through the DTC system, the purchases must be made by or through a direct DTC participant, which will receive credit for the debt securities in its account on DTC’s records. When you actually purchase the debt securities, you will become their beneficial owner and your ownership interest will be recorded only on the records of the DTC participants. DTC will have no knowledge of your individual ownership of the debt securities. DTC’s records will show only the identity of the direct DTC participants and the amount of the debt securities held by or through them. When you purchase debt securities through the DTC system, you will not receive a written confirmation of your purchase or sale or any periodic account statement directly from DTC. You should instead receive these confirmations and account statements from the DTC participant through which you purchase the debt securities. The DTC participants are responsible for keeping accurate account of the holdings of their customers.

The trustee and we will treat DTC or its nominee as the owner of each global security registered in the name of DTC or its nominee for all purposes. Accordingly, the trustee will wire payments on the debt securities to the DTC nominee that is the registered holder of the debt securities. It is DTC’s current practice, upon receipt of any payment of distributions or liquidation amounts due on a global security, to proportionately credit direct DTC participants’ accounts on the payment date based on their holdings of the relevant securities. Payments to you with respect to your beneficial interest in any debt securities in turn will be the responsibility of the DTC participants based on their respective customary practices, and the trustee, any paying agent and we will have no direct responsibility or liability to pay amounts due on a global security to you or any other beneficial owners in that global security. Any redemption notices likewise will be sent by us or, at our request, by the trustee directly to DTC, which in turn will inform the DTC participants, which will then contact you as a beneficial holder. In addition, it is DTC’s current practice to pass through any consenting or voting rights to the direct DTC participants by using an omnibus proxy. Those direct DTC participants should, in turn, solicit votes and consents from you, the ultimate owner of debt securities, based on their respective customary practices.

Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers between direct DTC participants on whose behalf it acts with respect to the debt securities and is required to receive and transmit distributions of principal of and premium, if any, and interest on the debt securities. DTC participants with which investors have accounts with respect to the debt securities similarly are required to make book-entry transfers and receive and transmit payments on behalf of their respective investors.

Because DTC can only act on behalf of direct DTC participants, who in turn act on behalf of indirect DTC participants and certain banks, the ability of a person having a beneficial interest in a security held in DTC to transfer or pledge that interest to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of that interest, may be affected by the lack of a physical certificate representing that interest. The laws of some states of the United States require that certain persons take physical delivery of securities in certificated form in order to transfer or perfect a security interest in those securities. Consequently, the ability to transfer beneficial interests in a security held in DTC to those persons may be limited.

DTC has advised us that it will take any action permitted to be taken by a holder of debt securities under the terms and conditions of the debt securities (including, without limitation, the presentation of debt securities for exchange) only at the direction of one or more of the direct DTC participants to whose accounts with DTC interests in the relevant debt securities are credited, and only in respect of the portion of the aggregate principal amount of the debt securities as to which that direct DTC participant has or those direct DTC participants have given the direction. However, in certain circumstances described below under “—Certificated Debt Securities” below, DTC will exchange the global securities held by it for certificated debt securities, which it will distribute to the direct DTC participants.

Certificated Debt Securities

Debt securities represented by one or more global securities will be exchangeable for certificated debt securities with the same terms in authorized denominations only if:

•	DTC is unwilling or unable to continue as depositary or ceases to be a clearing agency registered under applicable law, and a successor is not appointed by us within 90 days; or
•	we decide to discontinue the book-entry system; or
•	an event of default has occurred and is continuing with respect to the applicable debt securities.

If a global security is exchanged for certificated debt securities, the trustee will keep the registration books for the applicable debt securities at its corporate office and follow customary practices and procedures regarding those certificated debt securities.

PLAN OF DISTRIBUTION

The Company may sell the offered securities:

•	directly to purchasers,
•	through agents,
•	through dealers,
•	through underwriters,
•	directly to its stockholders, or
•	through a combination of any of these methods of sale.

The prospectus supplement relating to the offered securities will set forth the terms of the offering, including the name or names of any underwriters, dealers or agents, the initial offering price of the offered securities to the public and the proceeds to the Company from the sale, any underwriting discounts, commissions and other items constituting underwriters’ compensation, and any underwriting discounts, commissions and other allowances and reallowances paid to dealers or agents and any securities exchanges on which the offered securities may be listed.

The Company may use one or more underwriters in the sale of the offered securities, in which case the offered securities will be acquired by the underwriter or underwriters for their own account and may be resold from time to time in one or more transactions either:

•	at a fixed price or prices, which may be changed,
•	at market prices prevailing at the time of sale,
•	at prices related to the prevailing market prices, or
•	at negotiated prices.

The Company may directly solicit offers to purchase offered securities. Agents designated by the Company from time to time may also solicit offers to purchase offered securities. Any agent designated by the Company, who may be deemed to be an “underwriter” as that term is defined in the Securities Act, involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by the Company to such agent will be set forth, in the prospectus supplement.

If a dealer is utilized in the sale of the offered securities in respect of which this prospectus and a related prospectus supplement is delivered, the Company will sell the offered securities to the dealer, as principal. The dealer, who may be deemed to be an “underwriter” as that term is defined in the Securities Act, may then resell the offered securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is, or underwriters are, used in the sale, the Company will execute an underwriting agreement with the underwriters at the time of sale to the underwriters. The names of the underwriters will be set forth in the prospectus supplement, which, along with this prospectus, will be used by the underwriter to make resales of the offered securities in respect of which this prospectus is delivered to the public. In connection with the sale of offered securities, the underwriter may be deemed to have received compensation from the Company in the form of underwriting discounts or commissions and may also receive commissions from purchasers of offered securities for whom they may act as agents. Underwriters may also sell offered securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents.

If so indicated in the applicable prospectus supplement, the Company will authorize underwriters, dealers or other persons to solicit offers by certain institutions to purchase offered securities from the Company at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date or dates. Institutions with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. The obligations of any purchasers under any delayed delivery contract will not be subject to any conditions except that:

•	the purchase of the offered securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject, and
•	if the offered securities are also being sold to underwriters, the Company will have sold to the underwriters the offered securities not sold for delayed delivery.

The underwriters, dealers and other persons will not have any responsibility in respect of the validity or performance of such contracts. The prospectus supplement relating to the contracts will set forth the price to be paid for offered securities pursuant to the contracts, the commission payable for solicitation of the contracts and the date or dates in the future for delivery of offered securities pursuant to the contracts.

Offered securities may also be offered and sold, if so indicated in the prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for the Company. Any remarketing firm will be identified and the terms of its agreement, if any, with the Company and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with their remarketing of offered securities.

Unless otherwise set forth in the applicable prospectus supplement, the obligations of underwriters to purchase the offered securities will be subject to certain conditions precedent and such underwriters will be obligated to purchase all such securities, if any are purchased. In connection with the offering of securities, we may grant to the underwriters an option to purchase additional securities to cover over-allotments at the initial public offering price, with an additional underwriting commission, as may be set forth in the accompanying prospectus supplement. If we grant any over-allotment option, the terms of such over-allotment option will be set forth in the prospectus supplement for such securities.

Underwriters, dealers, remarketing firms and agents may be entitled, under agreements that may be entered into with the Company, to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which they may be required to make in respect thereof and may engage in transactions with, or perform services for, the Company in the ordinary course of business.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short-covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

The anticipated date of delivery of offered securities will be set forth in the applicable prospectus supplement relating to each offer.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements, information statements and other information with the SEC. Because our common stock trades on the NASDAQ Global Market under the symbol “ABTX,” those materials can also be inspected and copied at the offices of that organization. Here are ways you can review and obtain copies of this information:

What is Available	Where to Get it
On-line information, free of charge	SEC’s Internet website at www.sec.gov

Information about the SEC’s Public Reference Room	Call the SEC at 1-800-SEC-0330

This prospectus constitutes a part of a registration statement we filed with the SEC under the Securities Act. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. Whenever a reference is made in this prospectus to a contract or other document, the reference is only a summary and you should refer to the exhibits that form a part of the registration statement for a copy of the contract or other document. You can get a copy of the registration statement, at prescribed rates, from the sources listed above. The registration statement and the documents referred to below under “Incorporation of Certain Documents by Reference” are also available on our Internet website, www.allegiancebank.com . You can also obtain these documents from us, without charge (other than exhibits, unless the exhibits are specifically incorporated by reference), upon written or oral request at the following address and telephone number:

8847 West Sam Houston Parkway, N., Suite 200
Houston, Texas 77040
(281) 894-3200
Attention: Daryl. D. Bohls, Corporate Secretary

The information contained on our Internet website does not constitute a part of this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means:

•	incorporated documents are considered part of this prospectus;
•	we can disclose important information to you by referring you to those documents; and
•	information that we file later with the SEC automatically will update and supersede information contained in this prospectus.

The following documents filed with the SEC are hereby incorporated by reference in this prospectus:

•

our Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on March 22, 2016, including the information in our proxy statement that is part of our Schedule 14A filed with the SEC on April 11, 2016, that is incorporated by reference in that Annual Report on Form 10-K;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, filed with the SEC on May 10, 2016;
•	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2016, filed with the SEC on August 12, 2016;
•	our Quarterly Report on Form 10-Q for the quarter ended September 30, 2016, filed with the SEC on November 10, 2016;
•

our Current Reports on Form 8-K (and any amendments thereto) filed with the SEC on February 18, 2016, May 16, 2016, August 26, 2016, and December 6, 2016 (other than any portions thereof deemed furnished and not filed in accordance with SEC rules); and

•

the description of our common stock, par value $1.00 per share, contained in our Registration Statement on Form 8-A, filed with the SEC on October 6, 2015, and any other amendment or report filed for the purposes of updating such description.

We incorporate by reference any additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than those furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the SEC), from the date of the registration statement of which this prospectus is a part until the termination of the offering of the securities. These documents may include annual, quarterly and current reports, as well as proxy statements. Any material that we later file with the SEC will automatically update and supersede, where appropriate, the information previously filed with the SEC. These documents are available to you without charge. See “Where You Can Find More Information.”

Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated herein by reference modifies or supersedes such statement in such document.

VALIDITY OF THE SECURITIES

Unless otherwise stated in the applicable prospectus supplement, the validity of our securities offered pursuant to this prospectus and related prospectus supplements will be passed upon for us by Bracewell LLP, Houston, Texas, and for the underwriters or agents by counsel named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Allegiance Bancshares, Inc. as of December 31, 2015 and 2014, have been audited by Crowe Horwath LLP, an independent registered public accounting firm, as set forth in their report appearing in our Annual Report on Form 10-K for the year ended December 31, 2015, and incorporated in this prospectus by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

$60,000,000

4.70% Fixed-to-Floating Rate Subordinated Notes due October 1, 2029

PROSPECTUS SUPPLEMENT

September 20, 2019

Sole Book-Running Manager

Keefe, Bruyette & Woods
A Stifel Company

Co-Managers

Raymond James	Sandler O’Neill + Partners, L.P.	Stephens Inc.